Exhibit 10.2

EXECUTION VERSION

TRANSACTION AGREEMENT

among

TOTAL PRODUCE PLC,

TOTAL PRODUCE USA HOLDINGS INC.,

PEARMILL LIMITED (TO BE RENAMED DOLE PLC),

TP-DOLE MERGER SUB, LLC,

DFC HOLDINGS, LLC

and

THE C&C PARTIES HERETO

Dated as of February 16, 2021

TABLE OF CONTENTS

1.	INTERPRETATION	1

2.	THE SCHEME AND THE SHARE EXCHANGE	3

3.	IMPLEMENTATION OF THE SCHEME AND CONVENING THE EGM	4

4.	THE MERGER	5

5.	THE IPO	9

6.	DISTRIBUTIONS AND TRANSFERS	12

7.	REPRESENTATIONS AND WARRANTIES	12

8.	ADDITIONAL AGREEMENTS	27

9.	CONDITIONS	44

10.	COMPLETION	47

11.	TERMINATION	48

12.	GENERAL	49

ANNEXES

Annex A	Definitions

EXHIBITS

Exhibit A	Form of Registration Rights Agreement
Exhibit B	Form of Trademark License Extension

C&C DISCLOSURE SCHEDULES

TOTAL PRODUCE DISCLOSURE SCHEDULES

i

THIS AGREEMENT IS MADE ON FEBRUARY 16, 2021

AMONG:

TOTAL PRODUCE PLC
a company incorporated in Ireland
with registered number 427687
having its registered office
at 29 North Anne Street, Dublin 7, D07 PH36, Ireland
(hereinafter called “Total Produce”),

TOTAL PRODUCE USA HOLDINGS INC.
a corporation incorporated in the State of Delaware
(hereinafter called “TP USA”),

PEARMILL LIMITED (TO BE RENAMED DOLE PLC)
a company incorporated in Ireland
with registered number 606201
having its registered office
at 29 North Anne Street, Dublin 7, D07 PH36, Ireland
(hereinafter called “New Dole”),

TP-DOLE MERGER SUB, LLC
a limited liability company formed in the State of Delaware
(hereinafter called “Merger Sub” and, collectively with Total Produce,
TP USA and New Dole, the “Total Produce Parties”),

DFC HOLDINGS, LLC
a limited liability company formed in the State of Delaware
(hereinafter called “DFC Holdings”),

THE MURDOCK GROUP, LLC
a limited liability company formed in the State of California
(hereinafter called “TMG”),

CASTLE & COOKE HOLDINGS, INC.
a corporation incorporated in the State of Delaware
(hereinafter called “C&C Holdings”),

AND

DOLICIOUS CORPORATION
a corporation incorporated in the State of Nevada
(hereinafter called “Dolicious” and, collectively with TMG and C&C
Holdings, the “C&C Parties”).

1

RECITALS:

1.

TP USA entered into a Securities Purchase Agreement dated February 1, 2018 (the “Securities Purchase Agreement”) by and among TP USA, DFC Holdings, TMG (as assignee), C&C Holdings, Dolicious and DHM (as defined below), and an Amended and Restated Limited Liability Company Agreement of DFC Holdings, LLC dated July 31, 2018 between DFC Holdings, TMG (as assignee), C&C Holdings, Dolicious and TP USA (the “DFC Holdings LLC Agreement”).

2.

New Dole is a party to this Agreement for the purpose of amalgamating the businesses of the Total Produce Group Companies (as defined below) and the Dole Group Companies through the Share Exchange (as defined below) and the Merger (as defined below).

3.

The Parties have entered into this Transaction Agreement (this “Agreement”) in order to, among other things, set out their agreement to a transaction in which, on the terms and subject to the conditions (including the IPO Conditions (as defined below)) set forth herein:

(a)

New Dole will acquire 100% of the issued share capital of Total Produce in exchange for issuing shares in itself to the Total Produce Shareholders (as defined below) such that immediately after the Merger and immediately prior to the issuance of the IPO Shares (as defined below) the Total Produce Securityholders will be holders of 82.5% of New Dole’s share capital (rounded to the nearest whole share) on a Fully Diluted Basis (the “Share Exchange”);

(b)

Merger Sub will be merged with and into DFC Holdings (the “Merger”), with DFC Holdings surviving the Merger and the Contribution (as defined below) as an indirect wholly owned subsidiary of New Dole, as a result of which certain Class A DFC Holdings Units (as defined below) shall be converted automatically into the right to receive Consideration Shares (as defined below), such that immediately prior to the issuance of the IPO Shares, the C&C Parties will be holders of 17.5% of New Dole’s share capital (rounded to the nearest whole share) on a Fully Diluted Basis; and

(c)

Immediately following the completion of the Share Exchange and the Merger, New Dole will seek to raise additional equity including through a firm commitment underwritten public offering of New Dole Shares (the “IPO”) on the New York Stock Exchange or the Nasdaq Stock Market (a “Qualified Exchange”) with the intention of raising between $500,000,000 and $700,000,000 in new equity.

4.

For United States federal income tax purposes, it is intended that the Share Exchange, the Merger and the IPO, taken together, qualify as a transaction described in Section 351 of the Internal Revenue Code of 1986, as amended (the “Code”).

THE PARTIES AGREE as follows:

1.	INTERPRETATION

1.1	Definitions

Capitalized terms used but not defined herein shall have the meanings ascribed to them in Annex A.

1.2	Construction

(a)

In this Agreement, words such as “hereunder”, “hereto”, “hereof” and “herein” and other words commencing with “here” shall, unless the context clearly indicates to the contrary, refer to the whole of this Agreement and not to any particular section or clause thereof.

(b)

In this Agreement, save as otherwise provided herein, any reference herein to a section, clause, schedule or paragraph shall be a reference to a section, sub-section, clause, schedule, sub-clause, paragraph or sub-paragraph (as the case may be) of this Agreement.

(c)

In this Agreement, any reference to any provision of any Law shall include any amendment, modification, re-enactment or extension thereof and shall also include any subordinate Law made from time to time under such provision.

(d)	In this Agreement, the masculine gender shall include the feminine and neuter and the singular number shall include the plural and vice versa.

(e)

In this Agreement, any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.

(f)

In this Agreement, any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented, including by waiver or consent, and all attachments thereto and instruments incorporated therein.

(g)

In this Agreement, if there is a need to convert U.S. dollars into any foreign currency, or vice versa, the exchange rate shall be that published by the Wall Street Journal three Business Days prior to the date on which the obligation is paid (or if the Wall Street Journal is not published on such date, the first date thereafter on which the Wall Street Journal is published), except as otherwise required by applicable Law (in which case, the exchange rate shall be determined in accordance with such Law).

(h)	In this Agreement, all uses of “written” shall be deemed to include information transmitted via email or other electronic transmission.

1.3	Captions

The table of contents and the headings or captions to the clauses in this Agreement are inserted for convenience of reference only and shall not affect the interpretation or construction thereof.

1.4	Time

References to times are to Irish times unless otherwise specified.

2.	THE SCHEME AND THE SHARE EXCHANGE

2.1	Scheme

(a)

Total Produce agrees that it will put the Scheme to the Total Produce Shareholders in the manner set out in Clause 3 and will, in the manner set out in Clause 3, petition the High Court to sanction the Scheme so as to facilitate the implementation of the Share Exchange.

(b)	Total Produce agrees that it will use commercially reasonable efforts to take such other steps as are within its power and are reasonably required of it for the proper implementation of the Scheme.

2.2	EGM

(a)	Total Produce shall procure that the following resolutions be put before the Total Produce Shareholders at the EGM:

(i)	an ordinary resolution approving the Merger in accordance with the AIM Rules and the rules of the Euronext Growth Market;

(ii)	a special resolution amending the Articles of Association of Total Produce so as to incorporate the Mandatory Share Transfer Provision; and

(iii)	a special resolution approving the cancellation of the admission of its shares on the Euronext Growth Market and on AIM on the Completion Date,

(together, the “EGM Resolutions”).

(b)	Each EGM Resolution will be in a form approved by the C&C Parties (such approval not to be unreasonably withheld, conditioned or delayed).

2.3	Share Exchange

(a)

The Share Exchange will be effected pursuant to a mandatory share transfer provision (the “Mandatory Share Transfer Provision”) which is to be incorporated in the Total Produce Constitution as a consequence of the Scheme becoming effective.

(b)

Under the Share Exchange, (i) New Dole agrees to issue to each Total Produce Shareholder on the Exchange Record Date, for every one Total Produce Share that is transferred to New Dole by such Total Produce Shareholder pursuant to the Mandatory Share Transfer Provision, that number of New Dole Shares which will, when used for the exchange of all Total Produce Shares in the Share Exchange, result in the Total Produce Securityholders collectively owning 82.5% of the New Dole Shares outstanding on a Fully Diluted Basis as of immediately following the Share Exchange and the Merger and prior to the IPO, and (ii) Exchange Shares shall be issued on the Completion Date.

(c)

The Share Exchange will take place on such date as the Total Produce Board and the New Dole Board shall resolve and shall be subject to the Total Produce Board having determined that the general conditions which are specified in Clauses 9.1 and 9.2 are capable of being satisfied on the day of the Share Exchange.

3.	IMPLEMENTATION OF THE SCHEME AND CONVENING THE EGM

3.1	Responsibilities of Total Produce in Respect of the Scheme

Total Produce shall:

(a)

be responsible for the preparation of the Scheme Document and all other documentation necessary to effect the Scheme and to convene the EGM and the Court Meeting (collectively, the “Scheme Documentation”);

(b)	provide the C&C Parties and their professional advisors with drafts of the Scheme Documentation and the Resolutions and a reasonable opportunity to review and comment on such drafts;

(c)	take into account, in good faith, any comments on such drafts made by the C&C Parties and their professional advisors;

(d)

keep DFC Holdings and the C&C Parties reasonably informed as to the performance of the obligations and responsibilities required of Total Produce pursuant to the Scheme and as to any material developments relevant to the proper implementation of the Scheme;

(e)

as promptly as reasonably practicable, notify DFC Holdings and the C&C Parties of any other matter of which it becomes aware which would reasonably be expected to materially delay or prevent the implementation of the Scheme;

(f)	as promptly as reasonably practicable, make all necessary applications to the High Court in connection with the implementation of the Scheme;

(g)	procure the publication of the requisite advertisements and dispatch of the Scheme Document and the forms of proxy for the use at the Court Meeting and the EGM;

(h)	include in the Scheme Document, a notice convening the EGM to be held immediately following the Court Meeting to consider and approve the EGM Resolutions;

(i)	unless this Agreement has been terminated pursuant to Clause 11, hold the Court Meeting and the EGM;

(j)

following the Court Meeting and EGM, assuming the Resolutions are duly passed and all other conditions set forth in this Agreement are satisfied or capable of being satisfied or, in the sole discretion of Total Produce, waived (where applicable), take all necessary steps to prepare and issue, serve and lodge all such court documents as are required to seek the sanction of the High Court to the Scheme as soon as possible thereafter; and

(k)

give such undertakings as are required by the High Court in connection with the Scheme as Total Produce determines (acting in good faith) to be reasonable and otherwise take all such steps, insofar as lies within its power, as are reasonably necessary or desirable in order to implement the Scheme.

3.2	Responsibilities of DFC Holdings in Respect of the Scheme

DFC Holdings shall afford all such cooperation and assistance as may reasonably be requested of it by Total Produce in respect of the preparation and verification of any document or in connection with any confirmation required for the implementation of the Scheme including the provision to Total Produce of such information and confirmation relating to DFC Holdings, its Subsidiaries and any of its or their respective directors, officers, managers or employees as Total Produce may reasonably request and to do so in a timely manner and assume responsibility for, but only for, the information provided by or relating to it and its Subsidiaries and Affiliates contained in the Scheme Document or any other document sent to Total Produce Shareholders or filed with the High Court or in any announcement.

3.3	Responsibilities of the C&C Parties in Respect of the Scheme

Each of the C&C Parties shall afford all such cooperation and assistance as may reasonably be requested of such C&C Party by Total Produce in respect of the preparation and verification of any document or in connection with any confirmation required for the implementation of the Scheme including the provision to Total Produce of such information and confirmation relating to such C&C Party, its Subsidiaries and any of their respective directors, officers, managers or employees as Total Produce may reasonably request and to do so in a timely manner and assume responsibility for, but only for, the information provided by or relating to such C&C Party and its Subsidiaries and Affiliates contained in the Scheme Document or any other document sent to Total Produce Shareholders or filed with the High Court or in any announcement.

3.4	Responsibilities of New Dole in Respect of the Scheme

New Dole agrees to the inclusion in the Scheme Document of a statement that it will issue 0.18 New Dole Shares (or such other number of New Dole Shares as shall have been selected by the Total Produce Board) to each Total Produce Shareholder on the Exchange Record Date for every one Total Produce Share which is transferred to New Dole by such Total Produce Shareholder pursuant to the Mandatory Share Transfer Provision.

4.	THE MERGER

4.1	Purchase of Certain DFC Holdings Units

Immediately prior to the Merger Effective Time, the C&C Parties shall sell to TP USA:

(a)

A number of Class A DFC Holdings Units with an aggregate value of $25,000,000 (based on the value of Class A DFC Holdings Units implied by the IPO Price) in exchange for a promissory note issued by TP USA in favor of TMG in a capital amount of $25,000,000 (“TP USA Promissory Note 1”);

(b)

A number of Class A DFC Holdings Units with an aggregate value equal to the Aircraft Appraisal Value (based on the value of Class A DFC Holdings Units implied by the IPO Price) in exchange for a promissory note issued by TP USA in favor of C&C Holdings in a capital amount equal to the Aircraft Appraisal Value (“TP USA Promissory Note 2,” and together with TP USA Promissory Note 1, the “TP USA Promissory Notes”); and

(c)

A number of Class A DFC Holdings Units with an aggregate value equal to the value of the Pending Claims as of immediately prior to the Closing (based on the value of Class A DFC Holdings Units implied by the IPO Price) in satisfaction of the Pending Claims (the sales described in clauses (a), (b) and (c), collectively, the “Pre-Closing Unit Sales”).

4.2	The Merger

Upon the terms and subject to the conditions set forth in this Agreement, at the Merger Effective Time, Merger Sub shall be merged with and into DFC Holdings, with DFC Holdings as the surviving limited liability company, in accordance with the DLLCA, and the separate limited liability company existence of Merger Sub shall thereupon cease. DFC Holdings shall continue thereafter as the surviving limited liability company in the Merger (sometimes hereinafter referred to as the “Surviving Company”), and the separate existence of DFC Holdings, with all its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger, except as set forth in this Clause 4.

4.3	Merger Effective Time

Upon the terms and subject to the conditions set forth in this Agreement, on the Completion Date, DFC Holdings and Merger Sub will cause the Certificate of Merger to be duly executed and filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DLLCA and shall take all such reasonable further actions as may be required by Law to make the Merger effective. The Merger shall become effective on the Completion Date at the time when the Certificate of Merger has been duly filed with the office of the Secretary of State of the State of Delaware or at such later date and time as the C&C Parties and Total Produce may agree and specify in the Certificate of Merger in accordance with the DLLCA; provided, that, in furtherance and not in limitation of Clause 10, the Merger shall become effective immediately following the completion of the Share Exchange, or at such other time or on such other date as is agreed to in writing by the C&C Parties and Total Produce to the extent possible, and in any case prior to completion of the IPO (the time the Merger becomes effective, the “Merger Effective Time”).

4.4	Conversion of Units; Contribution

(a)	At the Merger Effective Time, by virtue of the Merger and without any further action on the part of DFC Holdings, Merger Sub, the other Total Produce Parties or the holders of DFC Holdings Units:

(i)

All Class A DFC Holdings Units owned by the C&C Parties immediately prior to the Merger Effective Time but after giving effect to the Pre-Closing Unit Sales shall be exchanged automatically by operation of law for the right to receive that number of New Dole Shares which will result in the C&C Parties collectively owning 17.5% of the New Dole Shares outstanding on a Fully Diluted Basis as of immediately following the Share Exchange and the Merger and prior to the IPO (such number of New Dole Shares, the “Consideration Shares”). Following such exchange, each Class A DFC Holdings Unit shall be cancelled and converted automatically into one Surviving Company Unit. In no event shall a fraction of a New Dole Share be required to be issued by virtue of the Merger.

(ii)	Each Class B DFC Holdings Unit issued and outstanding immediately prior to the Merger Effective Time shall be cancelled and converted automatically into one Surviving Company Unit.

(iii)

All of the membership interests in Merger Sub issued and outstanding immediately prior to the Merger Effective Time shall be automatically cancelled and extinguished without any conversion thereof, and no consideration shall be delivered or deliverable in exchange therefor.

(b)	Immediately following the Merger Effective Time:

(i)

New Dole shall contribute all Surviving Company Units held by New Dole following the Merger to Total Produce in exchange for ordinary shares of Total Produce with a fair market value equal to the fair market value of such contributed Surviving Company Units; and

(ii)

Thereafter, Total Produce shall immediately contribute all such Surviving Company Units to TP USA in exchange for shares of TP USA Common Stock with a fair market value equal to the fair market value of such contributed Surviving Company Units (the contributions described in clauses (i) and (ii), collectively, the “Contribution”).

4.5	Organizational Matters

(a)	New Dole. New Dole shall take all action as may be necessary to cause the name of New Dole at or promptly after the Merger Effective Time to be “Dole plc”.

(b)

DFC Holdings. Immediately following the Merger Effective Time, concurrently with the Contribution, the limited liability company agreement of the Surviving Company shall be amended to read in its entirety the same as the limited liability company agreement of Merger Sub, as in effect immediately prior to the Merger Effective Time, except that the name of the Surviving Company shall remain “DFC Holdings, LLC”. Thereafter, the limited liability company agreement of the Surviving Company may be amended in accordance with its terms and as provided by Law.

(c)

Dole OpCo. At the Merger Effective Time, the certificate of incorporation and bylaws of Dole OpCo shall be amended and restated in their entirety in forms to be determined by Total Produce in its sole discretion.

4.6	Post-Completion Directors and Officers

(a)

New Dole. New Dole shall take all such action within its power as may be necessary or appropriate such that immediately prior to completion of the IPO the New Dole Board shall consist of such members as shall have been designated by Total Produce.

(b)

DFC Holdings. From and after the Merger Effective Time, until successors are duly elected or appointed and qualified in accordance with and subject to applicable Law and the limited liability company agreement of the Surviving Company, the officers of DFC Holdings at the Merger Effective Time shall continue as the officers of the Surviving Company.

(c)

Dole OpCo. From and after the Merger Effective Time, until successors are duly elected or appointed or qualified in accordance with and subject to applicable Law and the organizational documents of Dole OpCo, (i) the Dole OpCo Board shall consist of such members as shall have been designated by Total Produce and (ii) the officers of Dole OpCo at the Merger Effective Time shall continue as the officers of Dole OpCo.

4.7	Satisfaction of Pending Claims; Issuance of TP USA Promissory Notes

At the Merger Effective Time, subject to Clause 4.11, TP USA shall deem satisfied the Pending Claims and issue the TP USA Notes to the applicable C&C Parties.

4.8	Issuance of Consideration Shares

New Dole shall issue the Consideration Shares on the Completion Date to the C&C Parties.

4.9	Exchange Procedures

The Class A DFC Holdings Units owned by the C&C Parties immediately prior to the Merger Effective Time but after giving effect to the Pre-Closing Unit Sales will, at the Merger Effective Time, be deemed to be automatically surrendered for all purposes under this Agreement. In the event of a valid transfer of ownership of Class A DFC Holdings Units in compliance with the DFC Holdings LLC Agreement prior to the Merger Effective Time that is not registered in DFC Holdings’ records, the appropriate amount of Consideration Shares, TP USA Promissory Notes and/or satisfaction of the Pending Claims, as applicable, may be paid or made, as applicable, to the applicable transferee if a properly endorsed and appropriate unit power is presented to the Surviving Company and accompanied by written instruments in a form satisfactory to evidence and effect such transfer and to evidence that any applicable Taxes have been paid.

4.10	No Further Ownership Rights

All Consideration Shares and TP USA Promissory Notes paid, and the Pending Claims satisfied, in exchange for the Class A DFC Holdings Units in accordance with the terms of this Clause 4 shall be deemed to have been paid, or in the case of the satisfaction of the Pending Claims made, in full satisfaction of all rights pertaining to the Class A DFC Holdings Units and, at the Merger Effective Time, the unit transfer books of DFC Holdings shall be closed and thereafter there shall be no further registration of transfers on the unit transfer books of the Surviving Company of the Class A DFC Holdings Units that were outstanding immediately prior to the Merger Effective Time.

4.11	Waiver of Certain Claims

At the Merger Effective Time, (i) consistent with the mutual intent of TP USA and the C&C Parties evidenced in Section 8.4(d)(ii) of the DFC Holdings LLC Agreement (limiting the right of TP USA to recover unpaid Investor Losses under the Securities Purchase Agreement in connection with TP USA acquiring the remainder of the DFC Holdings Units owned by the C&C Parties at a purchase price below a floor price specified in the DFC Holdings LLC Agreement), TP USA, on behalf of itself and any other Investor Indemnified Parties, shall deem as fully satisfied all Pending Claims and shall not deduct from the consideration payable to the C&C Parties in the Merger, or otherwise seek recovery from any of the C&C Parties or any of their respective present and former officers, directors, managers, employees and other agents, any amount of Investor Losses that have then been properly asserted and remain unpaid as of the Merger Effective Time or may be asserted or claimed to be due in the future; provided, that, in the case of the Investor Indemnified Parties, if (A) the aggregate value of Investor Losses that are the subject of Pending Claims exceeds $10,000,000 and (B) the aggregate value of the Consideration Shares calculated at the IPO Price exceeds $225,000,000, then the C&C Parties shall remain obligated to indemnify and hold harmless the Investor Indemnified Parties in respect of the amount by which the aggregate value of Investor Losses that are the subject of any Pending Claims exceeds $10,000,000 (subject to a cap equal to the amount by which the aggregate value of the Consideration Shares calculated at the IPO Price exceeds $225,000,000); and (ii) each of DHM and the C&C Parties, on behalf of itself and any other Seller Indemnified Parties, shall deem as fully satisfied all Pending Claims and shall not seek recovery from TP USA, any other Total Produce Party or Total Produce Group Company or any of their respective present and former officers, directors, managers, employees and other agents, any amount of Losses that have then been properly asserted and remain unpaid as of the Merger Effective Time or may be asserted or claimed to be due in the future; provided, however, that nothing herein shall release any Person from liability for Fraud. From and after the Merger Effective Time, Section 10.6(a)(ii) of the Securities Purchase Agreement shall no longer apply, such that any Investor Losses that the C&C Parties remain obligated to indemnify pursuant to this Clause 4.11 must be settled by paying the applicable Investor Indemnified Party the aggregate amount of such Investor Losses in cash within 30 Business Days of the final determination of the amount thereof in accordance with Section 10.4 of the Securities Purchase Agreement.

4.12	No Appraisal Rights

In accordance with Section 18-210 of the DLLCA, no appraisal rights shall be available to holders of DFC Holdings Units in connection with the Merger.

5.	THE IPO

5.1	The IPO

(a)

The IPO will be managed by Total Produce in consultation with the Steering Committee. Decisions of the Steering Committee will be made by vote of a majority of the full Steering Committee. In the event of a tie vote of the members of the Steering Committee, Total Produce will decide the matter.

(b)

Subject to such reasonable requests as may be made by the Total Produce Parties, the C&C Parties will cooperate in the timely preparation and provision of such information and documentation, and shall take such other actions, as are reasonably required by the Total Produce Parties to effect the IPO and to satisfy the IPO Conditions, including the following:

(i)

the preparation of the IPO Registration Statement in a manner consistent with Clause 8.6, including financial statements and other financial information required to be included in the IPO Registration Statement;

(ii)	the preparation of responses to the SEC, a Qualified Exchange or any other Relevant Authority in connection with the IPO Registration Statement or otherwise relating to the IPO;

(iii)	the participation in due diligence sessions and the provision of reasonable access to documents and other information in connection with customary due diligence investigations;

(iv)	the receipt by the Underwriters in the IPO of customary accountants’ comfort letters with respect to the financial information included in the IPO Registration Statement;

(v)

upon reasonable advance notice and during normal business hours, the participation in a reasonable number of requested and customary meetings, presentations and road shows in connection with the marketing of the IPO; and

(vi)

the provision of reasonable assistance (including participating in drafting sessions) with the preparation of marketing materials for the IPO, including investor presentations and similar documents customarily required in connection with initial public offerings.

(c)

Total Produce shall retain the right to terminate the IPO at any time in its sole discretion and New Dole shall not enter into any binding commitment with the Underwriters in the IPO or other potential purchasers of IPO Shares to give effect to the IPO without the prior written consent of the Total Produce Board.

(d)

The Total Produce Board (or a duly authorized pricing committee of directors), in consultation with the Underwriters in the IPO, will determine (i) the offer price in the IPO for a New Dole Share (the “IPO Price”) and the range therefor and (ii) the size of the IPO.

(e)

The net proceeds to New Dole from the IPO will be used to repay outstanding indebtedness of New Dole and its Subsidiaries, the costs of the transactions contemplated hereby (except as otherwise provided for in the Expense Reimbursement Agreement) or for such other purposes as the New Dole Board may determine.

(f)

The C&C Parties shall execute and deliver the IPO Underwriting Agreement and enter into such other documentation and give such undertakings, representations and warranties and indemnities as are customary in a secondary sale or reasonably required pursuant to the IPO Underwriting Agreement.

(g)

On or prior to the first public filing of the IPO Registration Statement (or such later date prior to completion of the IPO as may be specified by the managing underwriter in the IPO), each of Total Produce and TP USA (to the extent such Persons own New Dole Shares) and the C&C Parties shall enter into a customary lock-up agreement with the Underwriters in the IPO on such terms as the Underwriters in the IPO may reasonably require; provided, that (i) except as provided in Clause 5.2(a), each such lock-up agreement shall terminate no later than 180 days after the date of the final IPO prospectus, (ii) the obligations in this Clause 5.1(g) shall apply to the C&C Parties only if all officers and directors of New Dole are subject to similar restrictions and New Dole or the Underwriters obtain a similar agreement from the Persons set forth in Section 5.1(g) of the Total Produce Disclosure Schedules and (iii) the C&C Parties shall be permitted to pledge their New Dole Shares as security for borrowings by the C&C Parties to the extent that any resulting sale of New Dole Shares will be subject to the restrictions in the lock-up agreement entered into by the C&C Parties. In the event any discretionary waiver or termination of the restrictions or agreements referenced in this Clause 5.1(g) is granted by New Dole or the Underwriters in the IPO to any such other Person as may be required to enter into a lock-up agreement, such waiver or termination also shall apply to the C&C Parties, pro rata, based on the number of New Dole Shares held by the C&C Parties and the shareholders receiving such waiver or termination. For the avoidance of doubt, the Parties agree and acknowledge that the terms of the IPO lock-up arrangements set forth in this Clause 5.1(g) shall be subject to the contractual agreement of the Underwriters in the IPO.

5.2	Post-IPO Share Sales and Registration Rights

(a)

Each of the C&C Parties may sell any of its respective Consideration Shares after a period of 90 days following the IPO but prior to the end of the lock-up period referenced in Clause 5.1(g) if and to the extent that New Dole is advised by the Underwriters in the IPO that such sale would not adversely affect overall shareholder value or the U.S. federal income tax treatment of the Share Exchange and such lock-up is waived by the Underwriters in the IPO. Without limitation of the foregoing sentence, after the sale of Consideration Shares in the IPO on a secondary basis consistent with Section 1.1 of the Total Produce Disclosure Schedules, up to 30% of the remaining aggregate Consideration Shares held by the C&C Parties may be sold prior to the end of the lock-up period referenced in Clause 5.1(g) if and to the extent that the following occurs after the IPO: (i) the closing price of a New Dole Share on the Qualified Exchange equals or exceeds 133% of the IPO Price for any 10 days on which the Qualified Exchange is open for trading (each such day, a “Trading Day”) within any 15 Trading Day period beginning 91 days following the IPO or (ii) the date on which New Dole completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of New Dole’s shareholders having the right to exchange their shares of common stock for cash, securities or other property.

(b)

Subject to the foregoing Clauses 5.1(g) and 5.2(a), sales of Consideration Shares by the C&C Parties may be undertaken with the benefit of the Registration Rights Agreement, subject to the terms and conditions thereof, including there being a current and effective resale registration statement covering such Consideration Shares; provided, that no such sales of Consideration Shares may be subject to a binding commitment at the time of the IPO.

6.	DISTRIBUTIONS AND TRANSFERS

Immediately following Completion,

(a)

DFC Holdings shall cause Dole OpCo to distribute each of (i) all right, title and interest in and to all equity interests of Dole Foods Flight Operations, Inc. (which shall be converted to a limited liability company immediately prior to Completion, and the resulting equity interests in such company being the “Flight Operations Equity”) and (ii) the C&C Promissory Note as a dividend to DFC Holdings;

(b)	Immediately thereafter, DFC Holdings shall distribute each of the Flight Operations Equity and the C&C Promissory Note as a dividend to TP USA; and

(c)

Immediately thereafter, TP USA shall transfer (i) the Flight Operations Equity to C&C Holdings in full satisfaction of TP USA Promissory Note 2 and (ii) the C&C Promissory Note to TMG in full satisfaction of TP USA Promissory Note 1 (the actions set forth in clauses (a)-(c), collectively, the “Distributions and Transfers”).

7.	REPRESENTATIONS AND WARRANTIES

7.1	Representations and Warranties of the C&C Parties

Each of the C&C Parties represents and warrants to the Total Produce Parties as follows:

(a)

Organization; Authorization. Such C&C Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, and has all requisite entity power and authority to carry on its business as now being conducted. Such C&C Party has all requisite entity power and authority to execute and deliver, and to perform its obligations under, this Agreement and the Ancillary Agreements to which such C&C Party is or will be a party and to consummate the transactions contemplated hereby and thereby. The legal and beneficial owner of all of the equity interests in such C&C Party is DHM. The execution and delivery of this Agreement and the Ancillary Agreements to which such C&C Party is or will be a party, the performance by such C&C Party of its obligations hereunder and thereunder and the consummation by such C&C Party of the transactions contemplated hereby and thereby have been or will be, upon execution thereof, as applicable, duly authorized by all requisite entity action in accordance with applicable Law and the organizational documents of such C&C Party. This Agreement has been, and upon its execution or delivery each of the Ancillary Agreements to which such C&C Party is or will be a party will be, duly executed and delivered by such C&C Party and this Agreement constitutes, and upon its execution or delivery each of the Ancillary Agreements to which such

C&C Party is or will be a party will constitute, the legal, valid and binding obligation of such C&C Party, enforceable against it in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting the rights of creditors generally and by general equitable principles.

(b)

No Violation. Except, in the case of clauses (ii) and (iii) below, for any such conflicts, violations, breaches, defaults, rights or Liens as would not materially impair or materially delay the ability of such C&C Party to consummate the transactions contemplated under this Agreement or any of the Ancillary Agreements to which such C&C Party is or will be a party or otherwise perform its obligations hereunder and thereunder, the execution, delivery and performance by such C&C Party of this Agreement and the Ancillary Agreements to which such C&C Party is or will be a party and the consummation of the transactions contemplated hereby and thereby will not:

(i)

violate, contravene or conflict with any provision of the limited liability company agreement, certificate of formation, charter documents, bylaws or similar organizational documents of such C&C Party;

(ii)	violate, contravene or conflict with any Law; or

(iii)

result in any violation, infringement or breach of, or constitute (with or without notice or lapse of time or both) a default under, or result in a loss of benefit under or give any Person any right to terminate, amend, accelerate or cancel, or result in the creation of any Lien (other than a Permitted Lien) on the Class A DFC Holdings Units pursuant to, any Contract to which such C&C Party is a party or by which the Class A DFC Holdings Units are bound or subject.

(c)

Consents and Government Approvals. No consent, approval or authorization of, or registration, declaration or filing with, or notice to, or action by, any Relevant Authority is required to be made or obtained by such C&C Party in connection with the authorization, execution and delivery by such C&C Party of, and performance by such C&C Party under, this Agreement and the Ancillary Agreements to which such C&C Party is or will be a party or the consummation of the transactions contemplated hereby or thereby, except (i) in connection with applicable filing, notification, waiting period or approval requirements under applicable Antitrust Laws or (ii) where the failure to obtain such consent or waiver, or to take such action or make such filing or notification, would not materially impair or materially delay the ability of such C&C Party to consummate the transactions contemplated under this Agreement or any of the Ancillary Agreements to which such C&C Party is or will be a party or otherwise perform its obligations hereunder and thereunder.

(d)

Litigation. As of the date hereof, there is no Proceeding pending or, to the Knowledge of the C&C Parties, threatened in writing against such C&C Party, any of its Affiliates or any portion of their respective assets, by or before any Relevant Authority with respect to which there is a substantial possibility of a determination that questions the validity or legality of this Agreement or any of the Ancillary Agreements, as applicable, or that seeks to prevent such C&C Party from consummating the transactions contemplated by this Agreement or any of the Ancillary Agreements to which such C&C Party is or will be a party, as applicable.

(e)

No Brokers or Finders. Neither such C&C Party nor any of its Affiliates has retained any broker or finder, or agreed to pay or made any statement or representation to any such Person that would entitle such Person to any broker’s, finder’s or similar fees or commissions, in connection with the transactions contemplated by this Agreement or any of the Ancillary Agreements.

7.2	Representations and Warranties of DFC Holdings

DFC Holdings represents and warrants to the Total Produce Parties as follows:

(a)	Organization and Qualification; Authorization.

(i)

Each Dole Group Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite corporate or applicable entity power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, except where the failure to be so duly organized, validly existing and in good standing, or to have such entity power and authority, would not reasonably be expected to be material to the Dole Group Companies, taken as a whole. Each Dole Group Company is duly qualified or otherwise authorized as a foreign entity to transact business in each jurisdiction in which the nature of such Person’s business, properties or assets requires such Person to so qualify, except for jurisdictions in which the failure to be so qualified or authorized has not had a Material Adverse Effect.

(ii)

DFC Holdings has all requisite limited liability company power and authority to execute and deliver, and to perform its obligations under, this Agreement and the Ancillary Agreements to which DFC Holdings is or will be a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements to which DFC Holdings is or will be a party, the performance by DFC Holdings of its obligations hereunder and thereunder and the consummation by DFC Holdings of the transactions contemplated hereby and thereby have been or will be, upon execution thereof, as applicable, duly authorized by all requisite limited liability company action in accordance with applicable Law and with the DFC Holdings LLC Agreement. This Agreement has been, and upon its execution or delivery each of the Ancillary Agreements to which DFC Holdings is or will be a party will be, duly executed and delivered by DFC Holdings and this Agreement constitutes, and upon its execution or delivery each of the Ancillary Agreements to which DFC Holdings is or will be a party will constitute, the legal, valid and binding obligation of DFC Holdings, enforceable against it in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting the rights of creditors generally and by general equitable principles.

(b)

Capitalization. The authorized Equity Securities of DFC Holdings consist solely of (i) 550 Class A DFC Holdings Units, all of which are owned by the C&C Parties, and (ii) 450 Class B DFC Holdings Units, all of which are owned by TP USA.

(c)

Litigation. As of the date hereof, there is no Proceeding pending or, to the Knowledge of DFC Holdings, threatened in writing against any Dole Group Company or any portion of its properties or assets, by or before any Relevant Authority with respect to which there is a substantial possibility of a determination that questions the validity or legality of this Agreement or any of the Ancillary Agreements, as applicable, or that seeks to prevent any Dole Group Company from consummating the transactions contemplated by this Agreement or any of the Ancillary Agreements to which DFC Holdings is or will be a party, as applicable.

(d)

No Brokers or Finders. No Dole Group Company or any of its Affiliates has retained any broker or finder, agreed to pay or made any statement or representation to any Person that would entitle such Person to, any broker’s, finder’s or similar fees or commissions in connection with the transactions contemplated by this Agreement or any of the Ancillary Agreements.

(e)

No Other Representations or Warranties. Except for the representations and warranties expressly set forth in Clause 7.1 and this Clause 7.2 and in the Ancillary Agreements, none of the C&C Parties, DFC Holdings or any of their respective Affiliates has made, makes or shall be deemed to make any other representation or warranty of any kind whatsoever, express or implied, written or oral, at law or in equity, on behalf of any C&C Party, any Dole Group Company or any of its Affiliates, including any representation or warranty regarding any C&C Party, any Dole Group Company, the DFC Holdings Units, any properties or assets of any Dole Group Company, any liabilities of any Dole Group Company, any transaction contemplated by this Agreement or any of the Ancillary Agreements, any other rights or obligations to be transferred pursuant to this Agreement or any of the Ancillary Agreements or any other matter, and the C&C Parties hereby disclaim all other representations and warranties of any kind whatsoever, express or implied, written or oral, at law or in equity, whether made by or on behalf of any C&C Party, any Dole Group Company or any other Person.

7.3	Representations and Warranties of the Total Produce Parties

Each of the Total Produce Parties represents and warrants to the C&C Parties, except as set forth in (x) the corresponding sections or subsections of the disclosure schedules of Total Produce attached hereto (collectively, the “Total Produce Disclosure Schedules” and together with the C&C Disclosure Schedules, the “Disclosure Schedules”) or (y) the Total Produce Public Disclosures, as follows:

(a)	Organization; Authorization.

(i)

Each Total Produce Group Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, and has all requisite power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, except where the failure to be so duly organized, validly existing and in good standing, or to have such entity power and authority, would not reasonably be expected to be material to the Total Produce Group Companies, taken as a whole. Each Total Produce Group Company is duly qualified or otherwise authorized as a foreign entity to transact business in each jurisdiction in which the nature of such Person’s business or assets requires such Person to qualify, except for jurisdictions in which the failure to be so qualified or authorized has not had a Material Adverse Effect.

(ii)

Such Total Produce Party has all requisite entity power and authority to execute and deliver, and to perform its obligations under, this Agreement and the Ancillary Agreements to which such Total Produce Party is or will be a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by such Total Produce Party of this Agreement and the Ancillary Agreements to which such Total Produce Party is or will be a party and the consummation by such Total Produce Party of the transactions contemplated hereby and thereby have been or will be, upon execution thereof, as applicable, duly authorized by all requisite corporate or applicable entity action in accordance with applicable Law and with the organizational documents of each Total Produce Party. This Agreement has been, and upon its execution or delivery each of the Ancillary Agreements to which such Total Produce Party is or will be a party will be, duly executed and delivered by such Total Produce Party and this Agreement constitutes, and upon its execution or delivery each of the Ancillary Agreements to which such Total Produce Party is or will be a party will constitute, the legal, valid and binding obligation of such Total Produce Party, enforceable against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting the rights of creditors generally and by general equitable principles.

(b)

No Violation. Except, in the case of clauses (ii) and (iii) below, for any such conflicts, violations, breaches, defaults, rights or Liens as would not have a Material Adverse Effect, the execution, delivery and performance by such Total Produce Party of this Agreement and the Ancillary Agreements to which such Total Produce Party is or will be a party and the consummation by such Total Produce Party of the transactions contemplated hereby and thereby will not:

(i)	violate, contravene or conflict with any provision of the charter documents, bylaws or similar organizational documents of any Total Produce Group Company;

(ii)	violate, contravene or conflict with any Law; or

(iii)

result in any violation, infringement or breach of, or constitute (with or without notice or lapse of time or both) a default under, or result in a loss of benefit under or give any Person any right to terminate, amend, accelerate or cancel, any Material Contract, result in any Debt Repayment Triggering Event or result in the creation of any Lien (other than a Permitted Lien) on any property or asset of a Total Produce Group Company.

(c)

Consents and Government Approvals. No consent, approval or authorization of, or registration, declaration or filing with, or notice to, or action by, any Relevant Authority is required to be made or obtained by any Total Produce Group Company in connection with the authorization, execution and delivery by any Total Produce Party of, and performance by such Total Produce Party under, this Agreement and the Ancillary Agreements to which such Total Produce Party is a party or the consummation of the transactions contemplated hereby and thereby, except (i) compliance in connection with the Act, (ii) in connection with applicable filing, notification, waiting period or approval requirements under applicable Antitrust Laws, (iii) such filings with the Secretary of State of the State of Delaware as are necessary in connection with the Merger, (iv) filings of applications and notices with, and receipt of approvals or nonobjections from, the SEC, applicable securities authorities and applicable securities exchanges, including such filings as are contemplated by Clause 8.6(a), (v) the passing of resolutions to be put before the Total Produce Shareholders at the EGM or (vi) where the failure to obtain such consent or waiver, or to take such action or make such filing or notification, would not have a Material Adverse Effect.

(d)	Capitalization.

(i)

As of the date of this Agreement, there are 410,724,962 Total Produce Shares in issue, including 22,000,000 Total Produce Shares held in treasury. As of the close of business on December 31, 2020, there were 393,774,962 Total Produce Shares outstanding on a Fully Diluted Basis.

(ii)

All of the outstanding Equity Securities of Total Produce and each Total Produce Principal Subsidiary have been duly authorized, validly issued and, to the extent applicable, are fully paid and non-assessable. As of the date of this Agreement, (A) neither Total Produce nor any Total Produce Principal Subsidiary has any outstanding Equity Securities or other securities directly or indirectly convertible into or exchangeable for its Equity Securities, (B) neither Total Produce nor any Total Produce Principal Subsidiary has any outstanding agreements, options, warrants or rights to directly or indirectly subscribe for or purchase, or that directly or indirectly require it to issue, transfer or sell, its Equity Securities or any securities directly or indirectly convertible into or exchangeable for its Equity Securities, and (C) there are no outstanding or authorized profit participation, stock appreciation, phantom equity or similar rights with respect to Total Produce or any Total Produce Principal Subsidiary. As of the date of this Agreement, neither Total Produce nor any Total Produce Principal Subsidiary is subject to any obligation (contingent or otherwise) to redeem, repurchase or otherwise acquire or retire any of its Equity Securities or any warrants, options or other rights to acquire its Equity Securities. There are no voting agreements, voting trusts or other agreements, commitments or understandings with respect to the voting of Equity Securities of Total Produce or any Total Produce Principal Subsidiary. All of the

outstanding Equity Securities of Total Produce and each Total Produce Principal Subsidiary are owned by Total Produce or another Subsidiary free and clear of all Liens except (A) Permitted Liens, (B) restrictions imposed by applicable Law or (C) Liens arising pursuant to the organizational documents of any non-wholly owned Total Produce Principal Subsidiary.

(e)	Announcements and Circulars; Financial Statements; Undisclosed Liabilities.

(i)

From January 1, 2019 through the date of this Agreement, Total Produce has timely made, or caused to be made, all disclosures required by the Market Abuse Regulation (EU) No. 596/2014 and material filings, announcements and disclosures required by the Irish Stock Exchange plc, trading as Euronext Dublin, or the London Stock Exchange to be made by Total Produce (collectively, and together with any exhibits and schedules thereto and other information incorporated therein, and as they have been supplemented, modified or amended since the time of filing, the “Total Produce Public Disclosures”).

(ii)

Through Completion each Total Produce Public Disclosure will comply, in each case, as of its filing date and as of the date of any amendment or filing that superseded the initial filing, in all material respects with the Market Abuse Regulation (EU) No. 596/2014 and the requirements of the Euronext Growth Market Rule Book as published by the Irish Stock Exchange plc, trading as Euronext Dublin, and the AIM Rules for Companies as published by the London Stock Exchange.

(iii)

The audited annual consolidated financial statements and the unaudited half year financial statements (including, in each case, any related notes) of the Total Produce Group Companies included in the Total Produce Public Disclosures were prepared in all material respects in accordance with IFRS then in effect and fairly present in all material respects the financial position of the Total Produce Group Companies as of, and the profits or losses and the cash flows of the Total Produce Group Companies for the accounting periods ended on, the relevant dates for which such financial statements are presented in the Total Produce Public Disclosures (subject, in the case of the unaudited half year financial statements, to normal year-end audit adjustments and to any other adjustments described therein, including any related notes).

(iv)

No Total Produce Group Company is subject to any liability, whether actual, contingent, deferred or disputed, that is material to the business of the Total Produce Group Companies, taken as a whole, and that would be required to be disclosed or provided for in a consolidated balance sheet of the Total Produce Group Companies as of the date of this Agreement prepared in accordance with IFRS, other than (A) as disclosed (1) in the audited annual consolidated statements and the unaudited half year financial statements (including, in each case, any related notes) or (2) in any Total Produce Public Disclosure since January 1, 2019, (B) liabilities incurred in the ordinary course of business consistent with past practice since January 1, 2019, (C) liabilities incurred in connection with the transactions contemplated by this Agreement or any of the Ancillary Agreements or (D) as would not have a Material Adverse Effect.

(f)

Absence of Changes or Events. Except as contemplated by this Agreement or the Ancillary Agreements, from January 1, 2019 through the date of this Agreement, (i) the Total Produce Group Companies have conducted their respective businesses in all material respects in the ordinary course consistent with past practice and (ii) no change, event, circumstance, development or effect has occurred that, individually or in the aggregate with other changes, events, circumstances, developments or effects, has had a Material Adverse Effect.

(g)	Proprietary Rights. Except as would not have a Material Adverse Effect:

(i)

Each Total Produce Group Company is the sole and exclusive owner of (or jointly owns with one or more other Total Produce Group Companies) all right, title and interest in and to each item of Registered Total Produce IP, free and clear of all Liens except Permitted Liens. No Proceeding (including any opposition, cancellation or review Proceeding) is settled or pending, and such Total Produce Party has not received written notice in the two-year period preceding the date hereof, challenging (A) the validity or enforceability of any issued Registered Total Produce IP or (B) such Total Produce Group Company’s title to any Registered Total Produce IP. The Total Produce Group Companies have taken steps that are, as a whole, reasonable to preserve the confidentiality of all trade secrets included in the Total Produce Intellectual Property;

(ii)

(A) To the Knowledge of Total Produce, each Inbound License and Outbound License is enforceable and in full force and effect and (B) neither any Total Produce Group Company nor, to the Knowledge of Total Produce, any other party to any Inbound License or Outbound License, is in material breach of or default under any Inbound License or Outbound License;

(iii)

To the Knowledge of Total Produce, (A) no Total Produce Group Company has infringed or otherwise violated, and such Total Produce Group Company’s business as currently conducted does not infringe or otherwise violate, any Intellectual Property of any Person (other than any other Total Produce Group Company), (B) no Person has infringed or otherwise violated, or is infringing or otherwise violating, any material Total Produce Intellectual Property that has had, or would reasonably be expected to have, a material effect on any Total Produce Group Company, (C) no Proceeding is pending, and no Total Produce Group Company has received within the two-year period immediately preceding the date hereof any written notice (including any offer to take a license) from any Person, asserting that such Total Produce Group Company is infringing or otherwise violating the Intellectual Property of such Person and (D) no Proceeding is pending asserting that any Person is infringing or otherwise violating any Total Produce Intellectual Property; and

(iv)

To the Knowledge of Total Produce, (A) no information technology systems (including any outsourced systems) used by any Total Produce Group Company in its business as currently conducted have been materially breached, (B) each Total Produce Group Company is in compliance with (1) all binding policies implemented by such Total Produce Group Company relating to the collection, use, storage, processing, transfer, disclosure and protection by such Total Produce Group Company of personal information regulated or protected by applicable Laws, and (2) all applicable Laws relating to data privacy, use, protection, destruction, breach notification or transfer, and (C) no Proceeding is settled or pending, and no Total Produce Group Company has received any written notice from any Person or Relevant Authority, alleging a violation of any such policies or applicable Laws.

(h)

Material Contracts. Except as would not have a Material Adverse Effect, (i) each Material Contract is in full force and effect and is valid, binding and enforceable against the Total Produce Group Company that is a party thereto and, to the Knowledge of Total Produce, the other parties thereto in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting the rights of creditors generally and general equity principles and (ii) no Total Produce Group Company is in breach or default under any Material Contract and, to the Knowledge of Total Produce, no other party is in breach or default, under any such Material Contract.

(i)

Litigation. As of the date hereof, there is no Proceeding pending or, to the Knowledge of Total Produce, threatened in writing against any Total Produce Group Company or involving any of their respective properties or assets that, if adversely determined, would have a Material Adverse Effect. As of the date hereof, none of the Total Produce Group Companies is subject to any unsatisfied Order that would have a Material Adverse Effect. To the Knowledge of Total Produce, no investigation is pending with respect to any Total Produce Group Company that, if adversely determined, would have a Material Adverse Effect.

(j)	Compliance with Laws.

(i)

None of the Total Produce Group Companies has since January 1, 2019 violated or is violating any Laws applicable to the conduct, ownership, use, occupancy or operation of its business, properties and assets, including (A) any Laws applicable to the ownership or operation of vessels, trucks or similar conveyances and (B) any Laws related to the import or export of food products (including requirements related to customs and import duties, labeling and notification), in each case except for violations the existence of which have not had a Material Adverse Effect.

(ii)

Except as would not have a Material Adverse Effect, each Total Produce Group Company (A) is, and has been since January 1, 2019, in compliance with all Food Safety Requirements, including for purposes of clarification and not by way of additional requirement, possessing all registrations under the U.S. Federal Food Drug & Cosmetic Act or any analogous Law of any other Relevant Authority, and (B) has prepared and is in compliance with a food hazard control and management program.

(iii)

Except for ordinary course inquiries or inspections by Relevant Authorities or as may relate to noncompliance that would not have a Material Adverse Effect, no Total Produce Group Company is presently subject to, nor has received since January 1, 2019, any notice of, any Proceeding that remains unresolved related to noncompliance with Food Safety Requirements.

(iv)

Except as would not have a Material Adverse Effect, since January 1, 2019, there has not been, nor is there currently under consideration by any Total Produce Group Company or, to the Knowledge of Total Produce, any Relevant Authority, any recall or market withdrawal of any food product sold by any Total Produce Group Company, and to the Knowledge of Total Produce, no facts or circumstances exist that would reasonably likely be expected to result in any such recall or market withdrawal.

(v)

Except as would not have a Material Adverse Effect, to the Knowledge of Total Produce, (A) each Total Produce Group Company, if subject to PACA, has each registration which is required under applicable Law, and has currently paid all suppliers entitled to payment liens under PACA, or has sufficient reserves to pay such amounts as may be due on a current basis and (B) no existing inventory of any Total Produce Group Company is subject to any Lien under PACA or any similar state Law.

(k)	Health, Safety and Environment. Except as would not have a Material Adverse Effect:

(i)	Each Total Produce Group Company is, and has been since January 1, 2019, in compliance with all applicable Environmental and Safety Requirements;

(ii)

Each Total Produce Group Company has obtained, maintained, and since January 1, 2019 has complied with, all material Permits required under Environmental and Safety Requirements to operate its properties and assets;

(iii)

To the Knowledge of Total Produce, there has been no release of any Hazardous Materials or other conditions present in, at, under, about or migrating to or from any Owned Real Property, or any (A) Total Produce Lease, (B) formerly owned or operated property or (C) third-party site at which any Total Produce Group Company is responsible by Law for treatment, storage or disposal of Hazardous Materials, that could give rise to, result in, or serve as a basis for material Losses to any Total Produce Group Company; and

(iv)

No Total Produce Group Company is presently subject to, or has received any notice of, any Proceeding that remains unresolved related to any actual or alleged (A) noncompliance with Environmental and Safety Requirements, (B) presence or release of any Hazardous Materials that would reasonably be expected to give rise to, or result in, or serve as a basis for material Losses any Total Produce Group Company or (C) other material liability or obligation under any Environmental and Safety Requirements.

(l)	Taxes.

(i)

The Total Produce Parties have filed all material Tax Returns required to have been filed by them under applicable Law, all such Tax Returns are true, correct and complete in all material respects, and, except as would not have a Material Adverse Effect, each Total Produce Party has paid or deposited (or caused to be paid or deposited) all Taxes required to have been paid or deposited by it regardless of whether shown on a Tax Return.

(ii)

Each Total Produce Party has established (in accordance with and to the extent required by GAAP or IFRS, as applicable) reserves for any material amount of Taxes for which it will be liable with respect to any taxable period (or portion thereof) ending on or before the Completion Date.

(iii)

Except as would not have a Material Adverse Effect, each Total Produce Party has timely withheld and paid to the appropriate Tax authority all material amounts required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, equity interest holder, or other third-party.

(iv)

No Total Produce Party is currently the subject of a Tax audit or examination with respect to a material amount of Taxes that has not been resolved or completed, or has been informed in writing of the commencement or anticipated commencement of any such Tax audit or examination.

(v)

No Total Produce Party has consented to extend or waive the time in which any material amount of Tax may be assessed or collected by any taxing authority, other than any such extensions or waivers that are no longer in effect or that were extensions of time to file Tax Returns obtained in the ordinary course of business.

(vi)

No “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law), private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into or issued by any Tax authority with respect to any Total Produce Party, in each case, that would materially affect the liability for Taxes of New Dole or any of its Subsidiaries (including the Total Produce Parties) after Completion.

(vii)	To the Knowledge of Total Produce, no Total Produce Party is or has been a party to any “listed transaction” as defined in Section 6707A of the Code and Treasury Regulations Section 1.6011-4.

(viii)	There are no Liens for a material amount of Taxes on any assets of a Total Produce Party other than Permitted Liens.

(ix)

During the two-year period ending on the date of this Agreement, no Total Produce Party was a distributing corporation or a controlled corporation in a transaction purported or intended to be governed by Section 355 of the Code.

(x)

No Total Produce Party (i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group of which a Total Produce Party or any of its Subsidiaries is or was the common parent) or (ii) has any material liability for the Taxes of any Person under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or non-United States Law), as a transferee or successor or by contract (other than commercial agreements or arrangements entered into in the ordinary course of business not primarily related to Taxes).

(xi)

To the Knowledge of Total Produce, no written claims have been made by any Tax authority in a jurisdiction where a Total Produce Party does not file Tax Returns that such Total Produce Party is or may be subject to taxation by that jurisdiction.

(xii)

No Total Produce Party is a party to any Tax allocation, Tax sharing or Tax indemnity or similar agreement (other than any such agreement entered into in the ordinary course of business that is not primarily related to Taxes) and no Total Produce Party is a party to any joint venture, partnership or other arrangement that is treated as a partnership for U.S. federal income Tax purposes (excluding any arrangement with the C&C Parties, including TP USA’s investment in DFC Holdings).

(xiii)

Except as would not have a Material Adverse Effect, since December 31, 2018, no Total Produce Party has made, changed or rescinded any material Tax election, settled or compromised any material claim relating to Taxes, consented to any extension or waiver of the limitations period applicable to any material Tax claim or assessment, or adopted or changed any Tax accounting method.

(xiv)

New Dole will not be an investment company within the meaning of Section 351(e)(1) of the Code and Treasury Regulations Section 1.351-1(c)(1)(ii) at or prior to Completion. There is no current plan or intention for New Dole to cease its corporate existence.

(xv)

The Total Produce Parties have been engaged in the active conduct of a trade or business outside of the United States, within the meaning of Section 1.367(a)-2 of the Treasury Regulations, for the entire 36-month period ending on the date of this Agreement (the “Section 367(a) Active Business”), and the Total Produce Parties have no intention to substantially dispose of or discontinue the Section 367(a) Active Business.

(xvi)

Except as would not have a Material Adverse Effect, no Total Produce Party will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any Tax period (or portion thereof) beginning after the Completion Date as a result of (A) any change in method of accounting or use of an improper method of accounting for a Tax period ending on or prior to the Completion Date, (B) any installment sale or open transaction disposition made prior to Completion, (C) any deferred revenue or prepaid amounts received prior to Completion, or (D) election under Section 108(i) of the Code (or comparable provision of state, local, or non-U.S. law).

The representations and warranties made by the Total Produce Parties in, Clause 7.3(f), this Clause 7.3(l) and Clause 7.3(m) are the sole and exclusive representations and warranties made by the Total Produce Parties regarding Taxes or other Tax matters.

(m)	Employee Benefit Plans. Except as would not have a Material Adverse Effect:

(i)

There are no material Proceedings or claims by participants pending or threatened against any Employee Benefit Plan or Foreign Benefit Plan (other than routine claims for benefits) and neither any Total Produce Group Company nor any of its Representatives has breached any of its fiduciary duties under Sections 404(a) or 405(a) of ERISA with respect to any Foreign Benefit Plan or has engaged, or caused another Person to engage, in a non-exempt prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, involving the assets of any Foreign Benefit Plan;

(ii)

Each of the Employee Benefit Plans and each of the Foreign Benefit Plans and all related trusts, insurance contracts and funds have been established, maintained, funded and administered in compliance with their terms and applicable Law;

(iii)

Each Foreign Benefit Plan that is intended to be tax qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS or is entitled to rely on a favorable opinion letter from the IRS, in either case, that has not been revoked, and, to the Knowledge of Total Produce, nothing has occurred since the date of such determination or opinion letter that would reasonably be expected to adversely affect such qualification taking into account available mitigation or remediation options;

(iv)

No material Foreign Benefit Plan is, and neither any Total Produce Group Company nor any ERISA Affiliate has maintained, established, sponsored, participated in, or contributed to, in each case, at any time within the last six years, or has any actual or contingent liability with respect to, a Title IV Plan, a material Multiemployer Plan or a material

“multiple employer plan” (within the meaning of Section 413(c) of the Code), in each such case, excluding any Foreign Benefit Plans outside of the United States or government-mandated employee benefit plans, and no material Foreign Benefit Plan is a defined benefit pension plan;

(v)

No Total Produce Group Company has any material liability in respect of, or obligation to provide, post-employment or post-retirement medical or life or other welfare benefits to any current or future retired or terminated employee or other individual service provider of any Total Produce Group Company, whether under an Employee Benefit Plan or Foreign Benefit Plan, except as required under Section 4980B of the Code or any similar applicable Law; and

(vi)

Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby or thereby will (either alone or in conjunction with any other event) (A) entitle any current or former employee or other individual service provider of any Total Produce Group Company to severance pay or compensation payments or any other benefits or rights with an aggregate value in excess of $500,000, (B) accelerate the time of payment, vesting or exercisability, or increase the amount of compensation or benefits due any such employee or individual service provider, (C) result in any material funding (through a grantor trust or otherwise) of compensation or benefits under any Employee Benefit Plan or Foreign Benefit Plan, or (D) result in the payment of any amount that would, individually or in combination with any other such payment, constitute an “excess parachute payment,” as defined in Section 280G(b)(1) of the Code.

Notwithstanding anything in this Agreement to the contrary, the representations and warranties made by each Total Produce Party in this Clause 7.3(m) are the sole and exclusive representations and warranties made regarding the Total Produce Group Companies’ Employee Benefit Plans and Foreign Benefit Plans.

(n)	Employees; Labor Relations.

(i)

To the Knowledge of Total Produce, since January 1, 2019, and except as would not have a Material Adverse Effect, the Total Produce Group Companies have complied with all Laws pertaining to employment and employment practices including but not limited to Laws governing leaves of absence, employee classification, immigration control, health and safety, terms and conditions of employment, termination of employment, wages and hours, child labor, employment discrimination, disability rights or benefits, equal opportunity, plant closures and layoffs, affirmative action, workers’ compensation, labor relations and unemployment insurance.

(ii)

Except as would not have a Material Adverse Effect, (A) no strike, slow down, lockout, material grievances, material arbitrations, work stoppages, picketing, hand billing, union organizational activity or other labor dispute (whether or not resolved) has occurred at any time during the past two years, and the Total Produce Group Companies are not subject to any material charge, demand, petition or representation proceeding seeking to compel, require or demand any of them to bargain with any labor union or labor organization and (B) there is no pending or, to the Knowledge of Total Produce, threatened, and during the last year there has not been any, material unfair labor practice, employment, discrimination, harassment, retaliation, equal pay, worker classification or any other employment-related charge, complaint, grievance, arbitration or other Proceeding against any of the Total Produce Group Companies before any Relevant Authority.

(iii)

Except as would not have a Material Adverse Effect, the Total Produce Group Companies have not received (A) written notice of any charge or complaint with respect to or relating to them pending before any Relevant Authority responsible for the prevention of unlawful employment practices, (B) written notice of the intent of any Relevant Authority responsible for the enforcement of labor, employment, wages and hours of work, child labor, immigration, or occupational safety and health laws to conduct an investigation with respect to or relating to them or notice that such investigation is in progress, or (C) written notice of any complaint, lawsuit or other proceeding pending or threatened in any forum by or on behalf of any present or former employee of the Total Produce Group Companies, any applicant for employment or classes of the foregoing alleging breach of any express or implied contract of employment, any applicable Law governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

(iv)

Notwithstanding anything in this Agreement to the contrary, the representations and warranties made by the Company in this Clause 7.3(n) are the sole and exclusive representations or warranties made regarding the Total Produce Group Companies’ employees and related matters (other than Employee Benefit Plans).

(o)

Real Property. Except as would not have a Material Adverse Effect, (i) each Total Produce Group Company has sole, good and marketable fee simple ownership title, or a local equivalent, to the real estate owned by such Total Produce Group Company (the “Owned Real Property”), free and clear of all Liens (other than Permitted Liens), (ii) each Total Produce Group Company has a good and valid leasehold interest in each Total Produce Lease, free and clear of all Liens (other than Permitted Liens), (iii) each Total Produce Lease is legal, valid, binding, enforceable and in full force and effect with respect to the parties thereto, and (iv) no Total Produce Group Company and, to the Knowledge of Total Produce, no other party to a Total Produce Lease, is in material breach of or default under any Total Produce Lease.

(p)

Issuance of the Consideration Shares. At the Merger Effective Time, New Dole shall have all necessary authority to issue the Consideration Shares. When issued in accordance with this Agreement, the Consideration Shares shall (i) be free and clear of all Liens (other than Liens arising under applicable securities Laws or restrictions set forth in the lock-up agreement contemplated by Clause 5.1(g)) and (ii) be of the same class of shares as the shares issued to the Total Produce Shareholders in the transactions contemplated by this Agreement.

(q)

No Brokers or Finders. Neither such Total Produce Party nor any of its Affiliates has retained any broker or finder, made any statement or representation to any Person that would entitle such Person to, or agreed to pay, any broker’s, finder’s or similar fees or commissions in connection with the transactions contemplated by this Agreement or any of the Ancillary Agreements.

(R)

No Other Representations or Warranties. Except for the representations and warranties expressly set forth in this Clause 7.3 (as modified by the Total Produce Disclosure Schedules) and in the Ancillary Agreements, neither such Total Produce Party nor any of its Affiliates has made, makes or shall be deemed to make any other representation or warranty of any kind whatsoever, express or implied, written or oral, at law or in equity, on behalf of such Total Produce Party or any of its Affiliates, including any representation or warranty regarding such Total Produce Party, any transaction contemplated by this Agreement or any of the Ancillary Agreements, any other rights or obligations to be transferred pursuant to this Agreement or any of the Ancillary Agreements or any other matter, and such Total Produce Party hereby disclaims all other representations and warranties of any kind whatsoever, express or implied, written or oral, at law or in equity, whether made by or on behalf of such Total Produce Party, any of its Affiliates or any other Person.

8.	ADDITIONAL AGREEMENTS

8.1	Pre-Completion Covenants

(a)

Conduct of Total Produce Business Prior to Completion. Except as otherwise required by Law, as otherwise expressly contemplated by or necessary to effectuate the transactions contemplated by this Agreement or any of the Ancillary Agreements (including in connection with the Financing), or for matters identified in Section 8.1 of the Total Produce Disclosure Schedules, during the period from the date of this Agreement until the earlier of (x) the Completion or (y) the date on which this Agreement is terminated in accordance with its terms (such period, the “Pre-Closing Period”), unless otherwise consented in writing by the C&C Parties (such consent not to be unreasonably withheld, conditioned or delayed), Total Produce and New Dole shall, and Total Produce shall cause the other Total Produce Group Companies to, conduct their respective business and operations in the ordinary course consistent with past practice and use commercially reasonable efforts to preserve intact their business and the organizations, goodwill, business relationships of their businesses in all material respects. Without limiting the foregoing, except as otherwise required by Law, as otherwise expressly contemplated by or necessary to effectuate the transactions contemplated by this Agreement (including in connection with the Financing), or for matters identified on Section 8.1 of the Total Produce Disclosure Schedules, during the Pre-Closing Period, without the prior written consent of the C&C Parties (which consent shall not be unreasonably withheld, conditioned or delayed), Total Produce and New Dole shall not, and shall cause the other Total Produce Group Companies not to, undertake any of the following actions:

(i)

declare, set aside or pay any dividend or other distribution in respect of the Equity Securities of any Total Produce Group Company, other than regular cash dividends paid by Total Produce or dividends from any Total Produce Group Company to another Total Produce Group Company;

(ii)

incur, forgive, guarantee or modify any Indebtedness, except for (A) the incurrence of Indebtedness in the ordinary course of business, (B) the incurrence of loans or advances by a Subsidiary of Total Produce to (1) Total Produce or another wholly owned Subsidiary of Total Produce or (2) a non-wholly owned Subsidiary of Total Produce in the ordinary course of business, (C) any modifications of existing agreements evidencing indebtedness of Total Produce Group Companies reasonably necessary to consummate the transactions contemplated hereunder without directly or indirectly resulting in a default or event of default thereunder or (D) the incurrence of Indebtedness in connection with an acquisition permitted by Clause 8.1(a)(vi);

(iii)

redeem, purchase or otherwise acquire any of the Equity Securities of any Total Produce Group Company, other than redemptions or repurchases of (A) Equity Securities of Total Produce in the ordinary course of business or (B) outstanding share options of Total Produce immediately prior to or substantially concurrently with Completion;

(iv)

(A) sell, transfer, lease, license, abandon or otherwise dispose of any asset with a fair market value exceeding $20,000,000 (other than by a Total Produce Group Company to Total Produce or another Total Produce Group Company), or (B) create, incur or assume any Liens (other than a Permitted Lien) on any such assets, in each case other than in the ordinary course of business;

(v)	commence any proceeding for any voluntary liquidation, dissolution, or winding up of Total Produce, including initiating any bankruptcy proceedings on its behalf;

(vi)

acquire any business or Person, by merger or consolidation, purchase of substantially all of the assets or equity interests, or by any other manner, in a single transaction or a series of related transactions, in each case other than any acquisition of any business, Person, assets or equity interests for aggregate consideration equal to less than $20,000,000; or

(vii)	authorize any of the foregoing, or agree or enter into any contract to do any of the foregoing.

(b)

Treatment of the Aircraft. During the Pre-Closing Period, unless otherwise consented in writing by the C&C Parties, Total Produce, TP USA and Dole OpCo shall, and shall cause the other Dole Group Companies to, maintain the Aircraft in a manner consistent with past practice and ensure that the Aircraft remains in normal operating condition for similar assets of a similar age, ordinary wear and tear excepted.

8.2	Further Assurances

Each of the Parties agrees that, upon the reasonable request of any other Party from time to time, it shall execute and deliver, or cause to be executed and delivered, such further instruments and take such other actions as may be necessary or desirable to carry out the transactions contemplated by this Agreement and the Ancillary Agreements.

8.3	Public Announcements; Confidentiality

(a)

The Parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement or any of the Ancillary Agreements shall be in the form of the Transaction Announcement. No Party shall issue or cause the publication of any press release or other public announcement relating to this Agreement, the Ancillary Agreements or the transactions contemplated hereby or thereby (whether before or after Completion) without the prior written consent of the Steering Committee (which consent shall not be unreasonably withheld, conditioned or delayed), except as any Party believes in good faith and based on reasonable advice of counsel is required by applicable Law or by applicable rules of any stock exchange or quotation system on which such Party or its Affiliates lists or trades securities (in which case the disclosing Party will use its reasonable best efforts to (i) advise the non-disclosing Party before making such disclosure and (ii) provide the non-disclosing Party a reasonable opportunity to review and comment on such release or announcement and consider in good faith any comments with respect thereto).

(b)

No Party shall make publicly available this Agreement or any of the Ancillary Agreements (or any portion of this Agreement or any of the Ancillary Agreements) (whether before or after Completion) without the prior written consent of the Steering Committee, except as any Party believes in good faith and based on reasonable advice of counsel is required by applicable Law or by applicable rules of any stock exchange or quotation system on which such Party or its Affiliates lists or trades securities (in which case the disclosing Party will use its reasonable best efforts to advise the Steering Committee before making such disclosure and, upon the request of the Steering Committee, the Parties will work together in good faith to agree and pursue appropriate confidential treatment requests with respect to this Agreement or any of the Ancillary Agreements). This Clause 8.3(b) shall not apply to disclosures by a Party to its Representatives, Affiliates, lenders or other financing arrangers, agents or sources (including the Financing Sources) and lenders or other financing arrangers, agents or sources (including the Financing Sources) of Affiliates, it being understood that such Representatives, Affiliates, lenders, other financing arrangers, agents or sources and lenders, other financing arrangers, agents or sources of Affiliates will be informed of the confidential nature of this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby and will be directed to treat such information as confidential in accordance with the terms of this Agreement.

(c)

Each of the Parties shall hold, and shall cause its Representatives and Affiliates to hold, in confidence any and all information, whether written or oral, of, related to, arising from or concerning the negotiation and enquiries leading up to this Agreement and the Ancillary Agreements together with all transactions contemplated therein, except to the extent that such information is (x) in the public domain through no fault of such Person, (y) lawfully acquired by such Person after Completion from sources that are not prohibited from disclosing such information by a legal, contractual or fiduciary obligation or (z) intended to be disclosed pursuant to or in accordance with any provision in this Agreement or the applicable Ancillary Agreement. The Parties acknowledge and agree that nothing in this Agreement will be construed to prohibit (i) disclosures pursuant to applicable Law, (ii) disclosures in connection with any subpoena, Order or Proceeding by a Relevant Authority, (iii) disclosures required in connection with any Proceeding between the Parties, including to the extent reasonably necessary to enforce the Parties’ respective rights hereunder, (iv) disclosures in connection with Tax Returns or (v) disclosures required by applicable rules of any stock exchange or quotation system on which a Party or its Affiliates lists or trades securities; provided, that, in any such case, the disclosing Party will use its reasonable best efforts to advise Total Produce and the C&C Parties before making such disclosure and disclose only that portion of such information that the Person is advised by counsel in writing is legally required to be disclosed; provided, further, that such Person shall exercise commercially reasonable efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information. The obligations in this clause shall survive the termination of this Agreement.

(d)

To the extent required by applicable Law or by applicable rules of any stock exchange or quotation system on which such Party or its Affiliates lists or trades securities, the Parties agree that (i) the terms of the Share Exchange and the Merger shall be set out in the Transaction Announcement and the Scheme Document; and (ii) this Agreement and the Ancillary Agreements shall be available for inspection by the Total Produce Shareholders for the period required as part of the Scheme.

8.4	Notification of Certain Matters

(a)

Prior to Completion, the C&C Parties shall promptly notify Total Produce in writing of (i) to the C&C Parties’ Knowledge, any breach of any of the representations, warranties, covenants or agreements of the C&C Parties contained herein such that any of the conditions contained in Clause 9 would not be satisfied, (ii) any notice or other communication from any Person received by any C&C Party alleging that the consent of such Person is or may be required in connection with the consummation of the transactions contemplated by this Agreement or any of the Ancillary Agreements or (iii) any Proceeding pending or, to the C&C Parties’ Knowledge, threatened in writing against a Party or the Parties relating to the transactions contemplated by this Agreement or any of the Ancillary Agreements.

(b)

Prior to Completion, DFC Holdings shall promptly notify each of Total Produce and the C&C Parties in writing of (i) to DFC Holdings’ Knowledge, any breach of any of the representations, warranties, covenants or agreements of DFC Holdings contained herein such that any of the conditions contained in Clause 9 would not be satisfied, (ii) any notice or other communication from any Person received by any Dole Group Company alleging that the consent of such Person is or may be required in connection with the consummation of the transactions contemplated by this Agreement or any of the Ancillary Agreements or (iii) any Proceeding pending or, to DFC Holdings’ Knowledge, threatened in writing against a Party or the Parties relating to the transactions contemplated by this Agreement or any of the Ancillary Agreements.

(c)

Prior to Completion, the Total Produce Parties shall promptly notify the C&C Parties in writing of (i) to Total Produce’s Knowledge, any breach of any of the representations, warranties, covenants or agreements of the Total Produce Parties contained herein such that any of the conditions contained in Clause 9 would not be satisfied, (ii) any notice or other communication from any Person received by any Total Produce Party alleging that the consent of such Person is or may be required in connection with the consummation of the transactions contemplated by this Agreement or any of the Ancillary Agreements or (iii) any Proceeding pending or, to Total Produce’s Knowledge, threatened in writing against a Party or the Parties relating to the transactions contemplated by this Agreement or any of the Ancillary Agreements.

8.5	Efforts to Close; Consents and Filings

(a)

Each Party shall use its commercially reasonable efforts to take, or cause to be taken, all appropriate action to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements and satisfy the conditions set forth in Clause 9 as promptly as practicable and in no event later than the Outside Date, including to (i) obtain from Relevant Authorities and other Persons all consents, approvals, authorizations, qualifications and Orders as are necessary for the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements; (ii) promptly, and in any event within 20 Business Days, make an appropriate filing of a Notification and Report Form pursuant to the HSR Act; (iii) as promptly as practicable, make any other filings or draft filings (as appropriate) and submissions that may be required under any other applicable Antitrust Law; (iv) supply any additional information that may be required or requested by the Federal Trade Commission, the Department of Justice, the European Commission, the Registrar of Companies in Ireland, the High Court or other Relevant Authorities in which any such filings or submissions are made under any applicable Antitrust Laws as promptly as practicable; (v) cause the expiration or termination of the applicable waiting periods under any applicable Antitrust Laws as soon as reasonably practicable; and (vi) have vacated, lifted, reversed or overturned any Order (whether temporary, preliminary or permanent) that enjoins, restrains, conditions, makes illegal or otherwise restricts or prohibits the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements.

(b)

The C&C Parties shall, to the extent permitted by law, co-operate with the Total Produce Parties in good faith and to use all commercially reasonable efforts to procure co-operation by the Dole Group Companies with a view to satisfying timely the closing condition set out in Clause 9.1(c), including, to the extent necessary and on a confidential basis, providing timely all information reasonably required by the Total Produce Parties or any Relevant Authority in relation to the business of the Dole Group Companies or in relation to the C&C Parties and providing all information required by any Relevant Authority in relation to the business, provided that any such information shall be provided only to the Relevant Authority and/or, if necessary, to the Total Produce Parties’ advisors on a strictly confidential basis.

(c)

Unless prohibited by applicable Law or by the applicable Relevant Authority, each of the Total Produce Parties, the C&C Parties and DFC Holdings shall notify the Steering Committee of any meeting or material conversation (other than ministerial conversations) with any Relevant Authority in respect of this Agreement or any of the Ancillary Agreements and shall keep the Steering Committee reasonably apprised with respect thereto.

8.6	Preparation of IPO Registration Statement; IPO Cooperation

(a)

As promptly as reasonably practicable following the date hereof, the Total Produce Parties shall cause to be filed with or confidentially submitted to the SEC a registration statement on Form F-1 (or such other form as the Steering Committee may deem appropriate) with respect to the offer and sale of New Dole Shares in respect of the IPO (the “IPO Registration Statement”), and the C&C Parties shall provide such cooperation and assistance as Total Produce may reasonably require to effect such filing. Each of the Parties shall use all commercially reasonable efforts as the Total Produce Parties may reasonably require to have the IPO Registration Statement declared effective by the SEC (and any other non-U.S. government agencies, if any, that Total Produce determines in good faith to have jurisdiction over the IPO Registration Statement), to keep the IPO Registration Statement effective as long as is necessary to consummate the IPO. Each Party shall use all commercially reasonable efforts to take any action required to be taken by it under any applicable securities Laws in connection with the IPO, and each Party shall furnish all information concerning it and the holders of its capital stock as may be reasonably required to be disclosed in the IPO Registration Statement under applicable securities Laws or reasonably requested by any Relevant Authority in connection with any such action. The Total Produce Parties will advise the other Parties, promptly after they receive notice thereof, of the time when the IPO Registration Statement has become effective, the issuance of any stop order, the suspension of the qualification of the New Dole Shares issuable in connection with the IPO for offering or sale in any jurisdiction, or any request by the SEC for amendment of the IPO Registration Statement. If, at any time prior to Completion, any information relating to any of the Parties, or their respective Affiliates, officers or directors, should be discovered by any Party, and such information should be set forth in an amendment or supplement to the IPO Registration Statement so that such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify the other Parties and, to the extent required by Law an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, as applicable, disseminated to potential purchasers of IPO Shares in the IPO.

(b)

In connection with the IPO, DFC Holdings shall provide to Total Produce, and shall cause its Subsidiaries to, and shall use all commercially reasonable efforts to cause the respective officers, employees and advisors and other Representatives, including legal and accounting, of DFC Holdings and its Subsidiaries to, provide to Total Produce and its Subsidiaries such cooperation as may be reasonably requested by Total Produce, including (i) participating in a reasonable number of meetings, presentations, road shows, drafting sessions, due diligence sessions and sessions with the Underwriters in the IPO, auditors and prospective investors, (ii) assisting with the preparation of presentation materials, the IPO Registration Statement, the prospectus and similar documents required or necessary in connection with the IPO, (iii) furnishing Total Produce as promptly as reasonably practicable with financial and other pertinent information regarding DFC Holdings and its Subsidiaries as may be reasonably requested by Total Produce to consummate the IPO, (iv) providing such documents and other information relating to DFC Holdings and its Subsidiaries as may be reasonably required to enable the execution and delivery of the IPO Underwriting Agreement and the delivery of any documents required thereunder, including any certificates or certifications, legal opinions, negative assurance letters or comfort letters, (v) obtaining the consents of DFC Holdings’ accountants for use of their reports on the audited financial statements of DFC Holdings in the IPO Registration Statement and any other materials relating to the IPO, (vi) obtaining DFC Holdings’ accountant’s comfort letters and DFC Holdings’ counsels’ customary legal opinions and negative assurance letters reasonably requested by the Underwriters in the IPO with respect to information related to DFC Holdings and its Subsidiaries, (vii) cooperating with requests for customary due diligence investigations, and (viii) providing on a timely basis such documentation and other information about DFC Holdings and its Subsidiaries as is reasonably requested in writing by Total Produce in advance of the Completion Date in connection with the IPO that relates to applicable “know your customer” and anti-money laundering rules and regulations.

8.7	Tax Matters

(a)

Intended Tax Treatment. For United States federal income tax purposes, it is intended that the Share Exchange, the Merger and the IPO, taken together, qualify as a transaction described in Section 351 of the Code (the “Intended Tax Treatment”). Each Party shall, and shall cause each of its respective Subsidiaries to, use reasonable best efforts to cause the Share Exchange, the Merger and the IPO to qualify for the Intended Tax Treatment, including considering and negotiating in good faith such amendments to this Agreement as may reasonably be required in order to obtain such qualification (it being understood that no Party shall be required to agree to any such amendment that, in the good faith judgment of such Party, would subject it to any material economic, legal, regulatory, reputational or other cost or detriment). No Party shall take any action, or allow any Subsidiary to take any action, that could reasonably be expected to preclude the Intended Tax Treatment. Each Party shall, and shall cause its Subsidiaries to, report the transactions contemplated by this Agreement in a manner consistent with the Intended Tax Treatment, except to the extent otherwise required by a determination within the meaning of Code Section 1313.

(b)	Gain Recognition Agreement.

(i)

New Dole acknowledges that the C&C Parties may enter into (and cause to be filed with the IRS) a gain recognition agreement in accordance with Treasury Regulations Section 1.367(a)-8 in connection with the Merger (a “Gain Recognition Agreement”).

(ii)

Upon the written request of any C&C Party, New Dole shall use reasonable best efforts to furnish to such C&C Party such information as such C&C Party reasonably requests in connection with, (A) and is reasonably necessary to complete, such C&C Party’s preparation of a Gain Recognition Agreement, (B) the determination of whether there has been a gain “triggering event” under the terms of such Gain Recognition Agreement, and (C) the determination of the amount of gain, if any, resulting from any “triggering event” under the terms of such Gain Recognition Agreement.

(iii)

Each C&C Party shall promptly notify New Dole of any Gain Recognition Agreement filed by such C&C Party and the terms contained in such Gain Recognition Agreement, and shall thereafter keep New Dole informed of any actions undertaken by such C&C Party that result in such C&C Party recognizing gain with respect to its Gain Recognition Agreement; provided, however, that the failure to give such prompt notice shall not affect any Parties’ obligations under this Agreement except to the extent such Party is unable to comply with such obligations as a result of such failure.

(iv)

The C&C Parties will (A) if eligible to do so, timely file a new Gain Recognition Agreement in connection with any transaction requiring a Triggering Event Notification if necessary to preserve such C&C Party’s tax treatment afforded by its original Gain Recognition Agreement, (B) promptly notify New Dole of any such new Gain Recognition Agreement and the terms thereof, and (C) thereafter keep New Dole informed of any actions undertaken by such C&C Party that result in such C&C Party recognizing gain with respect to such new Gain Recognition Agreement; provided, however, that the failure to give such prompt notice shall not affect any Parties’ obligations under this Agreement except to the extent such Party is unable to comply with such obligations as a result of such failure.

(v)

Following the Completion Date, New Dole shall cause Dole OpCo to prepare or cause to be prepared and timely file the reporting statement contemplated by Treasury Regulations Section 1.367(a)-3(c)(6); provided, that the C&C Parties shall furnish to Dole OpCo such information in their possession as Dole OpCo reasonably requests in connection with, and is reasonably necessary to complete, the preparation of such reporting statement.

(c)	Code Section 367 Matters.

(i)

Triggering Event Notification. After Completion and until the expiration or termination of any C&C Party’s Gain Recognition Agreement or replacement Gain Recognition Agreement in accordance with Treasury Regulations Section 1.367(a)-8, New Dole shall provide such C&C Party with prior written notice before it or any of its Affiliates effects a transaction (or series of related transactions) that would reasonably be expected to constitute a “triggering event” described in Treasury Regulations Section 1.367(a)-8(j) with respect to such C&C Party’s Gain Recognition Agreement or replacement Gain Recognition Agreement or be considered “part of the same transaction” as the transactions contemplated by this Agreement within the meaning of Treasury Regulations Section 1.367(a)-3(d) (each, a “Triggering Event Notification”) (it being acknowledged and understood that no Triggering Event Notification shall be required in connection with any transaction (or series of related transactions) which is described in Section 8.7(c)(i) of the C&C Disclosure Schedules).

(ii)

Form of Notification. Any Triggering Event Notification shall be provided at least 30 days prior to the closing of the transaction (or series of transactions) described in the notification and shall include (A) a description of the transaction (or series of transactions), including a description of the amount and nature of the property to be transferred, a description of the amount of cash and any other property to be received in the transaction, and the date on which such transaction (or series of transactions) is intended to take place, (B) the name, address and U.S. taxpayer identification number (if any) of the transferee(s), and (C) any other information requested by such C&C Party that is reasonably necessary for such C&C Party to comply with its Gain Recognition Agreement or replacement Gain Recognition Agreement or file a new Gain Recognition Agreement in order to preserve such C&C Party’s tax treatment afforded by its original Gain Recognition Agreement.

(iii)	Consummation of Triggering Events. Neither New Dole nor any of its Affiliates will consummate any transaction (or series of related transactions) requiring a Triggering Event Notification unless:

(A)

New Dole and each C&C Party entitled to the Triggering Event Notification agree in writing that the transaction (or series of related transactions) does not constitute a “triggering event” described in Treasury Regulations Section 1.367(a)-8(j) that would cause any C&C Party to recognize gain with respect to its Gain Recognition Agreement (such agreement not to be unreasonably withheld, conditioned or delayed (provided, however, that for the avoidance of doubt, it shall not be unreasonable for a Party to withhold its agreement where such Party does not in good faith agree that the transaction does not constitute such a “triggering event”));

(B)

New Dole provides each C&C Party entitled to the Triggering Event Notification with a written opinion of an internationally recognized law or accounting firm reasonably acceptable to the C&C Parties stating that the transaction (or series of related transactions) “should not” constitute a “triggering event” described in Treasury Regulations Section 1.367(a)-8(j) that would cause any C&C Party to recognize gain with respect to its Gain Recognition Agreement; or

(C)

New Dole indemnifies and reimburses each C&C Party in accordance with Clause 8.7(c)(iv) for the Additional Tax Amount of such C&C Party as a result of such transaction (or series of transactions) prior to entering into or effecting such transaction (or series of transactions) (each, an “Intentional Triggering Event”).

(iv)

In the case of any Intentional Triggering Event, New Dole shall notify the C&C Parties in writing at least 30 days prior to entering into or effecting such Intentional Triggering Event. Within 15 days of receiving such written notice, the C&C Parties shall provide to New Dole a calculation of the additional Tax liability of the C&C Parties reasonably expected to result from the Intentional Triggering Event (as finally determined in accordance with this clause, the “Additional Tax Amount,” which for the avoidance of doubt will be calculated (x) to include any additional Tax liability of the C&C Parties resulting from receiving payment or reimbursement of the Additional Tax Amount, and (y) in a manner consistent with Clause 8.7(h)(ii)), together with any information and documentation reasonably necessary to determine the Additional Tax Amount. In the event New Dole disagrees with any determinations set forth in the calculation of the Additional Tax Amount, it shall provide notice to the C&C Parties of such disagreement within 15 days of receiving such calculation, and the Parties shall work in good faith to resolve such disagreement. If the Parties cannot resolve such disagreement within 10 days of New Dole providing notice of such disagreement, the disagreement shall be referred to an independent, internationally-recognized accounting firm reasonably acceptable to the Parties for determination, whose determination shall be binding and conclusive for all purposes of this Agreement. The Parties shall cooperate with such accounting firm and make available the records and workpapers necessary for its review. The fees and expenses of the accounting firm shall be allocated between the C&C Parties, on the one hand, and New Dole, on the other hand, in proportion to the relative success of the Parties, as determined by the accounting firm. New Dole shall pay the Additional Tax Amount, as finally determined under this Clause 8.7(c)(iv), to the C&C Parties prior to entering into or effecting such Intentional Triggering Event. The Parties agree that any payment by New Dole of the Additional Tax Amount is intended to be treated as additional consideration paid for the Class A DFC Holdings Units in the Merger for income tax purposes, and the Parties agree to file all Tax Returns consistent with such intention, unless otherwise required by applicable Law.

(v)	To the extent New Dole indemnifies a C&C Party for any Additional Tax Amount in connection with an Intentional Triggering Event or, as relevant, Unintentional Triggering Event or Specified Breach:

(A)

If, upon a C&C Party’s filing of a Tax Return reporting the results of an Intentional Triggering Event, (I) the additional Tax liability incurred by such C&C Party resulting from such Intentional Triggering Event, calculated in the manner described in Clause 8.7(c)(iv) (and which for the avoidance of doubt will take into account any additional Tax liability resulting from receiving any payment described in Clause 8.7(c)(iv) and this Clause 8.7(c)(v)(A) (the “Actual Additional Tax Amount”)), is less than the Additional Tax Amount paid pursuant to Clause 8.7(c)(iv) by New Dole to such C&C Party with respect to such Intentional Triggering Event, such C&C Party shall promptly reimburse New Dole for the excess of such Additional Tax Amount over the Actual Additional Tax Amount incurred, and (II) the Actual Additional Tax Amount is greater than the Additional Tax Amount paid pursuant to Clause 8.7(c)(iv) by New Dole to such C&C Party with respect to such Intentional Triggering Event, New Dole shall promptly reimburse such C&C Party for the excess of such Actual Additional Tax Amount over the Additional Tax Amount.

(B)

Upon any taxable disposition by a C&C Party of any Consideration Shares, such C&C Party shall pay to New Dole an amount equal to the Tax Savings realized by such C&C Party on such disposition due to such Intentional Triggering Event, Unintentional Triggering Event or Specified Breach (and specifically, due to the increase in tax basis in such Consideration Shares resulting from the gain caused by such Intentional Triggering Event, Unintentional Triggering Event or Specified Breach). With respect to any disposition of Consideration Shares, the “Tax Savings” on account of any particular Intentional Triggering Event, Unintentional Triggering Event or Specified Breach shall be calculated as (x) the reduction in income Taxes (determined on a “with or without” basis) that would be realized by the C&C Parties on a disposition of all Consideration Shares due to the increase in Tax basis in such Consideration Shares that resulted from any gain recognized in connection with such Intentional Triggering Event, Unintentional Triggering Event or Specified Breach (the “Overall Tax Savings”), multiplied by (y) a percentage equal to the number of Consideration Shares being disposed of in such disposition divided by all Consideration Shares owned by the C&C Parties at the time of such disposition. For the avoidance of doubt, in no event will the C&C Parties be required to pay any Tax Savings to New Dole in excess of 100% of the Overall Tax Savings arising from any particular Intentional Triggering Event, Unintentional Triggering Event or Specified Breach. To the extent a C&C Party disposes of any Consideration Shares in a tax-deferred exchange, the principles of this Clause 8.7(c)(v) shall apply to the property received in such exchange.

Upon any disposition of Consideration Shares subject to this Clause 8.7(c)(v), the C&C Parties shall provide to New Dole a statement setting forth a calculation of (i) the amount realized on such disposition, (ii) the Tax basis held by the applicable C&C Party in such Consideration Shares, and (iii) the Tax Savings with respect to such disposition calculated in accordance with this Clause 8.7(c)(v), along with any workpapers or worksheets setting forth the manner in which any such calculations were made. Such statement shall be certified by DHM or an authorized signatory of the applicable C&C Party that disposed of the Consideration Shares.

(d)

Withholding. Each Party and the Exchange Agent shall be entitled to deduct and withhold from consideration otherwise payable pursuant to the transactions contemplated by this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or non-U.S. Tax Law. To the extent that amounts are so withheld and paid over to or deposited with the Relevant Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

(e)

Pass-Through Tax Returns. New Dole shall prepare and file, or cause to be prepared and filed, all income Tax Returns of DFC Holdings relating to a taxable period (or portion thereof) ending on or before the Completion Date with a due date after the Completion Date (the “Pass-Through Tax Returns”). All Pass-Through Tax Returns shall be prepared in accordance with the past practice of DFC Holdings, unless otherwise required by applicable Law. At least 30 days prior to the date on which any Pass-Through Tax Return is required to be filed (taking into account any valid extensions), New Dole shall submit such Tax Return to the C&C Parties, shall reflect thereon any reasonable comments of the C&C Parties thereto, and shall not file such Tax Return without the consent of the C&C Parties (not to be unreasonably withheld, conditioned, or delayed). The C&C Parties shall reasonably cooperate with New Dole in the preparation of such Pass-Through Tax Returns.

(f)	Tax Claims.

(i)

Each Party shall give prompt notice to the other Parties of the assertion of any claim, or the commencement of any Proceeding with respect to Taxes of DFC Holdings for any taxable period or Tax Return the income of which is passed through and reported on any Tax Return of the C&C Parties (each, a “Tax Claim”). The C&C Parties shall be entitled to direct and control the defense of any Tax Claim at their own expense; provided that for any Tax Claim that could reasonably be expected to affect the Tax liability of New Dole or any of its Subsidiaries after Completion (including any Tax Claim to which the Revised Partnership Audit Rules apply), New Dole may participate at its sole expense and will be kept informed of the material aspects of such Tax Claim, and the C&C Parties shall not (and shall not permit DFC Holdings to) settle or compromise any such Tax Claim without New Dole’s prior written consent (not to be unreasonably withheld, conditioned or delayed). New Dole shall control the defense of any Tax Claim that the C&C Parties elect not to control; provided that (i) the C&C Parties shall (A) take all necessary steps to permit New Dole to control such defense (including appointing New Dole as the “partnership representative,” if applicable), and (B) be kept informed of all aspects of such Tax Claim, and (ii) New Dole shall not (and shall not permit DFC Holdings to) settle or compromise any such Tax Claim without the C&C Parties’ prior written consent (not to be unreasonably withheld, conditioned or delayed). Notwithstanding anything to the contrary herein, each of the parties hereto agrees that with respect to any Tax Claim to which the Revised Partnership Audit Rules apply, an election pursuant to Section 6226(a) of the Code (or any corresponding elections under state and local law) shall be made.

(ii)

The C&C Parties shall give prompt notice to New Dole of the assertion of any claim or the commencement of any Proceeding the resolution of which could reasonably be expected to give rise to an indemnity claim against New Dole under Clause 8.7(i)(i)(A) (each, a “Specified Tax Claim”). With respect to any such Specified Tax Claim, the C&C Parties shall (A) keep New Dole informed of the material aspects of such Specified Tax Claim, (B) permit New Dole to participate at its sole expense with respect to any portion of such Specified Tax Claim that relates to the subject matter of the Specified Tax Representation, and (C) not settle or compromise any portion of such Specified Tax Claim that relates to the subject matter of the Specified Tax Representation without New Dole’s prior written consent (not to be unreasonably withheld, conditioned or delayed), unless the C&C Parties agree in writing that such settlement or compromise will not give rise to an indemnity claim against New Dole under Clause 8.7(i)(i)(A).

(g)

Pass-Through Tax Actions. Except with the prior written consent of the C&C Parties (such consent not to be unreasonably withheld, conditioned or delayed), New Dole shall not (and shall not permit any of its Subsidiaries to) make or change any Tax election, change any Tax accounting method or annual Tax accounting period, file any amended Tax Return (except to the extent necessary to reflect the resolution of any Proceeding with respect to Taxes), enter into any closing agreement, extend or waive the limitation period applicable to any Tax claim or assessment, or surrender any right to claim a refund of Taxes, in each case that would have the effect of increasing the Income Tax liability of the C&C Parties for any taxable period (or portion thereof) ending on or before the Completion Date.

(h)	Tax Information.

(i)

From and after the date hereof, the Parties shall provide one another with all information and cooperation reasonably requested by a Party in connection with determining the Tax consequences of the transactions contemplated by this Agreement.

(ii)

The Parties agree and acknowledge that, for purposes of calculating any Additional Tax Amount, Actual Additional Tax Amount and indemnification payment under Clause 8.7(i)(i), each C&C Party’s basis in its Class A DFC Holdings Units at the time of the Merger shall not be less than the applicable amount set forth in Section 8.7(h)(ii) of the C&C Disclosure Schedules, in each case as adjusted to reflect the impact of (A) any allocations or distributions made to such C&C Party by DFC Holdings between January 1, 2020 and the time of the Merger, and (B) any transactions contemplated by this Agreement, including the Pre-Closing Unit Sales.

(i)	Tax Indemnification.

(i)

From and after Completion, New Dole shall indemnify and hold harmless the C&C Parties from and against any and all Losses incurred by any C&C Party resulting from or incurred in connection with any (A) breach or inaccuracy in the Specified Tax Representation (a “Specified Breach”), and (B) Tax liability of any C&C Party arising under Code Section 367 or Treasury Regulation Section 1.367(a)-8 resulting from any action taken or transaction entered into or effected by New Dole or any of its Affiliates after Completion that does not constitute an Intentional Triggering Event (an “Unintentional Triggering Event”); provided, that such Losses, if any, are computed in a manner consistent with Clause 8.7(h)(ii) and (C) the C&C Parties’ Applicable Ownership Percentage of any Transfer Taxes imposed on New Dole (or any of its Subsidiaries) with respect to the Scheme, Scheme Documentation or Share Exchange, where “C&C Parties’ Applicable Percentage Ownership” shall mean the percentage of New Dole Shares owned, in the aggregate, by the C&C Parties (as a percentage of all New Dole Shares outstanding and issued at such time) at the time such Transfer Taxes are imposed or assessed by a Governmental Authority on New Dole (or its Subsidiaries).

(ii)

From and after Completion, each Party shall jointly and severally indemnify the other Parties for any and all Losses resulting from or incurred in connection with any Transfer Taxes allocated to such indemnifying Party under Clause 8.7(j).

(j)

Transfer Taxes. All transfer, documentary, sales, use, registration, stamp, stamp duty and other similar Taxes and fees (including any penalties and interest thereon, but excluding, for the avoidance of doubt, any Income Taxes) (together, “Transfer Taxes”) incurred in connection with the transactions contemplated by this Agreement or any Ancillary Agreement, except as provided in the following two sentences, shall be borne by New Dole. The C&C Parties shall bear Transfer Taxes, if any, incurred in connection with the (i) Pre-Closing Unit Sales, (ii) Distributions and Transfers, including any deemed transfer of the Aircraft pursuant to this Agreement, and (iii) conversion of Dole Foods Flight Operations, Inc. to a limited liability company. Total Produce shall bear Transfer Taxes, if any, imposed on New Dole or its Subsidiaries in connection with the Scheme, Scheme Documentation, or Share Exchange. Each Party shall, at its expense, timely file or cause to be filed all necessary Tax Returns and other documentation with respect to all Transfer Taxes as required by applicable Law, and the Parties shall reasonably cooperate with one another in connection with the preparation and filing of such Tax Returns.

(k)

Tax Treatment of Pending Claims Satisfaction. The Parties intend that the transfer by the C&C Parties of Class A DFC Holdings Units in satisfaction of the Pending Claims be treated as (i) a taxable exchange of such Class A DFC Holdings Units having an aggregate fair market value at the time of such exchange equal to the amount of the Pending Claims, and (ii) an adjustment to the amount paid by TP USA under the Securities Purchase Agreement. Each Party shall, and shall cause its Affiliates to, file all Tax Returns in a manner consistent with such intent, unless otherwise required by a determination within the meaning of Code Section 1313. The Flight Operations Equity shall, at the time of the Distributions and Transfers, be reported for all Income Tax purposes as having a fair market value equal to the face amount of TP USA Promissory Note 2; the Parties shall file all Tax Returns in a manner consistent therewith unless otherwise required by a determination within the meaning of Code Section 1313.

(l)

Section 732(f) Matters. The C&C Parties agree to reasonably cooperate and work in good faith to consider and, subject to the following proviso, effect amendments to the DFC Holdings LLC Agreement proposed by the Total Produce Parties intended to ensure that Section 732(f) of the Code does not cause a reduction in the basis of Dole OpCo’s assets in connection with the transactions contemplated by this Agreement; provided, that nothing in this Clause 8.7(l) shall require a C&C Party to agree to any amendment that, in the good faith judgment of such C&C Party, would subject it to any economic, legal, regulatory, reputational or other cost or detriment.

8.8	C&C Promissory Note

Effective as of the date of this Agreement, (a) the maturity date of the Promissory Note issued by certain Affiliates of the C&C Parties in favor of DFC Holdings dated June 30, 2020 (the “C&C Promissory Note”) shall be extended from February 7, 2021 to the Outside Date and (b) interest on the C&C Promissory Note shall become due and payable on the Outside Date. Except as expressly modified by this Clause 8.8, all of the terms, covenants, agreements and other provisions of the C&C Promissory Note shall remain in full force and effect in accordance with their respective terms.

8.9	Status Quo

The Parties acknowledge and agree that, from and after the date of this Agreement until Completion or, if earlier, the termination of this Agreement pursuant to Clause 11.1, (a) the DFC Holdings LLC Agreement and the Dole OpCo Bylaws shall continue in full force and effect in accordance with their respective terms and, accordingly, certain actions relating to the operations of DFC Holdings and Dole OpCo shall remain subject to a Majority Vote or Supermajority Vote pursuant to the DFC Holdings LLC Agreement or the Dole OpCo Bylaws, as applicable, and (b) the Aircraft shall remain available for use (i) by the Dole Group Companies in the ordinary course of business, (ii) by management of New Dole, Total Produce and DFC Holdings in connection with the transactions contemplated by this Agreement and (iii) by management of the C&C Parties consistent with the past practice of the Parties. For the avoidance of doubt, however, Section 8.4 of the DFC Holdings LLC Agreement shall not apply to the transactions contemplated by this Agreement and, accordingly, TP USA shall not be required to deliver the Second Tranche Exercise Notice or the Third Tranche Exercise Notice in respect of the transactions contemplated by this Agreement.

8.10	Section 16 Matters

Prior to the Merger Effective Time, the New Dole Board, or an appropriate committee of “non-employee directors” (as defined in Rule 16b-3 of the Exchange Act) thereof, shall adopt a resolution consistent with the interpretive guidance of the SEC and the procedures set forth in the Skadden, Arps, Slate, Meagher & Flom LLP SEC No-Action Letter (January 12, 1999) to approve in advance for the purpose of Rule 16b-3(d) the acquisition of New Dole Shares (including derivative securities with respect to New Dole Shares) pursuant to this Agreement and the Ancillary Agreements by any Person owning securities of DFC Holdings who is expected to become a director (including any of the C&C Parties to the extent considered a director by deputization) or officer (as defined under Rule 16a-1(f) under the Exchange Act) of New Dole following the Merger.

8.11	Financing Cooperation

Prior to the Completion Date, DFC Holdings shall provide to Total Produce, and shall cause its Subsidiaries to, and shall use commercially reasonable efforts to cause the respective officers, employees and advisors and other Representatives of DFC Holdings and its Subsidiaries to, provide to Total Produce and its Subsidiaries such cooperation as may be reasonably requested by Total Produce in connection with arranging, obtaining, syndicating and consummating any debt financing, whether directly placed or broadly marketed or syndicated, with banks, financial institutions and/or institutional lenders or investors, whether in the “A” or “B” debt market or otherwise, to be obtained by Total Produce for the purpose of funding the transactions contemplated by this Agreement (such debt financing, the “Financing”) (provided that such requested cooperation does not unreasonably interfere with the business or operations of DFC Holdings and its Subsidiaries), including (i) causing DFC Holdings’ appropriate senior officers to participate in a reasonable number of meetings, presentations, road shows, drafting sessions, due diligence sessions and sessions with prospective lenders, investors and rating agencies, (ii) assisting with the preparation of materials for rating agency presentations, offering documents, private placement memoranda, bank information memoranda, prospectuses and similar documents required or necessary in connection with the Financing or customarily provided in connection with the Financing, (iii) furnishing Total Produce as promptly as reasonably practicable with financial and other pertinent information regarding DFC Holdings and its Subsidiaries as may be reasonably requested by Total Produce to consummate the Financing (including the Required Financial Information), (iv) providing such documents and other information relating to DFC Holdings and its Subsidiaries as may be reasonably required to enable the delivery of any schedules to any definitive financing documents, customary certificates or certifications, customary legal opinions, negative assurance letters and customary comfort letters, (v) obtaining the consents of DFC Holdings’ accountants for use of their reports on the audited financial statements of DFC Holdings in any materials relating to the Financing, (vi) obtaining DFC Holdings’ accountant’s comfort letters and DFC Holdings’ counsel’s customary legal opinions and negative assurance letters reasonably requested by Total Produce or any Financing Source with respect to information related to DFC Holdings and its Subsidiaries, (vii) cooperating with requests for customary due diligence investigations, (viii) ensuring that the Financing benefits from the existing lender relationships of DFC Holdings and its Subsidiaries, (ix) providing at least five Business Days prior to the Completion Date such documentation and other information about DFC Holdings and its Subsidiaries as is reasonably requested in writing by Total Produce at least 10 Business Days prior to the Completion Date in connection with the Financing that relates to applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the USA PATRIOT Act, (x) reasonably assisting in the preparation of, and executing and delivering, any pledge, security, definitive financing agreements for the Financing and other customary financing documents, including guarantee and collateral documents and other certificates and documents as may be reasonably requested by Total Produce in connection with the Financing, (xi) facilitating the pledging of, granting of security interests in and obtaining perfection of any liens on, collateral in connection with the Financing (including delivery of original stock certificates and original stock powers of the Subsidiaries of DFC Holdings to the extent required in connection with the Financing), (xii) obtaining customary payoff letters (in form and substance reasonably acceptable to Total Produce) and lien terminations, if applicable, to the extent necessary to allow for the prepayment, payoff, discharge and termination in full of all obligations outstanding under the Dole Debt and giving (by the date required under the applicable Dole Debt) any necessary prepayment notice (which shall be conditioned on the consummation of the transactions contemplated by this Agreement) to allow for the prepayment, payoff, discharge and termination in full of the Dole Debt at the Completion Date, (xiii) with respect to the Dole Notes, issuing a notice of redemption at least 30 days but not more than 60 days before the redemption date agreed with Total Produce for all of the outstanding aggregate principal amount of the Dole Notes pursuant to the requisite provisions of the indenture governing the Dole Notes and taking any actions reasonably requested by Total Produce that are customary or necessary to facilitate the redemption and/or satisfaction and discharge of the Dole Notes pursuant to the applicable section of the indenture governing the Dole Notes; provided, that any such redemption and/or satisfaction and discharge must be conditioned on the consummation of the transactions contemplated by this Agreement, and (xiv) reasonably assisting Total Produce in obtaining any corporate credit and family ratings from any ratings agencies contemplated in connection with the Financing and reasonably cooperating with the marketing efforts of Total Produce in connection with the Financing; provided that (A) the DFC Holdings Board and officers of DFC Holdings prior to the Completion Date and the directors and officers of the Subsidiaries of DFC Holdings prior to the Completion Date shall not be required to adopt resolutions approving the agreements, documents and instruments pursuant to which the Financing is obtained, unless Total Produce shall have determined that such directors or officers are to remain as directors or officers, as applicable, of DFC Holdings or such Subsidiary of DFC Holdings, as applicable, after the Completion Date and except for such resolutions as are effective upon Completion, (B) neither DFC Holdings nor any of its Subsidiaries shall be required to execute, prior to the Completion Date, any definitive financing agreements, including any credit or other agreements in connection with the Financing, except for such agreements that are contingent upon Completion, and (C) except as expressly provided above, neither DFC Holdings nor any of its Subsidiaries shall be required to take any corporate actions prior to the Completion Date to permit the consummation of the Financing, except for such actions that are contingent upon Completion.

8.12	Steps to be Compliant with the Sarbanes-Oxley Act

DFC Holdings shall cooperate with New Dole and use commercially reasonable efforts to be compliant with the requirements of the Sarbanes-Oxley Act at the Completion Date or as soon as practicable thereafter.

8.13	Expense Reimbursement Agreement

Concurrently with the execution of this Agreement, the Parties have executed an Expense Reimbursement Agreement (the “Expense Reimbursement Agreement”). If Completion occurs, New Dole shall bear the costs of the Parties (other than New Dole) and Dole OpCo subject to and in accordance with the terms of the Expense Reimbursement Agreement. If Completion shall not occur, DFC Holdings shall cause Dole OpCo to bear the costs of the Parties subject to and in accordance with the terms of the Expense Reimbursement Agreement.

8.14	Logos

DFC Holdings hereby consents to the use of the logos of any Dole Group Company in connection with the Financing and authorizes the Financing Sources to download copies of such logos from its website for such purposes; provided, that such logos are used solely in a manner that is not intended to nor reasonably likely to harm or disparage any Dole Group Company or the reputation or goodwill of any Dole Group Company and its or their marks.

9.	CONDITIONS

9.1	General Conditions to the Obligations of Each Party

The respective obligations of each Party to complete the Share Exchange and the Merger are subject to the satisfaction of each of the following conditions at or prior to Completion, any of which may be waived in writing by all Parties in their sole discretion:

(a)	Scheme Effectiveness. The Scheme shall have become effective by the registration of the Court Order by the Registrar of Companies.

(b)	Shareholder Approvals. The EGM Resolutions shall have been approved.

(c)

Government Approvals. (i) Any applicable waiting period (and any extensions thereof) under the HSR Act shall have expired, lapsed or been terminated (as appropriate); (ii) to the extent that the Commission has jurisdiction to examine all or part of the transactions contemplated by this Agreement under the EUMR or to the extent that all or part of the transactions contemplated by this Agreement are referred to the European Commission (the “Commission”) pursuant to Article 4(5) or Article 22 of the EUMR and the Commission obtains jurisdiction under the EUMR to examine the Share Exchange or the Merger, as the case may be, the issuing by the Commission of a final decision under Article 6.1(b), Article 6.2, Article 8(1) or Article 8(2) of the EUMR, declaring the Share Exchange or the Merger, as the case may be, compatible with the common market subject to the fulfilment of one or more conditions or obligations, if any; and (iii) to the extent that the Commission has jurisdiction to examine all or part of the transactions contemplated by this Agreement under the EUMR and subsequently all or part of the transactions contemplated by this Agreement are referred by the Commission under Articles 9(1) or 9(5) of the EUMR, or under Article 6(1) of Protocol 24 of the Agreement on the European Economic Area, to the Relevant Authority of one or member countries of the European Economic Area, the issuing by such Relevant Authority or Authorities (in case of a partial referral, in conjunction with a final decision of the Commission) of a final decision or decisions which satisfy (or together satisfy) the preceding clause (ii) (that clause being interpreted mutatis mutandis).

(d)

No Orders. No Order binding on the Parties shall be in effect that prohibits, enjoins or makes illegal Completion or any of the other transactions contemplated by this Agreement or any of the Ancillary Agreements.

(e)	IPO Registration Statement. The IPO Registration Statement shall have been declared effective by the SEC and shall not be the subject of any stop order or proceedings seeking any stop order.

(f)	Listing. The New Dole Shares shall have been approved for listing on a Qualified Exchange.

(g)

IPO Underwriting Agreement. The IPO Underwriting Agreement (containing the terms set forth or referenced in the definition of IPO Underwriting Agreement) shall have been executed by the Underwriters in the IPO.

(h)

Other Ancillary Agreements. The relevant Parties shall have executed and delivered, or shall have caused the applicable parties thereto to execute and deliver, each of the agreements listed in Section 9.1(h) of the Total Produce Disclosure Schedules.

(i)

DTC. New Dole shall have entered into a composition agreement with the Revenue Commissioners of Ireland and a Special Eligibility Agreement for Securities with The Depository Trust Company in respect of the New Dole Shares, both of which shall be in full force and effect.

9.2	General Conditions to the Obligations of the Total Produce Parties

The obligation of the Total Produce Parties to complete the Share Exchange and the Merger is subject to the satisfaction of each of the following conditions at or prior to Completion, any of which may be waived in writing by Total Produce in its sole discretion:

(a)

Representations and Warranties. The representations and warranties of the C&C Parties and DFC Holdings contained in this Agreement shall be true and correct in all respects on and as of the Completion Date with the same effect as if made on and as of the Completion Date (other than such representations and warranties that are made as of a specified date, which representations and warranties shall be true and correct as of such date), except where the failure of any such representations and warranties to be so true and correct (without giving effect to any limitation or qualification as to materiality or Material Adverse Effect set forth therein) has not had a Material Adverse Effect with respect to the Dole Group Companies.

(b)

Performance of Covenants. The C&C Parties and DFC Holdings shall have performed in all material respects all of the covenants and obligations required to be performed by each of them under this Agreement prior to or at Completion.

(c)

U.S. Person Certificates. Each of the C&C Parties shall have delivered to New Dole a certificate dated as of the Completion Date, in form and substance reasonably acceptable to New Dole, certifying in accordance with Section 1446(f)(2) of the Code and Section 1.1445-2(b)(2) of the Treasury Regulations that such C&C Party is not a foreign person for purposes of Section 1445(b)(2) and Section 1446(f)(2) of the Code.

(d)

Closing Certificate. The C&C Parties and DFC Holdings shall have delivered to Total Produce a certificate, dated as of the Completion Date and signed by the C&C Parties and DFC Holdings’ Chief Executive Officer or Chief Financial Officer, certifying to the effect that the conditions set forth in Clause 9.2(a) and Clause 9.2(b) have been satisfied.

(e)

Resignations. DFC Holdings shall have delivered to Total Produce the written resignation of each officer and director of each Dole Group Company (other than any officer or director approved in writing by Total Produce), in each case, effective as of the Merger Effective Time, in form and substance reasonably acceptable to Total Produce, which shall include an acknowledgment that no compensation or liabilities are owed to any such officer or director by any Dole Group Company or any of their respective Affiliates. Where relevant, the C&C Parties shall have procured such resignations by their respective representatives on the DFC Holdings Board and the Dole OpCo Board.

(f)	Registration Rights Agreement. The C&C Parties shall have executed and delivered the Registration Rights Agreement.

9.3	General Conditions to the Obligations of the C&C Parties and DFC Holdings

The obligation of the C&C Parties and DFC Holdings to complete the Merger is subject to the satisfaction of each of the following conditions at or prior to Completion, any of which may be waived in writing by the C&C Parties in their sole discretion:

(a)

Representations and Warranties. The representations and warranties of the Total Produce Parties contained in this Agreement shall be true and correct in all respects on and as of the Completion Date with the same effect as if made on and as of the Completion Date (other than such representations and warranties that are made as of a specified date, which representations and warranties shall be true and correct as of such date), except where the failure of any such representations and warranties to be so true and correct (without giving effect to any limitation or qualification as to materiality or Material Adverse Effect set forth therein) has not had a Material Adverse Effect with respect to the Total Produce Group Companies.

(b)

Performance of Covenants. The Total Produce Parties shall have performed in all material respects all of the covenants and obligations required to be performed by each of them under this Agreement prior to or at Completion.

(c)

Closing Certificate. The Total Produce Parties shall have delivered to the C&C Parties and DFC Holdings a certificate, dated as of the Completion Date and signed by Total Produce’s Chairman, Chief Executive Officer or Chief Financial Officer, certifying to the effect that the conditions set forth in Clause 9.3(a) and Clause 9.3(b) have been satisfied.

(d)

No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any change, event, circumstances, development or effect that has had a Material Adverse Effect with respect to the Total Produce Group Companies.

(e)	Registration Rights Agreement. New Dole shall have executed and delivered the Registration Rights Agreement.

9.4	Frustration of Closing Conditions

From and after the date of this Agreement until Completion or, if earlier, the termination of this Agreement pursuant to Clause 11.1, none of the C&C Parties or DFC Holdings shall, and each of them shall cause their respective Affiliates not to, take any action with the intent to delay or impede the satisfaction of the conditions set forth in Clause 9 and, if any such action is taken, each of the C&C Parties and DFC Holdings agrees to cure, and to cause their respective Affiliates to cure, such action as promptly as reasonably practicable after becoming aware thereof. None of the C&C Parties or DFC Holdings may rely, either as a basis for not consummating the transactions contemplated by this Agreement or terminating this Agreement and abandoning the transactions contemplated by this Agreement, on the failure of any condition set forth in Clause 9.1 or Clause 9.3, as the case may be, to be satisfied if such failure was caused by such Party’s material breach of this Agreement.

10.	COMPLETION

Upon the terms and subject to the conditions set forth in this Agreement, Completion shall occur by electronic exchange of documents in the order set forth in this Clause 10. The date on which Completion actually occurs is referred to herein as the “Completion Date.”

10.1	Share Exchange

The completion of the Share Exchange shall take place on a date to be specified by Total Produce after the satisfaction or waiver of all of the conditions set forth in Clause 9 (other than those conditions that by their nature are to be satisfied at Completion, but subject to the satisfaction or waiver of those conditions at such time).

10.2	Merger

The completion of the Merger shall take place immediately following the completion of the Share Exchange.

10.3	Contribution

The completion of the Contribution shall take place immediately following or substantially concurrently with the completion of the Merger, or at such other time or on such other date as is agreed to in writing by the C&C Parties and Total Produce.

10.4	IPO

The completion of the IPO pursuant to the IPO Underwriting Agreement shall take place immediately following the completion of the Share Exchange, the Merger and the Contribution, or at such other date and time as is agreed to in writing by the C&C Parties and Total Produce.

10.5	Distributions and Transfers

The completion of the Distributions and Transfers shall take place immediately following the completion of the Share Exchange, the Merger, the Contribution and the IPO, or at such other date and time as is agreed to in writing by the C&C Parties and Total Produce.

11.	TERMINATION

11.1	Termination

This Agreement may be terminated at any time prior to Completion only as follows:

(a)	by Total Produce, upon written notice to the C&C Parties at any time in its sole discretion;

(b)

by the C&C Parties if Completion has not occurred on or before November 15, 2021 (the “Outside Date”); provided that the C&C Parties shall not be entitled to terminate pursuant to this Clause 11.1(b) if the failure of Completion to occur was proximately caused by or proximately resulted from the failure of the C&C Parties or DFC Holdings to perform or comply in any material respect with any of the covenants or agreements to be performed or complied with by any of them prior to Completion; or

(c)

by the C&C Parties if a final, nonappealable Order has been issued by any Relevant Authority having competent jurisdiction permanently restraining or prohibiting Completion; provided, however, that the C&C Parties shall not be entitled to terminate pursuant to this Clause 11.1(c) if the imposition of such Order was proximately caused by the failure of the C&C Parties or DFC Holdings to perform or comply in any material respect with any of the covenants or agreements to be performed or complied with by any of them prior to Completion.

11.2	Effect of Termination

(a)

Termination of this Agreement in accordance with Clause 11.1 shall not give rise to any liability of the Parties except as provided in the Expense Reimbursement Agreement. Clauses 8.3(c) and 12 of this Agreement shall survive, and continue in full force and effect, notwithstanding its termination.

(b)

Upon the Parties becoming entitled to a Reimbursement Payment, no other Party shall have any further liability in connection with the termination of this Agreement (for the avoidance of doubt, other than the obligation to pay Reimbursement Payments pursuant to the Expense Reimbursement Agreement), whether under the Expense Reimbursement Agreement or this Agreement or otherwise, to any of the C&C Parties or their Affiliates, provided, however, that nothing herein shall release any Party from liability for intentional breach or any Party from liability for Fraud or as provided for in Clause 8.3(c).

(c)	Each Party understands and confirms that termination of this Agreement shall be without prejudice to the provisions of the Expense Reimbursement Agreement.

12.	GENERAL

12.1	Notices

(a)

Any notice or other document to be served under this Agreement may be delivered by recognized overnight delivery service (with proof of service and a courtesy copy by electronic mail) or hand delivery in writing, or sent by electronic mail (including .pdf), to the Party to be served as follows:

(i)	if to DFC Holdings, to:

DFC Holdings, LLC

c/o Dole Food Company, Inc.

200 South Tryon

Charlotte, North Carolina 28105

Email: jared.gale@dole.com

Attention: General Counsel

with copy to:

Paul Hastings LLP

1999 Avenue of the Stars

Twenty-Seventh Floor

Los Angeles, California 90067

Email: davidhernand@paulhastings.com

Attention: David M. Hernand

Paul Hastings LLP

1117 California Avenue

Palo Alto, California 94304

Email: lindsaysparks@paulhastings.com

Attention: Lindsay R. Sparks

(ii)	if to the Total Produce Parties, to:

c/o Total Produce plc

29 North Anne Street

Dublin 7, D07 PH36

Ireland

Email: jdevine@totalproduce.com

Attention: Jacinta Devine, Company Secretary

with copy to:

Arthur Cox

Earlsfort Centre

Earlsfort Terrace

Dublin 2, Ireland

Email: stephen.hegarty@arthurcox.com

Attention: Stephen Hegarty

Skadden, Arps, Slate, Meagher & Flom LLP

One Manhattan West

New York, NY 10001

Email: stephen.arcano@skadden.com

Attention: Stephen F. Arcano

and

Skadden, Arps, Slate, Meagher & Flom LLP

300 South Grand Avenue, 34th Floor

Los Angeles, California 90071

Email: david.eisman@skadden.com

Attention: David C. Eisman

(iii)	if to the C&C Parties, to:

c/o Castle & Cooke, Inc.

One Dole Drive

Westlake Village, California 91362

Email: rgores@castlecooke.com

Attention: Ryan S. Gores

with copy to:

Paul Hastings LLP

1999 Avenue of the Stars

Twenty-Seventh Floor

Los Angeles, California 90067

Email: davidhernand@paulhastings.com

Attention: David M. Hernand

Paul Hastings LLP

1117 California Avenue

Palo Alto, California 94304

Email: lindsaysparks@paulhastings.com

Attention: Lindsay R. Sparks

or such other postal address or email address as it may have notified to the other Party in writing in accordance with the provisions of this Clause 11.1.

(b)	Any notice or document shall be deemed to have been served:

(i)	if delivered by overnight delivery or by hand, at the time of delivery; or

(ii)	if sent by electronic mail, on the date of delivery, if delivered within any Party’s normal business hours.

12.2	Assignment

This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns. No Party shall assign all or any part of the benefit of, or rights or benefits under, this Agreement without the prior written consent of the other Parties; provided, that the Total Produce Parties may pledge this Agreement to any Financing Source as security for the obligation of such Financing Source in respect of providing the Financing, provided, further, that no such pledge will in any way affect the Total Produce Parties’ obligations or liabilities under this Agreement and the Total Produce Parties shall continue to remain liable for all such obligations and liabilities. Subject to the immediately preceding sentence, any attempted assignment in violation of this Clause 12.2 shall be void ab initio.

12.3	Counterparts

This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same agreement, and each Party may enter into this Agreement by executing a counterpart and delivering it to the other Party (by hand delivery, e-mail or otherwise).

12.4	Amendment

No amendment of this Agreement shall be binding unless the same shall be evidenced in writing duly executed by each of the Parties, except that following approval by the Total Produce Shareholders there shall be no amendment to the provisions hereof which by Law requires further approval by the Total Produce Shareholders without such further approval nor shall there be any amendment or change not permitted under applicable Law. Notwithstanding the foregoing, Clause 12.2, this Clause 12.4, Clause 12.10(c), Clause 12.10(d), Clause 12.11 and Clause 12.13 (and any related definitions to the extent a modification, waiver or termination of such definitions would modify the substance of any of the foregoing provisions), may not be amended, modified, discharged, waived or terminated in a manner adverse to any Financing Source without the prior written consent of such Financing Source.

12.5	Entire Agreement

This Agreement, together with the Exhibits hereto, the Disclosure Schedules, the DFC Holdings LLC Agreement, the Securities Purchase Agreement and the Ancillary Agreements, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof.

12.6	Inadequacy of Damages

Each Party agrees that damages would not be an adequate remedy for any breach by it of this Agreement and accordingly each Party shall be entitled, without proof of special damages, to the remedies of injunction, specific performance or other equitable relief for any threatened or actual breach of this Agreement.

12.7	Remedies and Waivers

No delay or omission by either Party to this Agreement in exercising any right, power or remedy provided by Law or under this Agreement shall:

(a)	affect that right, power or remedy; or

(b)	operate as a waiver of it.

The exercise or partial exercise of any right, power or remedy provided by Law or under this Agreement shall not preclude any other or further exercise of it or the exercise of any other right, power or remedy.

12.8	Severability

If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the Law of any jurisdiction, that shall not affect or impair:

(a)	the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement; or

(b)	the legality, validity or enforceability under the Law of any other jurisdiction of that or any other provision of this Agreement.

12.9	No Partnership and No Agency

(a)

Nothing in this Agreement and no action taken by the Parties pursuant to this Agreement shall constitute, or be deemed to constitute, a partnership, association, joint venture or other cooperative entity between any of the Parties.

(b)

Nothing in this Agreement and no action taken by the Parties pursuant to this Agreement shall constitute, or be deemed to constitute, any Party the agent of any other Party for any purpose. No Party has, pursuant to this Agreement, any authority or power to bind or to contract in the name of any other Party to this Agreement.

12.10	Governing Law, Jurisdiction and Waiver of Jury Trial

(a)

This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to any Law that would cause the Laws of any jurisdiction other than the State of Delaware to be applied.

(b)	Each of the Parties irrevocably agrees that the Delaware Court of Chancery in New Castle County, Delaware is to have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (or in the event, but only in the event, that such court does not have subject matter jurisdiction over such dispute, the United States District Court for the District of Delaware) and, for such purposes, irrevocably submits to the exclusive jurisdiction of such court. Any Proceeding shall therefore be brought in the Delaware Court of Chancery in New Castle County, Delaware, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such Proceeding, the United States District Court for the District of Delaware.

(c)

Notwithstanding anything to the contrary in this Agreement, any claim, controversy or dispute arising under or related in any way to the Financing (including any claim, controversy or dispute against or involving any Financing Source, including their respective successors and permitted assigns) shall be construed and governed in accordance with the Laws of the State of New York without regard to its Laws regarding conflicts of Law that would cause the application of the Laws of any jurisdiction other than the State of New York. Notwithstanding anything to the contrary in this Agreement, all actions and proceedings involving a Financing Source arising out of or relating to the Financing shall be heard and determined exclusively in the Supreme Court of the State of New York, County of New York, or, if under applicable law exclusive jurisdiction is vested in the federal courts, the United States District Court for the Southern District of New York (and appellate courts thereof) and, solely with respect to the Financing, the Parties hereby irrevocably submit to the exclusive jurisdiction of such courts in any such Proceeding against the Financing Sources and irrevocably waive the defense of an inconvenient forum to the maintenance of any such Proceeding so brought and waives any bond, surety or other security that might be required of any other Party with respect thereto.

(d)

EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATED IN ANY WAY TO THE FINANCING, THE DEBT COMMITMENT LETTER OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES UNDER THE DEBT COMMITMENT LETTER, THE PERFORMANCE THEREOF OR THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING ANY PROCEEDING OR COUNTERCLAIM AGAINST ANY FINANCING SOURCE. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER, (III) IT MAKES THE FOREGOING WAIVER VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS CLAUSE 12.10(D).

12.11	No Third-Party Beneficiaries

This Agreement shall inure exclusively to the benefit of and be binding upon the Parties and their respective successors, permitted assigns, executors and legal representatives. Other than as set forth in the immediately preceding sentence, nothing in this Agreement, express or implied, is intended to confer on any Person any rights, remedies, obligations or liabilities under or by reason of this Agreement; provided, that the Financing Sources shall be express third party beneficiaries of Clause 12.2, Clause 12.4, Clause 12.10(c), Clause 12.10(d), this Clause 12.11 and Clause 12.13, each such Clause shall expressly inure to the benefit of the Financing Sources and the Financing Sources shall be entitled to rely on and enforce the provisions of such Clauses.

12.12	No Survival of Representations and Warranties

None of the representations and warranties in this Agreement shall survive Completion or the termination of this Agreement.

12.13	No Recourse Against Financing Sources; Waiver of Certain Claims

Notwithstanding anything to the contrary contained in this Agreement, the Parties hereby agree that, (a) no Financing Source shall have any liability to DFC Holdings or any of its Affiliates or members or any other Person (other than Total Produce or any of its Subsidiaries with respect to their rights under the Debt Commitment Letter) relating to or arising out of the Merger, this Agreement, the transactions contemplated hereby or the Financing, the Debt Commitment Letter or any transactions contemplated by, or document related to, the foregoing (including any willful breach thereof, or the failure of the transactions contemplated hereby to be consummated), whether at law, in equity, in contract, in tort or otherwise, and (b) none of DFC Holdings or any of its Affiliates or members (other than Total Produce or any of its Subsidiaries with respect to their rights under the Debt Commitment Letter) shall have any rights or claims whatsoever, and each of DFC Holdings and its Affiliates and members (other than Total Produce or any of its Subsidiaries with respect to their rights under the Debt Commitment Letter) agrees that it will not bring or support any action, cause of action, claim, cross-claim or third-party claim of any kind, against any of the Financing Sources under or in any way relating to this Agreement, the transactions contemplated hereby or in connection with the Financing, or otherwise in respect of the Merger or any of the other transactions contemplated by any of the foregoing, whether at law, in equity, in contract, in tort or otherwise. DFC Holdings, on behalf of itself and its Affiliates (other than Total Produce or any of its Subsidiaries with respect to their rights under the Debt Commitment Letter), hereby agrees that none of the Financing Sources shall have any liability or obligations to DFC Holdings or any of its Affiliates (other than Total Produce or any of its Subsidiaries with respect to their rights under the Debt Commitment Letter) relating to this Agreement or any of the transactions contemplated hereby or thereby (including with respect to the Financing). DFC Holdings, on behalf of itself and its Affiliates (other than Total Produce or any of its Subsidiaries with respect to their rights under the Debt Commitment Letter), hereby waives any and all claims and causes of action (whether at law, in equity, in contract, in tort or otherwise) against the Financing Sources that may be based upon, arise out of or relate to this Agreement, the Debt Commitment Letter or the transactions contemplated hereby or thereby (including the Financing). Notwithstanding anything to the contrary contained in this Clause 12.13, the rights of DFC Holdings and its Affiliates from and after the Completion Date under any debt commitment letter or the definitive debt documents executed in connection with the Financing (but not, for the avoidance of doubt, under this Agreement) shall not be limited to the extent DFC Holdings and its Affiliates are party thereto.

IN WITNESS whereof the Parties have entered into this Agreement on the date specified above.

GIVEN under the Common Seal	/s/ Carl McCann
of TOTAL PRODUCE PLC	Print Name: Carl McCann
and DELIVERED as a DEED	Title: Director

/s/ Frank Davis
Print Name: Frank Davis
Title: Director

[Signature Page to Transaction Agreement]

IN WITNESS whereof the Parties have entered into this Agreement on the date specified above.

GIVEN under the Common Seal	/s/ Carl McCann
of PEARMILL LIMITED	Print Name: Carl McCann
and DELIVERED as a DEED	Title: Director

/s/ Frank Davis
Print Name: Frank Davis
Title: Director

[Signature Page to Transaction Agreement]

IN WITNESS whereof the Parties have entered into this Agreement on the date specified above.

TOTAL PRODUCE USA HOLDINGS INC.

By:	/s/ Carl McCann
Name: Carl McCann
Title: President

[Signature Page to Transaction Agreement]

IN WITNESS whereof the Parties have entered into this Agreement on the date specified above.

TP-DOLE MERGER SUB, LLC

By:	/s/ Carl McCann
Name: Carl McCann
Title: President

[Signature Page to Transaction Agreement]

IN WITNESS whereof the Parties have entered into this Agreement on the date specified above.

DFC HOLDINGS, LLC

By:	/s/ Johan Lindén
Name: Johan Lindén
Title: President and Chief Executive Officer

By:	/s/ Jared Gale
Name: Jared Gale
Title: Vice President, General Counsel and Corporate Secretary

[Signature Page to Transaction Agreement]

IN WITNESS whereof the Parties have entered into this Agreement on the date specified above.

THE MURDOCK GROUP, LLC

By:	/s/ Gary Wong
Name: Gary Wong
Title: President, Chief Financial Officer and Treasurer

By:	/s/ Ryan Gores
Name: Ryan Gores
Title: Vice President, General Counsel and Secretary

CASTLE & COOKE HOLDINGS, INC.

By:	/s/ Gary Wong
Name: Gary Wong
Title: President, Chief Financial Officer and Treasurer

By:	/s/ Ryan Gores
Name: Ryan Gores
Title: Vice President, General Counsel and Secretary

DOLICIOUS CORPORATION

By:	/s/ Gary Wong
Name: Gary Wong
Title: President, Chief Financial Officer and Treasurer

By:	/s/ Ryan Gores
Name: Ryan Gores
Title: Vice President, General Counsel and Secretary

[Signature Page to Transaction Agreement]

EXECUTION VERSION

ANNEX A

Definitions

“$” means United States dollars, the lawful currency of the United States;

“€” means the single currency unit provided for in Council Regulation (EC) NO974/98 of 8 May 1990, being the lawful currency of Ireland;

“Act” means the Companies Act 2014, as amended;

“Actual Additional Tax Amount” shall have the meaning given to that term in Clause 8.7(c)(v)(A);

“Additional Tax Amount” shall have the meaning given to that term in Clause 8.7(c)(iv);

“Affiliate” means in relation to any person, another person that, directly or indirectly, controls, is controlled by, or is under common control with, such first person (as used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise);

“Agreement” shall have the meaning given to that term in the Recitals;

“AIM” means the Alternative Investment Market operated by the London Stock Exchange plc;

“AIM Rules” means the AIM Rules for Companies published by the London Stock Exchange plc as in force from time to time;

“Aircraft” means that certain Bombardier Global Express aircraft owned by Dole Foods Flight Operations, Inc.;

“Aircraft Appraisal Value” means the fair market value of the Aircraft as of a date within 30 days prior to the Completion Date as determined by an independent appraiser obtained by DFC Holdings that is reasonably acceptable to Total Produce and the C&C Parties; provided, that such value would need to be reassessed and agreed by the Parties if the Aircraft were to be substantially damaged or destroyed between the date such independent appraisal is obtained and the Completion Date;

“Ancillary Agreements” means the Registration Rights Agreement, the Expense Reimbursement Agreement, the agreements set forth in Section 9.2(h) of the Total Produce Disclosure Schedules and all other agreements, certificates and instruments executed and delivered in connection with the transactions contemplated by this Agreement;

“Antitrust Laws” means the Sherman Act of 1980, the Clayton Antitrust Act of 1914, the HSR Act, the Federal Trade Commission Act of 1941, the EUMR and any other Laws applicable to any of the Parties in any applicable jurisdiction that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition;

“Business Day” means any day, other than a Saturday, Sunday or a day on which banks in Los Angeles, California, Dublin, Ireland or London, United Kingdom are authorised or required by Law to be closed;

“C&C Disclosure Schedules” means the disclosure schedules of the C&C Parties attached hereto;

“C&C Holdings” shall have the meaning given to that term in the Preamble;

“C&C Parties” shall have the meaning given to that term in the Preamble;

“C&C Promissory Note” shall have the meaning given to that term in Clause 8.8;

“Castle” means Castle & Cooke, Inc., a Hawaii corporation;

“Certificate of Merger” means the certificate of merger with respect to the Merger, containing the provisions required by, and executed in accordance with, the DLLCA;

“Class A DFC Holdings Units” shall have the meaning given to “Class A Units” in the DFC Holdings LLC Agreement;

“Class B DFC Holdings Units” shall have the meaning given to “Class B Units” in the DFC Holdings LLC Agreement;

“Code” shall have the meaning given to that term in the Recitals;

“Commission” shall have the meaning given to that term in Clause 9.1(c);

“Companies Acts” means the Companies Acts 2014, as amended;

“Completion” means completion of the Share Exchange, effectiveness of the Merger and completion under the IPO Underwriting Agreement of the IPO;

“Completion Date” shall have the meaning given to that term in Clause 10;

“Consideration Shares” shall have the meaning given to that term in Clause 4.4(a)(i);

“Contract” means any oral or written contract, agreement, note, letter of credit, indenture, financial instrument, lease, license, bond, loan, mortgage, deed of trust, purchase order, bill of sale, commitment or other arrangement;

“Contribution” shall have the meaning given to that term in Clause 4.4(b)(ii);

“Court Meeting” means the meeting or meetings of the Total Produce Shareholders (and any adjournment thereof) convened by order of the High Court pursuant to Section 450 of the Act to consider and, if thought fit, approve the Scheme (with or without amendment);

“Court Order” means the order or orders of the High Court sanctioning the Scheme under Section 453 of the Act;

“COVID-19” means the coronavirus (SARS-CoV-2 and the associated disease COVID-19) pandemic;

“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety or similar Law, directive or guidelines promulgated by any Relevant Authority, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19, including the Coronavirus Aid, Relief and Economic Security Act, as may be amended, the Families First Coronavirus Response Act and the Health (Preservation and Protection and Other Emergency Measures in the Public Interest) Act 2020, as may be amended;

“Debt Commitment Letter” means the commitment letter(s), dated as of the date hereof (including all schedules, exhibits, annexes and amendments thereto), providing for the Financing in respect of the transactions contemplated by this Agreement and all related fee letters;

“Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of, or lender under, any note, debenture or other Indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption, repayment, defeasance, discharge or refinancing of all or a portion of such Indebtedness by any Dole Group Company (when the term Debt Repayment Triggering Event is used to qualify representations and warranties of DFC Holdings) or any Total Produce Group Company (when the term Debt Repayment Triggering Event is used to qualify representations and warranties of the Total Produce Parties), as applicable given the usage of such term;

“DFC Holdings” shall have the meaning given to that term in the Preamble;

“DFC Holdings Board” means the board of managers of DFC Holdings;

“DFC Holdings LLC Agreement” shall have the meaning given to that term in the Recitals;

“DFC Holdings Units” shall have the meaning given to “Units” in the DFC Holdings LLC Agreement;

“DHM” means David H. Murdock, an individual;

“Disclosure Schedules” shall have the meaning given to that term in Clause 7.3;

“Distributions and Transfers” shall have the meaning given to that term in Clause 6(c);

“DLLCA” means the Delaware Limited Liability Company Act, as amended from time to time;

“Dole Debt” means that (a) that certain Credit Agreement, dated as of April 6, 2017, by and among DFC Holdings, Dole OpCo, Solvest Ltd., the lending institutions from time to time parties thereto and Bank of America, N.A., as administrative agent, and (b) that certain Credit Agreement, dated as of April 6, 2017, by and among DFC Holdings, Dole OpCo, the lending institutions from time to time parties thereto and Morgan Stanley Senior Funding, Inc., as administrative agent, in each case as amended, restated, amended and restated, supplemented, or otherwise modified from time to time;

“Dole Group Companies” means, collectively, DFC Holdings and each of its direct and indirect Subsidiaries, and “Dole Group Company” means each of such entities individually;

“Dole Notes” means the 7.25% Senior Secured Notes due 2025, issued by Dole OpCo pursuant to that certain Indenture, dated as of April 6, 2017, among the issuer, DFC Holdings, the other guarantors party thereto and Wilmington Trust, National Association, as trustee;

“Dole OpCo” means Dole Food Company, Inc., a North Carolina corporation;

“Dole OpCo Board” means the board of directors of Dole OpCo;

“Dole OpCo Bylaws” means the Second Amended and Restated Bylaws of Dole OpCo, dated as of July 31, 2018;

“Dole OpCo Shares” means all of the outstanding capital stock of Dole OpCo;

“Dolicious” shall have the meaning given to that term in the Preamble;

“EGM” means the extraordinary general meeting of the Total Produce Shareholders (and any adjournment thereof) to be convened in connection with the Scheme, expected to be convened as soon as the preceding Court Meeting shall have been concluded or adjourned (it being understood that if the Court Meeting is adjourned, the EGM shall be correspondingly adjourned);

“EGM Resolutions” shall have the meaning given to that term in Clause 2.2(a);

“Employee Benefit Plan” means each “employee benefit plan” within the meaning of ERISA, whether written or oral, and any other compensatory or employee benefit plan, program, policy, agreement or arrangement covering any current or former employee, officer, director, independent contractor, consultant or other individual service provider of any Total Produce Group Company (or any dependent or beneficiary thereof), including, without limitation, any medical (including retiree medical), pension, retirement, life insurance, long-term disability, dental, welfare, vacation, fringe benefit, bonus, severance, change-in-control, retention, incentive, equity or equity-based, post-retirement, deferred compensation, employment, individual consulting or other benefit plan, program, policy, agreement or arrangement, in each case, that is established, sponsored, maintained or contributed to, or is required to be contributed to, by any Total Produce Group Company, or with respect to which any Total Produce Group Company has any liability, direct or indirect, contingent or otherwise;

“Environmental and Safety Requirements” means any Law or Permit that is related to (a) pollution, contamination, cleanup, preservation, protection, reclamation or remediation of the environment or natural resources, (b) health or safety as it relates to exposure or potential exposure to Hazardous Materials, (c) the release, threatened release or presence of any Hazardous Material, including investigation, study, assessment, testing, monitoring, containment, removal, remediation, response, cleanup, abatement, prevention, control, regulations or similar activities with respect to any Hazardous Material, or (d) the management of any Hazardous Material, including the manufacture, generation, formulation, application, processing, labeling, use, treatment, handling, storage, disposal, transportation, distribution, re-use, recycling or reclamation of any Hazardous Material;

“Equity Securities” means (a) if a Person is a corporation, any shares, interests, participations or other equivalents (however designated) of capital stock of such corporation, (b) if a Person is a form of entity other than a corporation, any ownership interests in such form of entity, including membership interests, partnership interests, joint venture interests and beneficial interests, and (c) any warrants, options, convertible or exchangeable securities, subscriptions, rights (including any preemptive or similar rights), calls or other rights to purchase or acquire any of the foregoing;

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended;

“ERISA Affiliate” means any Person that is or would be deemed a single employer together with any Total Produce Group Company under Sections 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA;

“EUMR” means the EC Merger Regulation;

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

“Exchange Agent” means a bank or trust company appointed by Total Produce (and reasonably acceptable to DFC Holdings) to act as exchange agent for the issuance of the Exchange Shares and the Consideration Shares;

“Exchange Record Date” means such date and time as the Total Produce Board shall specify as being the Exchange Record Date in an announcement addressed to Total Produce Shareholders;

“Exchange Shares” means the shares to be issued by New Dole for the benefit of the Total Produce Shareholders in accordance with Clause 2.3(b);

“Expense Reimbursement Agreement” shall have the meaning given to that term in Clause 8.13;

“Financing” shall have the meaning given to that term in Clause 8.11;

“Financing Sources” means the agents, arrangers, lenders and other entities (other than Total Produce and its Affiliates) that have committed to provide all or any part of the Financing, as parties (other than Total Produce and its Affiliates) to any joinder agreements, indentures or credit agreements entered into in connection therewith, together with their respective Affiliates and their and their respective Affiliates’ controlling persons and former, current or future Representatives and their respective heirs, executors, administrators, successors and assigns of each of the foregoing;

“Flight Operations Equity” shall have the meaning given to that term in Clause 6(a);

“Food Safety Requirements” means any Law or Permit of or any agreement with any Relevant Authority (including, without limitation, any multinational authority) having jurisdiction that is related to food safety, food sanitation, or the handling, preparation, labeling, transportation, packaging or storage of food products;

“Foreign Benefit Plan” means each compensatory or employee benefit plan, program, policy, agreement or arrangement, whether written or oral, covering any current or former employee, officer, director, independent contractor, consultant or other individual service provider of any Total Produce Group Company (or any dependent or beneficiary thereof) outside of Ireland, including, without limitation, any medical (including retiree medical), pension, retirement, life insurance, long-term disability, dental, welfare, vacation, fringe benefit, bonus, severance, change-in-control, retention, incentive, equity or equity-based, post-retirement, deferred compensation, employment, individual consulting or other benefit plan, program, policy, agreement or arrangement, in each case, that is established, sponsored, maintained or contributed to, or is required to be contributed to, by any Group Company, or with respect to which any Total Produce Group Company has any liability, direct or indirect, contingent or otherwise;

“Fraud” shall have the meaning given to that term in the Securities Purchase Agreement;

“Fully Diluted Basis” means calculated, as of any determination time, after giving effect to the exercise of any share options, warrants or similar rights to purchase ordinary shares, or conversion of any securities or instruments that are convertible into ordinary shares, but excluding any shares held in treasury;

“Gain Recognition Agreement” shall have the meaning given to that term in Clause 8.7(b);

“Government Approvals” means any (a) filings, notifications, registrations, applications, declarations and submissions in connection with the transactions contemplated by this Agreement and the Ancillary Agreements, as required to be filed with or delivered to any Relevant Authority, and (b) permits, licenses, registrations, consents, certificates, grants, waivers, qualifications, authorizations and approvals from a Relevant Authority required to be obtained or made by any of the Parties or their respective Affiliates to execute, deliver and perform their respective obligations under this Agreement and the Ancillary Agreements and consummate the transactions contemplated hereby and thereby;

“Hazardous Material” means any substance, material, chemical, mixture, solution, odor, pollutant, contaminant or other matter (including pesticides, herbicides, petroleum products, byproducts or constituents, asbestos or asbestos-containing materials, and radon) regulated as hazardous, toxic, a contaminant or a pollutant, or for which standards are imposed by any Relevant Authority or for which liability may be imposed, under any Environmental and Safety Requirements;

“High Court” means the High Court of Ireland;

“HSR Act” means the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder;

“IFRS” means the International Financial Reporting Standards, as adopted by the European Union;

“Inbound Licenses” means all agreements, consents to use, waivers and releases to which any Total Produce Group Company is a party or otherwise bound under which such Total Produce Group Company is granted from a Person (other than another Total Produce Group Company) rights to Intellectual Property that is material to the business of the Total Produce Group Companies, taken as a whole (excluding standard agreements for off the shelf software or subscription or cloud-based software involving payments of not more than $500,000 in any calendar year);

“Income Tax” means any Tax measured by or imposed on net income, earnings, or gross receipts (and any franchise Tax or other Tax in connection with doing business imposed in lieu thereof);

“Indebtedness” means (a) indebtedness for borrowed money from third-party lending sources, including with respect to deposits or advances of any kind; (b) indebtedness evidenced by notes, debentures or similar instruments; (c) leases capitalized in the financial statements or required to be capitalized in accordance with U.S. GAAP; (d) the deferred purchase price of assets, services or securities, whether contingent or not (including the maximum amount of any earn-outs or seller notes payable); (e) any interest rate swap, forward contract, foreign currency hedge or other hedging or similar arrangement; (f) all letters of credit or similar facilities (to the extent drawn down); (g) any obligation in the foregoing clauses (a) to (f) guaranteed directly or indirectly; and (h) any bank overdrafts;

“Intellectual Property” means, in the United States and all countries and jurisdictions foreign thereto, any and all (a) Patents, (b) Trademarks, (c) copyrights, all registrations thereof and all applications for registration thereof, (d) trade secrets and confidential information (including ideas, research and development, know-how, inventions (whether patentable or unpatentable), discoveries, methods, formulas, compositions, manufacturing and production processes and techniques, technical and other data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (e) Internet domain names and social media account or user names (including “handles”) and (f) rights of publicity and similar rights to control the commercial use of an individual’s persona;

“Intended Tax Treatment” shall have the meaning given to that term in Clause 8.7(a);

“Intentional Triggering Event” shall have the meaning given to that term in Clause 8.7(c)(iii)(C);

“Investor Indemnified Parties” shall have the meaning given to that term in the Securities Purchase Agreement;

“Investor Losses” shall have the meaning given to that term in the Securities Purchase Agreement;

“IPO” shall have the meaning given to that term in the Recitals;

“IPO Conditions” means the conditions set forth in Clause 9.1(e), Clause 9.1(f) and Clause 9.1(g);

“IPO Price” shall have the meaning set forth in Clause 5.1(d);

“IPO Registration Statement” shall have the meaning given to that term in Clause 8.6(a);

“IPO Shares” means the New Dole Shares proposed to be issued in the IPO;

“IPO Underwriting Agreement” means an underwriting agreement (or its equivalent if not so called) relating to the IPO proposed to be entered into among New Dole, the managing Underwriter or Underwriters in the IPO and any other parties thereto, in form and substance determined by the Steering Committee, containing such representations, warranties and indemnities by the C&C Parties as are customary in a secondary sale and, unless otherwise approved in writing by the C&C Parties, providing for the terms set forth in Section 1.1 of the Total Produce Disclosure Schedules;

“Ireland” means the island of Ireland, excluding Northern Ireland and the word “Irish” shall be construed accordingly;

“Knowledge” means (a) when referring to the “knowledge” of DFC Holdings or any similar phrase or qualification based on knowledge of DFC Holdings, the actual knowledge (after due inquiry, commensurate with such individual’s position and duties) of the following individuals: Johan Lindén, Johan Malmqvist, Jared Gale, Charlene Mims, Renato Acuna or Francisco Chacon, (b) when referring to the “knowledge” of Total Produce or any similar phrase or qualification based on knowledge of Total Produce, the actual knowledge (after due inquiry, commensurate with such individual’s position and duties) of the following individuals: Carl McCann, Rory Byrne, Shane Power or Frank Davis, and (c) when referring to the “knowledge” of the C&C Parties or any similar phrase or qualification based on knowledge of the C&C Parties, the actual knowledge (after due inquiry, commensurate with such individual’s position and duties) of the following individuals: DHM, Gary Wong or Ryan Gores;

“Law” means any federal, state, local, foreign or supranational law, statute, ordinance, rule, regulation, agency requirement, license or permit of any Relevant Authority or any Order, including any COVID-19 Measure;

“Liens” means any title defects, liens (statutory or otherwise), security interests, claims, mortgages, deeds of trust, charges, options, pledges, hypothecations, assessments, assignments, levies, easements, rights-of-way, encroachments or other encumbrances of every kind (including any conditional sales or other title retention agreements) and any agreement to give any of the foregoing;

“Losses” means any and all damages, losses, liabilities, obligations, penalties, judgments, settlements, claims, payments, fines, interest, costs, Taxes, payments made in the form of expenses (including the reasonable costs and expenses of attorneys, consultants and other experts incurred in connection therewith), in each case excluding punitive damages and losses that are not reasonably foreseeable (unless such punitive damages or unforeseeable losses are required to be paid to a third party with respect to an indemnifiable matter);

“Mandatory Share Transfer Provision” shall have the meaning given to that term in Clause 2.3(a);

“Material Adverse Effect” means, when used to qualify representations and warranties of DFC Holdings or when used to qualify representations and warranties of the Total Produce Parties, as applicable given the usage of such term, any change, event, circumstance, development or effect that, individually or in the aggregate with other changes, events, circumstances, developments or effects, (a) has had or would reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise) or results of operation of the Dole Group Companies or the Total Produce Group Companies, as applicable, taken as a whole, or (b) has materially impaired or materially delayed, or would reasonably be expected to materially impair or materially delay, the ability of (x) the C&C Parties or the Dole Group Companies (in the case of a Material Adverse Effect with respect to the Dole Group Companies) or (y) the Total Produce Parties or the Total Produce Group Companies (in the case of a Material Adverse Effect with respect to the Total Produce Group Companies) to consummate the transactions contemplated by this Agreement or any of the Ancillary Agreements, as applicable, or otherwise perform their respective obligations hereunder or thereunder, as applicable; provided that, in the case of clause (a), any adverse effect arising out of, resulting from or attributable to (i) a change, event, circumstance, development or effect or series of changes, events, circumstances, developments or effects affecting (A) the United States or Irish economy (or the economy of any other country or jurisdiction) or the global economy generally or capital, financial, banking, commodities, credit or securities markets generally, including changes in interest or exchange rates, (B) political or regulatory conditions generally in the United States, Ireland or any other country or jurisdiction in which any Dole Group Company or Total Produce Group Company, as applicable, operates or

(C) any industry in which any Dole Group Company or Total Produce Group Company, as applicable, operates (including production, marketing and distribution of fresh fruit and fresh vegetables) (except, in the case of each of (A), (B) and (C), to the extent that the Dole Group Companies or the Total Produce Group Companies, as applicable, taken as a whole, are materially disproportionately adversely affected thereby relative to other industry participants); (ii) the execution, pendency or announcement of, or the consummation of the transactions contemplated by, this Agreement or any of the Ancillary Agreements, including, if relating thereto, any (A) shortfalls or declines in revenue, margins or profitability, (B) loss of, or disruption in, any customer, supplier, vendor, employee or landlord relationships, or (C) loss of any personnel (it being understood that the exceptions in this clause (ii) shall not apply with respect to references to Material Adverse Effect in the representations and warranties contained in Clauses 7.2 or 7.3, the purposes of which are to address the consequences resulting from the execution, delivery and performance of this Agreement or any of the Ancillary Agreements and the consummation of the transactions contemplated hereby or thereby); (iii) any changes in applicable Law (including as a result of the adoption or implementation of COVID-19 Measures), U.S. GAAP or IFRS, or the enforcement or interpretation thereof (except to the extent that the Dole Group Companies or the Total Produce Group Companies, as applicable, taken as a whole, are materially disproportionately adversely affected thereby relative to other industry participants); (iv) any actions taken or not taken by any of the C&C Parties or the Dole Group Companies at the specific written request of any of the Total Produce Parties, or by New Dole or any of the Total Produce Group Companies at the specific written request of any of the C&C Parties or DFC Holdings; (v) any acts of God, including any earthquakes, hurricanes, tornadoes, floods, tsunami, wildfires or other natural disasters (except to the extent that the Dole Group Companies or the Total Produce Group Companies, as applicable, taken as a whole, are materially disproportionately adversely affected thereby relative to other industry participants operating in the affected region); (vi) any epidemic, pandemic, plague, public health emergency or other outbreak of illness (including COVID-19), or any escalation or worsening thereof after the date of this Agreement, involving or affecting any country or region where any Dole Group Company or Total Produce Group Company, as applicable, does business (except to the extent that the Dole Group Companies or the Total Produce Group Companies, as applicable, taken as a whole, are materially disproportionately adversely affected thereby relative to other industry participants operating in such countries or regions); (vii) any hostilities, acts of war (whether or not declared), revolution, political unrest, sabotage, piracy, terrorism or military actions, including, for example, any escalation or worsening of any such hostilities, act of war, revolution, political unrest, sabotage, piracy, terrorism or military actions involving or affecting any country or region where any Dole Group Company or Total Produce Group Company, as applicable, does business (except to the extent that the Dole Group Companies or the Total Produce Group Companies, as applicable, taken as a whole, are materially disproportionately adversely affected thereby relative to other industry participants operating in such countries or regions); (viii) any failure to meet internal or published projections, estimates or forecasts of revenues, earnings, or other measures of financial or operating performance for any period (it being understood and agreed that the facts and circumstances giving rise to such failure that are not otherwise excluded from the definition of Material Adverse Effect may be taken into account in determining whether there has been a Material Adverse Effect); (ix) in the case of a Material Adverse Effect with respect to the Total Produce Group Companies, any change, in and of itself, in the market price or trading volume of Total Produce Shares or in Total Produce’s credit ratings (it being understood and agreed that the facts and circumstances giving rise to such failure that are not otherwise excluded from the definition of Material Adverse Effect may be taken into account in determining whether there has been a Material Adverse Effect); (x) in the case of a Material Adverse Effect with respect to the Total Produce Group Companies, any Proceeding brought or threatened by Total Produce Shareholders (whether on behalf of Total Produce or otherwise) in connection with this Agreement or the Ancillary Agreements or the transactions contemplated hereby or thereby; (xi) in the case of a Material Adverse Effect with respect to the Dole Group Companies, the identity of the Total Produce Parties or any of their respective Affiliates as the acquiror of DFC Holdings, or any communication by the Total Produce Parties or any of their respective Affiliates regarding its or their plans for DFC Holdings or the transactions contemplated by this Agreement; (xii) normal seasonal fluctuations in the revenues, earnings, or other financial performance measures of the Dole Group Companies or the Total Produce Group Companies, as applicable; (xiii) in the case of a Material Adverse Effect with respect to the Dole Group Companies, any Loss (as defined in the Securities Purchase Agreement) or potential Loss relating to any matter disclosed in Section 10.2(c) of the Disclosure Schedules to the Securities Purchase Agreement; and (xiv) in the case of a Material Adverse Effect with respect to the Total Produce Group Companies, any change, event, circumstance, development or effect to the extent affecting the Dole Group Companies (whether or not rising to the level of a Material Adverse Effect with respect to the Dole Group Companies), shall not constitute or be deemed to contribute to a Material Adverse Effect, and otherwise shall not be taken into account in determining whether a Material Adverse Effect has occurred or would be reasonably expected to occur;

“Material Contract” shall have the meaning given to that term in the Securities Purchase Agreement; provided, that references in (a) clause (a) thereof to “the 2017 or 2018 fiscal year” shall be deemed to mean “the 2020 or 2021 fiscal year,” (b) clause (c) thereof to “January 1, 2015” shall be deemed to mean “January 1, 2019,” (c) clause (j) thereof to “Closing” shall be deemed to mean “Completion,” and (d) references to Material Contract shall mean Material Contracts to which any Dole Group Company is a party when used to qualify representations and warranties of DFC Holdings and shall mean Material Contracts to which any Total Produce Group Company is a party when used to qualify representations and warranties of the Total Produce Parties, as applicable given the usage of such term;

“Merger” shall have the meaning given to that term in the Recitals;

“Merger Effective Time” shall have the meaning given to that term in Clause 4.3;

“Merger Sub” shall have the meaning given to that term in the Preamble;

“Multiemployer Plan” means a plan subject to ERISA that is a “multiemployer plan” within the meaning of Section 3(37) of ERISA;

“New Dole” shall have the meaning given to that term in the Preamble;

“New Dole Board” means the board of directors of New Dole;

“New Dole Shares” means the ordinary shares of US$0.01 each in the capital of New Dole;

“Northern Ireland” means the counties of Antrim, Armagh, Derry, Down, Fermanagh and Tyrone on the island of Ireland;

“Order” means any order, judgment, ruling, injunction, award, stipulation, decree or writ of any Relevant Authority;

“Outbound Licenses” means all agreements, consents to use, waivers and releases to which any Total Produce Group Company is bound under which such Total Produce Group Company grants to any Person (other than another Total Produce Group Company) rights under Total Produce Intellectual Property that is material to the business of the Total Produce Group Companies, taken as a whole;

“Outside Date” shall have the meaning given to that term in Clause 11.1(b);

“Overall Tax Savings” shall have the meaning given to that term in Clause 8.7(c)(v)(B);

“Owned Real Property” shall have the meaning given to that term in Clause 7.3(o);

“PACA” means the Perishable Agricultural Commodities Act of 1930, as amended;

“Parties” means the Total Produce Parties, DFC Holdings and the C&C Parties and “Party” means any of (a) the Total Produce Parties (whether individually or collectively), (b) DFC Holdings or (c) the C&C Parties (whether individually or collectively), in each case, as the context requires;

“Pass-Through Tax Returns” shall have the meaning given to that term in Clause 8.7(e);

“Patents” means patents and applications for patents, including reissuances, divisions, continuations, continuations-in-part, revisions, extensions, substitutions and re-examinations of the foregoing, in the United States and all countries and jurisdictions foreign thereto;

“Pending Claims” means the amount of Investor Losses (in the case of any Investor Indemnified Parties) or Losses (in the case of any Seller Indemnified Parties) that have then been properly asserted and remain unpaid as of the Merger Effective Time;

“Permits” means permits, licenses, registrations, consents, certificates, grants, waivers, qualifications, authorizations and approvals by or of any Relevant Authority;

“Permitted Liens” means (a) Liens for Taxes not yet delinquent, or for Taxes being contested in good faith by appropriate proceedings, and, in each case, for which an adequate reserve has been established and reflected in accordance with U.S. GAAP (in the case of the C&C Parties or the Dole Group Companies) or IFRS (in the case of the Total Produce Group Companies), (b) statutory Liens of landlords, Liens of carriers, warehousemen, mechanics and materialmen and other Liens imposed by Law, in each case incurred in the ordinary course of business that are not yet delinquent and for which appropriate reserves have been established in accordance with U.S. GAAP (in the case of the C&C Parties or the Dole Group Companies) or IFRS (in the case of the Total Produce Group Companies), (c) Liens in respect of pledges or deposits made in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other forms of governmental insurance or benefits, (d) defects or imperfections of title, easements, covenants, rights-of-way, restrictions and other similar charges or encumbrances of record not materially interfering with the present use of, or materially impairing the value of, the property to which they relate, (e) Liens not created by (i) any of the C&C Parties or the Dole Group Companies that affect the underlying fee interest of any Leased Real Property (as defined in the Securities Purchase Agreement) or (ii) any of the Total Produce Group Companies that affect the underlying fee interest of any real property relating to a Total Produce Lease, (f) Liens created by or through New Dole or the Total Produce Group Companies (in the case of the C&C Parties or the Dole Group Companies) or the C&C Parties or the Dole Group Companies (in the case of New Dole or the Total Produce Group Companies), (g) Liens arising out of, under or in connection with this Agreement or any of the Ancillary Agreements, (h) any matters that an accurate and up-to-date survey would show, provided such matters do not materially interfere with the ordinary conduct of the business of the Dole Group Companies or the Total Produce Group Companies, as applicable, as presently conducted, (i) any title matters that are recorded in the title records of the jurisdiction in which the applicable real property is located, provided such matters do not materially interfere with the ordinary conduct of the business of the Dole Group Companies or the Total Produce Group Companies, as applicable, (j) non-exclusive licenses granted with respect to Intellectual Property, (k) deposits or pledges made (i) in connection with casualty insurance, (ii) to secure the performance of bids, tenders or leases, (iii) to secure statutory obligations or surety bonds or appeal bonds or (iv) to secure indemnity, performance or other similar bonds in the ordinary course of business, (l) Liens arising by virtue of any statutory or common law provision relating to banker’s Liens, rights of setoff or similar rights with respect to deposit accounts, (m) purchase money Liens or Liens under capital lease arrangements and (n) Liens securing existing Indebtedness;

“Person” or “person” means an individual, group (including a “group” under Section 13(d) of the Exchange Act), corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity or any Relevant Authority or any department, agency or political subdivision thereof;

“Pre-Closing Period” shall have the meaning given to that term in Clause 8.1(a);

“Pre-Closing Unit Sales” shall have the meaning given to that term in Clause 4.1(c);

“Proceeding” means any civil, criminal or administrative claim, demand, suit, action, litigation, proceeding or investigation, at law or in equity, by or before a Relevant Authority;

“Qualified Exchange” shall have the meaning given to that term in the Recitals;

“Registered Total Produce IP” means all (a) Patents, (b) registered Trademarks and applications therefor, (c) registered copyrights and applications therefor and (d) registered Internet domain names owned by the Total Produce Group Companies;

“Registrar of Companies” means the Registrar of Companies in Ireland;

“Registration Rights Agreement” means the Registration Rights Agreement to be entered into on the Completion Date among New Dole and the C&C Parties in substantially the form attached as Exhibit A hereto;

“Reimbursement Payment” shall mean a Completion Reimbursement Payment or a Termination Reimbursement Payment as defined in the Expense Reimbursement Agreements;

“Relevant Authority” means any Irish, United States, European Union, foreign or supranational, national, federal, state or local governmental department, agency, instrumentality, commission, board, body, bureau, or other regulatory authority, including courts and other judicial bodies, or any public international organization, or any competition, antitrust or supervisory body or other governmental, trade or regulatory agency or body, securities exchange or any self-regulatory body or authority, in each case, in any jurisdiction;

“Representatives” means, in relation to any Person, the directors, officers, managers, partners, trustees, employees, agents, investment bankers, financial advisors, legal advisors, attorneys, accountants, brokers, finders, consultants or other representatives acting for or on behalf of such Person;

“Required Financial Information” means (a) the audited consolidated balance sheet and related statement of operations and cash flows of DFC Holdings for the most recent fiscal year of DFC Holdings ended at least 90 days prior to the Completion Date, (b) the unaudited consolidated balance sheets and related statements of operations and cash flows of DFC Holdings for each fiscal quarter (other than the fourth fiscal quarter) of DFC Holdings ended after the close of its most recent fiscal year and at least 45 days prior to the Completion Date and (c) such other financial information regarding DFC Holdings and its Subsidiaries as Total Produce may reasonably request to allow Total Produce to prepare a pro forma balance sheet of New Dole and its Subsidiaries and a pro forma consolidated statement of income of New Dole for the annual period ended December 31, 2020, prepared after giving effect to the transactions contemplated by this Agreement and the Financing;

“Resolutions” means the EGM Resolutions and the resolutions to be proposed at the Court Meeting required to effect the Scheme, which will be set out in the Scheme Document;

“Revised Partnership Audit Rules” means Subchapter C of Chapter 63 of the Code (Sections 6221 et seq.), as enacted by the Bipartisan Budget Act of 2015, and any Treasury Regulations or other guidance promulgated thereunder, and any similar state or local legislation, regulations or guidance;

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended;

“Scheme” means the proposed scheme of arrangement under Section 450 of the Act to effect the Share Exchange pursuant to this Agreement, in such terms and form as Total Produce determines are reasonably necessary or desirable in order to implement the Scheme;

“Scheme Document” means a document (including any amendments or supplements thereto) to be distributed to Total Produce Shareholders containing (a) the Scheme, (b) the notice or notices of the Court Meeting and EGM, (c) an explanatory statement as required by Section 452 of the Act with respect to the Scheme, and (d) such other information as Total Produce reasonably determines to be necessary or appropriate;

“Scheme Documentation” shall have the meaning given to that term in Clause 3.1(a);

“SEC” means the United States Securities and Exchange Commission;

“Second Tranche Exercise Notice” shall have the meaning given to that term in the DFC Holdings LLC Agreement;

“Section 367(a) Active Business” shall have the meaning given to that term in Clause 7.3(l)(xv);

“Securities Purchase Agreement” shall have the meaning given to that term in the Recitals;

“Seller Indemnified Parties” shall have the meaning given to that term in the Securities Purchase Agreement;

“Share Exchange” shall have the meaning given to that term in the Recitals;

“Specified Breach” shall have the meaning given to that term in Clause 8.7(i)(i);

“Specified Tax Claim” shall have the meaning set forth in Clause 8.7(f)(ii);

“Specified Tax Representation” shall refer to the representation and warranty set forth in Clause 7.3(l)(xv);

“Steering Committee” means the committee consisting of Rory Byrne, Jimmy Tolan, Johan Lindén and Gary Wong and such other persons as may be appointed to the committee from time to time by (a) the members of the committee or (b) Total Produce upon written notice to the members of the committee, in each case, so long as the committee shall consist of a majority approved by Total Produce;

“Subsidiary” means, in relation to any Person, any corporation, partnership, association, trust or other form of legal entity of which such Person directly or indirectly owns securities or other equity interests representing more than 50% of the aggregate voting power; provided, that (a) the Total Produce Merger Parties shall be deemed to be Subsidiaries of Total Produce for purposes of this Agreement and (b) none of the Dole Group Companies shall be deemed to be a Subsidiary of Total Produce for purposes of this Agreement;

“Surviving Company” shall have the meaning given to that term in Clause 4.2;

“Surviving Company Units” means the units representing membership interests in the Surviving Company from and after the Merger Effective Time;

“Tax” means any kind of direct or indirect tax and other duties, levies, fees, tariffs, imposts, and other similar charges and assessments of whatever nature (including without limitation corporation tax, Income Tax, withholding tax (including but not limited to professional withholding tax, dividend withholding tax, royalty withholding tax, interest withholding tax), value added tax or similar sales tax, occupational taxes, box taxes, capital gains tax, excise and custom duties, stamp duties, taxes similar to stamp duties, payroll tax, wage tax, social security contributions or premiums, franchise, alternative minimum, personal property tax, unclaimed property and escheatable property tax, separate assessments, transfer tax, registration and mortgage duties, administrative duties and environmental taxes) whether payable directly or by withholding and whether or not requiring filing of a Tax Return, imposed by any Relevant Authority together with all penalties, fines, charges, increases and interest relating to any of the foregoing;

“Tax Claim” shall have the meaning given to that term in Clause 8.7(f)(i);

“Tax Returns” means returns, declarations, reports, notices, certificates, forms, claims for refund, information returns or other documents (including any related or supporting schedules, statements or information) filed or required to be filed with any Relevant Authority or to be maintained, in each case with respect to the determination, assessment or collection of Taxes, including any amendments thereof, proof of payment and any schedules or attachments thereto;

“Tax Savings” shall have the meaning given to that term in Clause 8.7(c)(v)(B);

“Third Tranche Exercise Notice” shall have the meaning given to that term in the DFC Holdings LLC Agreement;

“Title IV Plan” means an employee benefit plan (other than a Multiemployer Plan) subject to Section 302 or Title IV of ERISA or Section 412 of the Code;

“TMG” shall have the meaning given to that term in the Preamble;

“Total Produce” shall have the meaning given to that term in the Preamble;

“Total Produce Board” means the board of directors of Total Produce;

“Total Produce Constitution” means the constitution of Total Produce as provided for in Part 17 of the Act;

“Total Produce Disclosure Schedules” shall have the meaning given to that term in Clause 7.3;

“Total Produce Group Companies” means, collectively, Total Produce and each of its direct and indirect Subsidiaries, and “Total Produce Group Company” means each of such entities individually; provided that, prior to Completion, Total Produce Group Companies and Total Produce Group Company shall not include any Dole Group Company;

“Total Produce Intellectual Property” means Intellectual Property owned by any Total Produce Group Company;

“Total Produce Lease” means any lease, sublease, sub-sublease, license and other agreement under which a Total Produce Group Company leases, subleases, licenses, uses or occupies (in each case whether as landlord, tenant, sublandlord, subtenant or by other occupancy arrangement), or has the right to use or occupy, now or in the future, any real property;

“Total Produce Merger Parties” means, collectively, New Dole and Merger Sub;

“Total Produce Parties” shall have the meaning given to that term in the Preamble;

“Total Produce Principal Subsidiary” means each Person listed as a “Subsidiary” in Note 40 to the financial statements accompanying Total Produce’s Annual Report and Accounts 2019;

“Total Produce Public Disclosures” shall have the meaning given to that term in Clause 7.3(e)(i);

“Total Produce Securityholders” means, collectively, the Total Produce Shareholders and holders of Equity Securities of Total Produce;

“Total Produce Shareholders” means the holders of Total Produce Shares;

“Total Produce Shares” means the ordinary shares of €0.01 each in the capital of Total Produce;

“TP USA” shall have the meaning given to that term in the Preamble;

“TP USA Common Stock” means the common stock, par value $1,000.00 per share, of TP USA;

“TP USA Promissory Note 1” shall have the meaning given to that term in Clause 4.1(a);

“TP USA Promissory Note 2” shall have the meaning given to that term in Clause 4.1(b);

“TP USA Promissory Notes” shall have the meaning given to that term in Clause 4.1(b);

“Trademarks” means, in Ireland and all countries and jurisdictions foreign thereto, trademarks and service marks, logos, slogans, brands, rights in telephone numbers, other indicia of source, or origin (including endorsement, sponsorship or certification), trade dress, trade names, corporate names, and fictitious business names, together with all goodwill associated with, and symbolized by, and registrations and applications to register, any of the foregoing;

“Trading Day” shall have the meaning given to that term in Clause 5.2(a);

“Transaction Announcement” means the announcement to be made by the Parties promptly following the execution of this Agreement as approved by the Steering Committee;

“Transfer Taxes” shall have the meaning given to that term in Clause 8.7(j);

“Treasury Regulations” means the Treasury Regulations promulgated under the Code;

“Triggering Event Notification” shall have the meaning given to that term in Clause 8.7(c)(i);

“Underwriters in the IPO” means the underwriters appointed by New Dole in the IPO Underwriting Agreement;

“Unintentional Triggering Event” shall have the meaning given to that term in Clause 8.7(i)(i);

“U.S.” or “United States” means the United States of America, its territories and possessions, any State of the United States of America and the District of Columbia, and all other areas subject to its jurisdiction; and

“U.S. GAAP” means U.S. generally accepted accounting principles.

EXHIBIT A

Form of Registration Rights Agreement

FINAL FORM

REGISTRATION RIGHTS AGREEMENT

by and among

DOLE PLC

and

THE HOLDERS LISTED ON SCHEDULE A HERETO

Dated as of [________], 2021

SCHEDULE I — Holders of Registrable Securities

ANNEX A — Form of Joinder Agreement

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of [________], 2021, by and among Dole plc, a company incorporated in Ireland (the “Company”), and the persons listed on Schedule A hereto (such persons, in their capacity as holders of Registrable Securities, including any Permitted Transferees hereunder, the “Holders” and each a “Holder” and, the Holders together with the Company, the “Parties”).

RECITALS

WHEREAS, in connection with the initial public offering (the “IPO”) of the ordinary shares of Company, $0.01 par value per share, the Company intends to consummate the transactions (collectively, the “Transactions”) described in the Company’s registration statement on Form [S-1] [F-1] (Registration No. 333-[    ]) and the Transaction Agreement, dated as of February 16, 2021, by and among the Company, Total Produce plc, Total Produce USA Holdings Inc., DFC Holdings, LLC, the Holders and the other parties named therein (the “Transaction Agreement”).

WHEREAS, following the consummation of the Transactions, including the IPO, the Holders will hold Ordinary Shares (as defined below); and

WHEREAS, the Company desires to enter into this Agreement with the Holders in order to provide the Holders the registration rights described herein.

NOW, THEREFORE, in consideration of the foregoing Recitals and the representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound by this Agreement, the Parties agree as follows:

1.	Definitions and Interpretation.

(a) Definitions. In addition to those terms separately defined in this Agreement, each of the following capitalized terms has the meaning specified in this Section 1(a).

“Adverse Disclosure” means (A) public disclosure of material non-public information that, in the good faith judgment of the chief executive officer or chief financial officer of the Company, after consultation with counsel to the Company, (i) would be required to be made in any Registration Statement filed with the SEC by the Company so that such Registration Statement would not be materially misleading; (ii) would not be required to be made at such time but for the filing of such Registration Statement and (iii) the Company has a bona fide business purpose for not disclosing publicly or (B) the inclusion of financial statements of the Company or any business that has been acquired or is proposed to be acquired by the Company in any Registration Statement or prospectus that, in the good faith judgment of the chief executive officer or chief financial officer of the Company, (i) are not then available for inclusion in such Registration Statement or prospectus, (ii) would not be required to be publicly filed by the Company but for the filing of such Registration Statement or the commencement of an Underwritten Shelf Take Down pursuant to Section 3 and (iii) are being prepared by the Company as promptly as reasonably practicable.

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“Affiliate” means, with respect to any Person, any other Person that directly or indirectly Controls, is Controlled by, or is under common Control with, such Person; provided, that no shareholder of the Company shall be deemed an Affiliate of any other shareholder solely by reason of any investment in the Company.

“Board” means the board of directors of the Company.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in in Dublin, Ireland, or New York, New York are authorized by Law to close.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and “Controls” and “Controlled” each has a correlative meaning.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the SEC thereunder, as the same shall be in effect from time to time.

“FINRA” means the Financial Industry Regulatory Authority, Inc., and any successor regulator performing comparable functions.

“Governmental Entity” means any foreign, United States federal or state, regional or local legislative, executive or judicial body or agency, any court of competent jurisdiction, any department, commission, political subdivision or other governmental entity or instrumentality, or any arbitral authority, in each case, whether domestic or foreign.

“Joinder Agreement” means a joinder agreement, a form of which is attached as Annex A to this Agreement.

“Judgments” means any legally binding judgments, injunctions, orders, stays, decrees, writs, rulings, or awards of any court or other judicial authority or any other Governmental Entity.

“Law” means all laws (including common law), statutes, ordinances, rules, regulations, orders, decrees or legally-binding guidance of any Governmental Entity, or Judgments.

“Majority Holders” means Holders holding a majority of the Registrable Securities.

“Material Adverse Change” means (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States (other than ordinary course limitations on hours or number of days of trading); (ii) a material outbreak or escalation of armed hostilities or other international or national calamity involving the United States or the declaration by the United States of a national emergency or war or a material adverse change in national or international financial, political or economic conditions; or (iii) any event, change, circumstance or effect that is or is reasonably likely to be materially adverse to the business, properties, assets, liabilities, condition (financial or otherwise), operations or results of operations of the Company and its Subsidiaries, taken as a whole.

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“Ordinary Shares” means the ordinary shares, par value $0.01 per share, of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any share split, dividend or combination, or any reclassification, recapitalization, amalgamation, merger, consolidation, scheme of arrangement, exchange or other similar reorganization.

“Participating Shareholder” means, with respect to any registration, any Holder of Registrable Securities covered by the applicable Registration Statement.

“Permitted Transferee” means with respect to any Holder, (i) any Affiliate of such Holder that is Controlled by or under common Control with such Holder, or (ii) any other Person to whom a Holder has pledged Registrable Securities pursuant to Section 5.1(g) of the Transaction Agreement.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or any other entity.

“Public Offering” means any public offering and sale of Ordinary Shares of the Company or its successor for cash pursuant to an effective registration statement (other than on Form S-4, Form F-4, Form S-8 or a comparable form) under the Securities Act.

“Registrable Securities” means Ordinary Shares owned by a Holder as of the closing date of the IPO, and any securities issued or issuable in respect of such Ordinary Shares by way of conversion, amalgamation, exchange, share dividend, split or combination, recapitalization, merger, consolidation, other reorganization or otherwise until the earliest to occur of (solely with respect to such particular Ordinary Shares) (i) a Registration Statement covering such Ordinary Shares has been declared effective by the SEC and such Ordinary Shares have been sold or otherwise disposed of pursuant to such effective Registration Statement, (ii) such Ordinary Shares are otherwise transferred to a Person that is not a Permitted Transferee thereof, (iii) such Ordinary Shares are repurchased by the Company or a Subsidiary of the Company or cease to be outstanding or (iv) such Ordinary Shares may be resold without registration pursuant to Rule 144 without regard to volume or manner of sale limitations, whether or not any such sale has occurred.

“Registration Expenses” means any and all expenses of, and incident to the performance of or compliance with, any registration or marketing of securities, including all (i) registration and filing fees, and all other fees and expenses payable in connection with the listing of securities on any securities exchange or automated interdealer quotation system, (ii) fees and expenses of compliance with any securities or “blue sky” Laws (including fees and disbursements of counsel in connection with “blue sky” qualifications of the securities registered), (iii) expenses in connection with the preparation, printing, mailing and delivery of any Registration Statements, prospectuses and other documents in connection therewith and any amendments or supplements thereto, (iv) security engraving and printing expenses, (v)(a) fees and disbursements of counsel for the Company and (v)(b) reasonable fees and disbursements of one counsel selected by the Majority Holders, up to an aggregate of one hundred thousand dollars ($100,000) for all registrations hereunder, and (v)(c)customary fees and expenses for independent certified public accountants retained by the Company (including the expenses

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relating to any required audits of the financial statements of the Company or any comfort letters or costs associated with the delivery by independent certified public accountants of any comfort letters requested pursuant to Section 7(l)), (vi) fees and expenses of any special experts retained by the Company in connection with such registration, (vii) fees and expenses in connection with any review by FINRA of the underwriting arrangements or other terms of the offering, and all fees and expenses of any “qualified independent underwriter,” including the fees and expenses of any counsel thereto, but excluding any underwriting fees, discounts and commissions attributable to the sale of Registrable Securities, (viii) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering, (ix) expenses relating to any analyst or investor presentations or any “road shows” undertaken in connection with the registration, marketing or selling of the Registrable Securities and (x) all costs and expenses incurred by the Company or its appropriate officers in connection with their compliance with Section 7(m). For the avoidance of doubt, “Registration Expenses” shall include expenses of the type described in clauses (i)—(x) to the extent incurred in connection with the “take down” of Ordinary Shares pursuant to a Registration Statement previously declared effective. Except for the foregoing Registration Expenses (including reasonable fees and expenses of counsel to Holders referenced in item (v)(b) above and subject to the limitation therein), or as otherwise provided in this Agreement, Registration Expenses shall not include any other out-of-pocket expenses of any Holders (or the agents who manage their accounts), or any Selling Expenses.

“Registration Statement” means any registration statement of the Company that covers Registrable Securities pursuant hereto filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related prospectus, pre- and post-effective amendments and supplements to such registration statement and all exhibits and all material incorporated by reference in such registration statement.

“Representatives” means, with respect to any Person, (i) any of such Person’s partners, stockholders, shareholders, members, directors, officers, employees, agents, counsel, accountants, trustees, equity financing partners, investment advisors or representatives, Affiliates and investment vehicles managed or advised by such Person, (ii) the partners, stockholders, shareholders, members, directors, officers, employees, agents, counsel, accountants, trustees, equity financing partners, investment advisors or representatives of such Persons listed in clause (i), and (iii) any other Person acting on behalf of such Person with respect to the Company and any of its Subsidiaries.

“Rule 144” means Rule 144 (or any successor provisions) under the Securities Act.

“Rule 415” means Rule 415 (or any successor provisions) under the Securities Act.

“SEC” means the United States Securities and Exchange Commission and any successor agency performing comparable functions.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

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“Selling Expenses” means all underwriting discounts and selling commissions, and stock or share transfer taxes applicable to the sale of Registrable Securities.

“Shelf Registration Statement” means a Registration Statement of the Company filed with the SEC on Form S-1, Form F-1, Form S-3 or Form F-3 (or any successor form or other appropriate form under the Securities Act) or a prospectus supplement to an existing Form S-1, Form F-1, Form S-3 or Form F-3, in each case in accordance with and pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the SEC) covering all of the Registrable Securities, as applicable, and which may also cover any other securities of the Company.

“Subsidiary” means, as to a Person, any corporation, partnership, limited liability company or other organization, whether incorporated or unincorporated, of which at least a majority of the securities or other interests having by their terms voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly beneficially owned or controlled by such Person.

“Underwritten Offering” means a registration in which Company Securities are sold to an underwriter or underwriters on a firm commitment basis.

(b) Interpretation.

(i)

When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, (A) the date that is the reference date in calculating such period shall be excluded and (B) if the last day of such period is a not a Business Day, the period in question shall end on the next succeeding Business Day.

(ii)

When a reference is made herein to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(iii)	Whenever the words “include,” “includes” or “including” are used herein, they shall be deemed to be followed by the words “without limitation.”

(iv)

The words “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used herein shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(v)	The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.”

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(vi)	Any law or regulation defined or referred to herein means such law or regulation as from time to time amended, modified or supplemented, unless otherwise specifically indicated.

(vii)	References to a person are also to its successors and permitted assigns.

(viii)	Any reference to the “filing” of a Registration Statement shall include a confidential submission made in accordance with the rules of the SEC.

(ix)

The Annexes to this Agreement are incorporated and made a part hereof and are an integral part of this Agreement. Any capitalized term used in any Annex but not otherwise defined therein shall have the meaning given to such term herein.

2.	Reserved(i) .

3.	Shelf Registration.

(a) Filing. By not later than the forty-fifth (45th) day following the closing date of the IPO, the Company shall file with the SEC a Shelf Registration Statement on Form S-1 or Form F-1 (or any similar long-form Registration Statement), in each case, relating to the offer and sale of all Registrable Securities by the Holders from time to time in accordance with the methods of distribution elected by such Holders and set forth in the Shelf Registration Statement (a “Shelf Registration”), and no later than ninety (90) days after the closing of the IPO, the Company shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act on or prior to such date, provided that if the distribution of the Registrable Securities will be made through an Underwritten Offering, the procedures in respect of an Underwritten Offering set forth in Section 3(e) shall apply.

(b) Continued Effectiveness. The Company shall use its reasonable best efforts to keep such Shelf Registration Statement (or a replacement Shelf Registration Statement on another form) continuously effective under the Securities Act (including, if necessary, by renewing or refiling a Shelf Registration Statement prior to expiration of the existing Shelf Registration Statement or by filing with the SEC a post-effective amendment or a supplement to the Shelf Registration Statement or any document incorporated therein by reference or by filing any other required document or otherwise supplementing or amending the Shelf Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act, the Exchange Act, any state securities or blue sky Laws, or any rules and regulations thereunder) in order to permit the prospectus forming a part thereof to be usable by Holders for the disposition of Registrable Securities until there are no longer any Registrable Securities outstanding (the “Shelf Period”).

(c) Reserved.

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(d) Suspension of Registration. If the filing of or the continued use of a Shelf Registration Statement at any time would require the Company to make an Adverse Disclosure or if the Company is required to file a post-effective amendment to a Shelf Registration Statement on Form F-1 or S-1 to update the audited financial statements included therein (an “Audited Financial Statements Update”), the Company may, upon giving at least 10 calendar days’ prior written notice of such action to the Holders, suspend use of the Shelf Registration Statement (a “Shelf Suspension”) for a period of time not to exceed thirty (30) days per Shelf Suspension, as determined in good faith by the Company to be necessary for such purpose; provided, that (x) the Company shall not be permitted to exercise a Shelf Suspension more than three (3) times during any 12-month period and (y) such Shelf Suspension shall terminate at such time as the Company would no longer be required to make any Adverse Disclosure or, in the case of an Audited Financial Statements Update, within three (3) business days after the SEC has completed its review of the updated Shelf Registration Statement. In the case of a Shelf Suspension, the Holders agree to suspend use of the applicable prospectus and any issuer free writing prospectus in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. The Company shall (i) as soon as reasonably practicable notify the Holders upon the termination of any Shelf Suspension, (ii) as soon as reasonably practicable, amend or supplement the prospectus and any issuer free writing prospectus, if necessary, so it does not contain any untrue statement or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) as soon as reasonably practicable, furnish to the Holders such numbers of copies of the prospectus and any issuer free writing prospectus as so amended or supplemented as the Holders may reasonably request. The Company agrees, if necessary, as soon as reasonably practicable, to supplement or make amendments to the Shelf Registration Statement, if required by the registration form used by the Company for the Shelf Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by the Holders, including to keep the Shelf Registration Statement effective until all Registrable Securities covered by such Shelf Registration Statement are sold in accordance with the intended plan of distribution set forth in such Shelf Registration Statement or supplement to the prospectus. Notwithstanding anything in this Agreement to the contrary, the Company shall not be permitted to file a registration statement to register for sale, or to conduct any Public Offering (including any “take-downs” off of an effective shelf registration statement) either for its own account or the account of any other Person during any Shelf Suspension.

(e) Underwritten Shelf Takedown.

(i)

At any time during which a Shelf Registration Statement on Form F-1 or S-1 is in effect, the Majority Holders may elect to offer Registrable Securities with a total offering price reasonably expected to be at least thirty million dollars ($30,000,000) pursuant to the Shelf Registration Statement in the form of an Underwritten Offering by written notice (which notice may be given by email) to the Company of such intention at least thirty (30) Business Days prior to the date on which such Underwritten Offering is anticipated to launch, specifying the number of Registrable Securities for which the Majority Holders are requesting registration under this Section 3(e) and the other material terms of such Underwritten Offering to the extent known (such request, a “Long-Form Underwritten Shelf Takedown Request,” and any Underwritten Offering conducted pursuant thereto, an “Long-Form Underwritten Shelf

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Takedown”), and the Company shall promptly, but in no event later than five (5) Business Days following the receipt of such Long-Form Underwritten Shelf Takedown Request, give written notice of such Underwritten Shelf Takedown Request (such notice, an “Long-Form Underwritten Shelf Takedown Notice”) to the other Holders and such Long-Form Underwritten Shelf Takedown Notice shall offer the other Holders the right to register as part of such Long-Form Underwritten Shelf Takedown such number of Registrable Securities as each such other Holder may request in writing. Subject to Section 3(e)(iii) and Section 3(e)(iv), the Company shall cause the underwriter(s) to include as part of the Long-Form Underwritten Shelf Takedown all Registrable Securities that are requested to be included therein by any of the other Holders in accordance with the immediately prior sentence; provided, that all such other Holders requesting to participate in the Long-Form Underwritten Shelf Takedown must sell their Registrable Securities to the underwriters on the same terms and conditions as apply to the Majority Holders requesting the Long-Form Underwritten Shelf Takedown; provided, further, that, if at any time after making an Long-Form Underwritten Shelf Takedown Request and prior to the launch of the Long-Form Underwritten Shelf Takedown, the Majority Holders requesting the Long-Form Underwritten Shelf Takedown shall determine for any reason or no reason not to proceed with or to delay such Long-Form Underwritten Shelf Takedown, such Majority Holders shall give written notice to the Company of such determination and the Company shall give written notice of the same to each other Holder and, thereupon, (A) in the case of a determination not to proceed, the Company shall be relieved of its obligations to cause the underwriter(s) to include any Registrable Securities of the other Holders as part of such Long-Form Underwritten Shelf Takedown (but the Company shall not be relieved from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the other registration rights contained herein, and (B) in the case of a determination by the Majority Holders to delay such Long-Form Underwritten Shelf Takedown, the Company shall be relieved of its obligations to cause the underwriter(s) to include any Registrable Securities of the other Holders as part of such Long-Form Underwritten Shelf Takedown for the same period as the Majority Holders determine to delay such Long-Form Underwritten Shelf Takedown.

(ii)

At any time during which a Shelf Registration Statement on Form F-3 or S-3 is in effect, the Majority Holders may elect to offer Registrable Securities with a total offering price reasonably expected to be at least thirty million dollars ($30,000,000) pursuant to the Shelf Registration Statement in the form of an Underwritten Offering by written notice (which notice may be given by email) to the Company of such intention at least ten (10) Business Days prior to the date on which such Underwritten Offering is anticipated to launch, specifying the number of Registrable Securities for which the Majority Holders are requesting registration under

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this Section 3(e) and the other material terms of such Underwritten Offering to the extent known (such request, an “Short-Form Underwritten Shelf Takedown Request,” and any Underwritten Offering conducted pursuant thereto, an “Short-Form Underwritten Shelf Takedown” and, together with any Long-Form Underwritten Shelf Takedown, an “Underwritten Shelf Takedown”), and the Company shall promptly, but in no event later than two (2) Business Days following the receipt of such Short-Form Underwritten Shelf Takedown Request, give written notice of such Short-Form Underwritten Shelf Takedown Request (such notice, an “Short-Form Underwritten Shelf Takedown Notice”) to the other Holders and such Short-Form Underwritten Shelf Takedown Notice shall offer the other Holders the right to register as part of such Underwritten Shelf Takedown such number of Registrable Securities as each such other Holder may request in writing. Subject to Section 3(e)(iii) and Section 3(e)(iv), the Company shall cause the underwriter(s) to include as part of the Short-Form Underwritten Shelf Takedown all Registrable Securities that are requested to be included therein by any of the other Holders in accordance with the immediately prior sentence; provided, that all such other Holders requesting to participate in the Short-Form Underwritten Shelf Takedown must sell their Registrable Securities to the underwriters on the same terms and conditions as apply to the Majority Holders requesting the Short-Form Underwritten Shelf Takedown; provided, further, that, if at any time after making a Short-Form Underwritten Shelf Takedown Request and prior to the launch of the Short-Form Underwritten Shelf Takedown, the Majority Holders requesting the Short-Form Underwritten Shelf Takedown shall determine for any reason or no reason not to proceed with or to delay such Short-Form Underwritten Shelf Takedown, such Majority Holders shall give written notice to the Company of such determination and the Company shall give written notice of the same to each other Holder and, thereupon, (A) in the case of a determination not to proceed, the Company shall be relieved of its obligations to cause the underwriter(s) to include any Registrable Securities of the other Holders as part of such Short-Form Underwritten Shelf Takedown (but the Company shall not be relieved from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the other registration rights contained herein, and (B) in the case of a determination by the Majority Holders to delay such Short-Form Underwritten Shelf Takedown, the Company shall be relieved of its obligations to cause the underwriter(s) to include any Registrable Securities of the other Holders as part of such Short-Form Underwritten Shelf Takedown for the same period as the Majority Holders determine to delay such Short-Form Underwritten Shelf Takedown.

(iii)

If the managing underwriter or underwriters of an Underwritten Shelf Takedown, in good faith, advise the Company and the Majority Holders requesting the Underwritten Shelf Takedown that, in their good faith determination, the number of Registrable Securities that the Participating

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Shareholder(s) intend to include in such registration exceeds the largest number of shares that can be sold without adversely affecting the proposed offering price, timing or distribution of the shares offered in such offering (the “Maximum Offering Size”), the Company shall cause the underwriter(s) to include in such Underwritten Shelf Takedown, in the following priority, up to the Maximum Offering Size:

(A) first, all Registrable Securities requested to be included in such registration by the requesting Majority Holders;

(B) second, and only if all of the securities referred to in clause (A) have been included, all Registrable Securities requested to be included in such registration by any other Holders pursuant to Section 3(e)(i) (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Holders on the basis of the relative number of Registrable Securities owned by such Holders; provided, that any securities thereby allocated to a Holder that exceed such Holder’s request shall be reallocated among the remaining Holders in like manner); and

(C) third, and only if all of the securities referred to in clauses (A) and (B) have been included, any securities proposed to be registered for the account of the Company or any other Persons with such priorities among them as the Company shall determine.

(iv)

Each Holder shall be permitted to withdraw for any or no reason all or part of its Registrable Securities from an Underwritten Shelf Takedown at any time on the Business Day prior to (i) with respect to a registration statement on Form F-1 or S-1, the date on which effectiveness of the registration statement is requested, and (ii) with respect to a registration statement on Form F-3 or S-3, the date on which the Underwritten Shelf Takedown is anticipated to launch.

(f) Payment of Expenses for Shelf Registrations. The Company shall be liable for and pay all Registration Expenses in connection with any Shelf Registration, regardless of whether such registration is effected, and any takedown with respect thereto (including, an Underwritten Shelf Takedown).

4.	Piggyback Registration.

(a) Participation. If, following the closing date of the IPO, the Company at any time proposes to sell in an underwritten Public Offering (including, for the avoidance of doubt, a “take-down” pursuant to a prospectus supplement to Shelf Registration Statement) or file a Registration Statement with respect to any offering of its equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities (“Company Securities”), for its own account or for the account of any other Persons (other than (i) an underwritten Public Offering or Registration Statement under Section 3, (ii) a Registration Statement on Form F-4, Form S-4, Form F-8 or Form S-8 or any successor form to such forms, or (iii) a registration of Ordinary Shares solely relating to an offering and sale to employees or

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directors of the Company pursuant to any employee share plan or other employee benefit plan arrangement, then, as soon as reasonably practicable (but in no event less than ten (10) calendar days prior to the proposed date of the launch of the underwritten Public Offering or the filing of such Registration Statement, as applicable), the Company shall give written notice of such proposed offering or filing to the Holders (which notices shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing underwriter or underwriters, if any, in such offering), and such notice shall offer the Holders the right to register under such Registration Statement or include in such underwritten Public Offering such number of Registrable Securities as each such Holder may request in writing (a “Piggyback Registration”). Subject to Section 4(b) and Section 4(c), the Company shall include in such Registration Statement or underwritten Public Offering all such Registrable Securities that are requested to be included therein within five (5) calendar days after the receipt by such Holders of any such notice; provided, that if at any time after giving written notice of its intention to sell any Company Securities in an underwritten Public Offering and prior to the launch date, or to register any Company Securities and prior to the effective date of the Registration Statement filed in connection with such registration, the Company shall determine for any reason not to sell or register or to delay such sale or registration, the Company shall give prompt written notice of such determination to each Holder and, thereupon, (A) in the case of a determination not to sell or register, shall be relieved of its obligation to register any Registrable Securities in connection with such sale or registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of the Holders with respect to a Shelf Registration, including the right to request an Underwritten Shelf Takedown related thereto (subject to the provisions governing withdrawal set forth in Section 3(e)(i) or (ii)), and (B) in the case of a determination to delay selling or registering, in the absence of a Shelf Registration or request for an Underwritten Shelf Takedown related thereto, shall be permitted to delay selling or registering any Registrable Securities, for the same period as the delay in registering such other Company Securities; provided, that if such registration or sale involves an underwritten Public Offering, all such Holders requesting to be included in the Company’s registration or sale must sell their Registrable Securities to the underwriters on the same terms and conditions as apply to the Company or the other Person requesting such registration or sale, as applicable, with, in the case of a combined primary and secondary offering, such differences, including any with respect to representations and warranties and indemnification, as may be customary or appropriate in combined primary and secondary offerings, and the Company shall make arrangements with the managing underwriter or underwriters so that each such Holder may participate in such Underwritten Offering on the foregoing terms.

(b) Priority of Registrations Pursuant to a Piggyback Registration. If a Piggyback Registration involves an underwritten Public Offering (other than any Underwritten Shelf Takedown, in which case the provisions with respect to priority of inclusion in such offering set forth in Section 3(e)(iii) shall apply) and the managing underwriter or underwriters advise the Company that, in its view, the number of Company Securities that the Company and such Holders intend to include in such registration exceeds the Maximum Offering Size, the Company shall include in such registration, in the following priority, up to the Maximum Offering Size:

(i)

first, so much of the Company Securities proposed to be registered for the account of the Company (or for the account of such other initiating Person requesting registration, if applicable) as would not cause the offering to exceed the Maximum Offering Size;

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(ii)

second, and only if all of the securities referred to in clause (i) have been included, all Registrable Securities requested to be included in such registration by any Holders pursuant to this Section 4 (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Holders and such other holders of Registrable Securities on the basis of the relative number of Registrable Securities owned by such Holders and such other holders; provided, that any securities thereby allocated to a Holder that exceed such Holder’s request shall be reallocated among the remaining Holders and other holders in like manner); and

(iii)

third, and only if all of the securities referred to in clauses (i) and (ii) have been included, any securities proposed to be registered for the account of any other Persons with such priorities among them as the Company shall determine.

(c) Piggyback Withdrawal. Each Holder shall be permitted to withdraw all or part of its Registrable Securities from a Piggyback Registration at any time on the Business Day prior to the date of effectiveness of such Registration Statement or at any time on the Business Day prior to the date on which the underwritten Public Offering is anticipated to launch, as the case may be. Subject to Section 16, no registration effected under this Section 4 shall relieve the Company of its obligations to effect a Shelf Registration or Underwritten Shelf Takedown to the extent required by Section 3.

(d) Payment of Expenses for Piggyback Registrations. The Company shall pay all Registration Expenses in connection with each Piggyback Registration, regardless of whether such registration is effected.

5.	Lock-up Agreements.

(a) To the extent requested by the managing underwriter in connection with any Underwritten Offering, the Company and each Holder shall agree not to effect any public sale or distribution of any Company Securities or other security of the Company (except as part of such Underwritten Offering) during the period beginning on the date that is estimated by the Company, in good faith and provided in writing to such Holder, to be the seventh (7th) calendar day prior to the effective date of the applicable Registration Statement (or the anticipated launch date in the case of a “take-down” off of an already effective Shelf Registration Statement) until the earlier of (i) such time as the Company and the lead managing underwriter shall agree and (ii) ninety (90) calendar days after the effective date of the applicable Registration Statement (or the pricing date in the case of a “take-down” off of an already effective Shelf Registration Statement); provided, that the Company shall cause all directors and executive officers of the Company, and all other Persons with registration rights with respect to the Company’s securities (whether or not pursuant to this Agreement) to enter into agreements similar to those contained in this Section 5(a) (without regard to this proviso), subject to exceptions for gifts, sales pursuant to pre-existing 10b5-1 plans and other customary exclusions agreed to by such managing underwriter; provided further, that the lead managing underwriter may extend such period as necessary to comply with applicable FINRA rules.

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(b) Notwithstanding the foregoing, the Company may effect a public sale or distribution of securities of the type described above and during the periods described above if such sale or distribution is made pursuant to registrations on Form F-4, S-4 or Form S-8 or any successor form to such forms or as part of any registration of securities for offering and sale to employees or directors of the Company pursuant to any employee share plan or other employee benefit plan arrangement.

6.	Other Registration Rights.

The Company represents and warrants that it is not a party to, or otherwise subject to, any agreement granting registration rights to any other Person with respect to any Company Securities, and that no other Person has any right to require the Company to register any Company Securities or to include Company Securities in any Registration Statement filed by the Company for the sale of Company Securities for its own account or for the account of any other Person. The Company shall not grant to any Person the right, except to employees or directors of the Company with respect to registrations on Form S-8, to request the Company to register any Company Securities except such rights as do not violate, conflict with or contravene the rights or adversely affect the priorities of the Holders set forth herein (and represents and warrants that in the event of such violation, conflict or contravention, the terms of this Agreement shall prevail). Notwithstanding the foregoing, if a Holder transfers Registrable Securities to another Person for an aggregate purchase price of at least fifty million dollars ($50,000,000), upon the request of such Holder and at such Holder’s expense (including the related reasonable third-party attorney costs and expenses actually paid by the Company), the Company agrees to enter into a registration rights agreement with such transferee providing for registration rights substantially similar to those set forth herein, which shall include and be subject to the same minimum thresholds applicable to any Underwritten Shelf Takedown, and this Section 6 shall not apply to such registration rights agreement (for the avoidance of doubt, it being understood and agreed, that a Holder shall be permitted to transfer to any Person any amount of Registrable Securities at its sole election).

7.	Registration Procedures.

In connection with any registration pursuant to Section 3 or Section 4, subject to the provisions of such Sections:

(a) At least five (5) Business Days prior to filing a Registration Statement covering Registrable Securities or prospectus or any amendment or supplement thereto, the Company shall furnish to each Participating Shareholder and each underwriter, if any, of the Registrable Securities covered by such Registration Statement, and their respective counsel, copies of such Registration Statement as proposed to be filed, and thereafter the Company shall furnish to such Participating Shareholder and underwriter, if any, and their respective counsel, without charge such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the

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prospectus included in such Registration Statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 or Rule 430A under the Securities Act and such other documents as such Participating Shareholder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Participating Shareholder. Each Participating Shareholder shall have the right to request that the Company modify any information contained in such Registration Statement, amendment and supplement thereto pertaining to such Participating Shareholder and the Company shall use all reasonable efforts to comply with such request; provided, that the Company shall not have any obligation to so modify any information if the Company reasonably expects that so doing would cause the prospectus to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(b) In connection with any filing of any Registration Statement or prospectus or amendment or supplement thereto, the Company shall cause such document (i) to comply in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC thereunder and (ii) with respect to information supplied by or on behalf of the Company for inclusion in the Registration Statement, to not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(c) The Company shall promptly notify each Holder of such Registrable Securities and the underwriter(s) and, if requested by such Holder or the underwriter(s), confirm in writing, when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective.

(d) The Company shall furnish counsel for each underwriter, if any, and for the Holders of such Registrable Securities with copies of any written comments from the SEC or any state securities authority or any written request by the SEC or any state securities authority for amendments or supplements to a Registration Statement or prospectus or for additional information generally.

(e) After the filing of the Registration Statement, the Company shall (i) cause the related prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, (ii) comply in all material respects with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the Participating Shareholders set forth in such Registration Statement or supplement to such prospectus and (iii) promptly notify each Participating Shareholder holding Registrable Securities covered by such Registration Statement of any stop order issued or threatened by the SEC or any state securities commission or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

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(f) The Company shall use all reasonable best efforts to (i) register or qualify the Registrable Securities covered by such Registration Statement under such securities or “blue sky” Laws of such jurisdictions in the United States as any Participating Shareholder holding such Registrable Securities reasonably (in light of such Participating Shareholder’s intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other Governmental Entity as may be necessary by virtue of the business and operations of the Company and take such actions as are reasonably necessary to consummate the disposition of the Registrable Securities owned by such Participating Shareholder, provided, that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 7(f), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

(g) The Company shall list such Registrable Securities on the principal securities exchange on which the Company’s Ordinary Shares are then listed and provide a transfer agent, registrar and CUSIP number for all such Registrable Securities not later than the effective date of such Registration Statement.

(h) The Company shall reasonably cooperate with each Holder and the underwriter or managing underwriter, if any, to, facilitate the timely preparation and delivery of certificates (or its book-entry equivalent) representing Registrable Securities to be sold and not bearing any restrictive legends (including by delivering to the transfer agent a Company instruction letter and a written opinion from counsel to the Company stating unlegended stock certificates (or its book entries equivalent) may be issued in respect of any Registrable Securities); and enable such Registrable Securities to be in such denominations (consistent with the provisions of the governing documents thereof) and registered in such names as each Holder or the underwriter or managing underwriter, if any, may reasonably request at least two (2) Business Days prior to any sale of Registrable Securities.

(i) The Company shall promptly notify each Participating Shareholder holding such Registrable Securities covered by such Registration Statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare and make available to each such Participating Shareholder and file with the SEC any such supplement or amendment subject to any suspension rights contained herein.

(j) (1) The Majority Holders shall have the right to select an underwriter or underwriters in connection with any underwritten Public Offering resulting from the exercise of an Underwritten Shelf Takedown, subject to the Company’s written consent (which consent shall not be unreasonably withheld or delayed), and (2) the Company shall have the right to select an underwriter or underwriters in connection with any other underwritten Public Offering. In connection with any Public Offering, the Company shall enter into (and perform its obligations under) customary agreements (including an underwriting agreement in customary form) and take all other actions as are reasonably required and customary (and permitted pursuant to the terms of this Agreement) in order to expedite or facilitate the disposition of such Registrable Securities in any such Public Offering, including the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with FINRA.

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(k) Upon execution of confidentiality agreements or other similar arrangements in form and substance reasonably satisfactory to the Company, the Company shall make available during regular business hours for inspection by any underwriter participating in any disposition pursuant to a Registration Statement being filed by the Company pursuant to this Section 7 and any attorney, accountant or other professional retained by any such underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) as are reasonable in connection with a customary due diligence investigation, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such Registration Statement (including by participation in a reasonable number of diligence calls during regular business hours).

(l) In connection with an Underwritten Offering, the Company shall furnish to each underwriter a signed counterpart, addressed to such underwriter(s), of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company’s independent certified public accountants, each in customary form and covering such matters of the kind customarily covered by opinions or comfort letters, as the case may be, as the managing underwriter therefor reasonably requests, and reasonably satisfactory to the Majority Holders.

(m) In connection with an Underwritten Offering, the Company shall have appropriate officers of the Company (i) prepare and make presentations at any “road shows” and before analysts and rating agencies, as the case may be, and (ii) otherwise cooperate as reasonably requested by the underwriters in the offering, marketing or selling of the Registrable Securities, including by executing customary underwriting agreements.

(n) The Company shall use reasonable best efforts to ensure that any free-writing prospectus utilized in connection with any Underwritten Shelf Takedown or other offering off of a Shelf Registration Statement or Piggyback Registration hereunder complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(o) The Company may reasonably require each such Participating Shareholder promptly to furnish in writing to the Company such customary information regarding the Participating Shareholder and the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required or the Company may deem reasonably advisable in connection with such registration and shall not have any obligation to include a Participating Shareholder on any Registration Statement if such information is not promptly provided.

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(p) Except as required by applicable Law, the Company may not include the name of any Holder or any information regarding any Holder in any Registration Statement or prospectus, any amendment or supplement to such Registration Statement or prospectus, any document that is to be incorporated by reference into such Registration Statement or prospectus, without the prior written consent of such Holder and providing each such Holder a reasonable amount of time to review and comment on such applicable document.

(q) The Company shall otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with the exercise by the Holders of any registration rights hereunder.

8.	Indemnification by the Company.

(a) The Company agrees to indemnify and hold harmless each Holder, each member, trustee, limited or general partner thereof, each member, trustee, limited or general partner of each such member, limited or general partner, each of their respective Affiliates, officers, directors, stockholders, shareholders, employees, advisors and agents, each Person, if any, who controls such Person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each of their Representatives from and against any and all losses, claims, damages, liabilities and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses) (“Damages”) caused by or relating to (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), any preliminary prospectus or any “issuer free writing prospectus” (as defined in Rule 433 of the Securities Act), (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act or any other similar federal or state securities Laws or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, except in all cases insofar as such Damages are caused by or related to any such untrue statement or omission or alleged untrue statement or omission so made based upon or contained in any information furnished in writing to the Company by such Holder expressly for use therein or by such Holder’s failure to deliver a copy of the prospectus, the issuer free writing prospectus or any amendments or supplements thereto after the Company has furnished such Holder with a sufficient number of copies of the same.

(b) The Company also agrees to indemnify any underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Participating Shareholders provided in this Section 8 or otherwise on commercially reasonable terms negotiated on an aim’s length basis with such underwriters.

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9.	Indemnification by Participating Shareholders.

Each Participating Shareholder holding Registrable Securities included in any Registration Statement agrees, severally but not jointly, to indemnify and hold harmless the Company, its officers, directors and agents and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity from the Company contained in Section 8(a)(i) and Section 8(a)(ii) to such Participating Shareholder, but only with respect to information furnished in writing by such Participating Shareholder or on such Participating Shareholder’s behalf expressly for use in any Registration Statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, any preliminary prospectus or any “issuer free writing prospectus.” Each such Participating Shareholder also agrees to indemnify and hold harmless any underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Company provided in this Section 9. As a condition to including Registrable Securities in any Registration Statement filed in accordance herewith, the Company may require that it shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold it harmless to the extent customarily provided by underwriters with respect to similar securities. No Participating Shareholder shall be liable under this Section 9 for any Damages in excess of the net proceeds realized by such Participating Shareholder in the sale of Registrable Securities of such Participating Shareholder to which such Damages relate.

10.	Conduct of Indemnification Proceedings.

If any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to Section 8 or Section 9, such Person (an “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party may, at its option, assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses; provided, that the failure of any Indemnified Party to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent and only to the extent that the Indemnifying Party is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed in writing to the retention of such counsel, (ii) the Indemnifying Party shall have failed to assume the defense of such claim or to employ counsel reasonably satisfactory to the Indemnified Party, or (iii) in the reasonable judgment of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that, in connection with any proceeding or related proceedings in the same jurisdiction, the Indemnifying Party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent (but such consent shall not be unreasonably withheld or delayed). Without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed), no Indemnifying Party shall consent to the entry of any judgment or effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement is either (i) settled in all respects by the payment of money (and such money is so paid by the Indemnifying Party pursuant to the terms of such settlement) or (ii) includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

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11.	Survival.

Section 8, Section 9, Section 10 and Section 12 hereto will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party or any officer, director or controlling Person of such Indemnified Party and will survive the transfer of securities.

12.	Contribution.

(a) If the indemnification provided for herein is unavailable to the Indemnified Parties in respect of any Damages, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(b) The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 12 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any out-of-pocket legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 12, no Participating Shareholder shall be required to contribute any amount for Damages in excess of the gross proceeds realized by Participating Shareholder in the sale of Registrable Securities of Participating Shareholder to which such Damages relate. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Each Participating Shareholder’s obligation to contribute pursuant to this Section 12 is several in the proportion that the net proceeds of the offering received by Participating Shareholder bears to the total net proceeds of the offering received by all such Participating Shareholders and not joint.

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13.	Participation in Public Offering.

(a) No Person may participate in any Public Offering hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements (provided, that no Holder of Registrable Securities will be required to sell more than the number of Registrable Securities that such Holder has requested the Company include in any Registration Statement) and (ii) completes, executes and delivers or causes to be delivered all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents and instruments reasonably required under the terms of such underwriting arrangements and the provisions set forth herein in respect of registration rights.

(b) Each Person that is participating in any registration hereunder agrees that, upon receipt of notice from the Company of the occurrence of any event of the kind described in Section 7(i) above, such Person shall immediately discontinue the disposition of its Registrable Securities pursuant to the Registration Statement until such Person’s receipt of the copies of a supplemented or amended prospectus as contemplated by Section 7(i). In the event the Company has given any such notice, the applicable time period during which a Registration Statement is to remain effective shall be extended (provided, that the Company shall not cause any Registration Statement to remain effective beyond the latest date allowed by applicable Law) by the number of days during the period from and including the date of the giving of such notice pursuant to Section 7(i) to and including the date when each Holder of Registrable Securities covered by such Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 7(i).

14.	Compliance with Rule 144.

The Company shall timely file any reports required to be filed by it under the Securities Act and the Exchange Act. The Company shall also take such further action as any Holder may reasonably request (including making available adequate current public information with respect to the Company meeting the current public information requirements of Rule 144(c)), to the extent required to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. Notwithstanding the foregoing, nothing in this Section 14 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

15.	Selling Expenses.

All Selling Expenses relating to the offer and sale of Registrable Securities registered under the Securities Act pursuant to this Agreement shall be borne and paid by the Holders of such Registrable Securities, in proportion to the number of Registrable Securities included in such registration for each such Holder.

16.	Prohibition on Requests; Holders’ Obligations.

No Holder shall, without the Company’s consent, be entitled to deliver a request for a Underwritten Shelf Takedown if less than forty-five (45) calendar days have elapsed since (A) the effective date of a final prospectus supplement to an already effective Shelf Registration Statement in connection with a Shelf Registration or Piggyback Registration, or (B) the pricing

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date of any Underwritten Offering effected by the Company; provided, in each case, that such Holder has been provided with a right to participate in the prior offering in accordance with the terms of this Agreement and either (i) has refused or not promptly accepted such opportunity or (ii) has not been cut back to less than 50% of the Registrable Securities requested to be included by such Holder.

17.	Miscellaneous.

(a) Remedies; Specific Performance.

(i)

Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party shall be deemed cumulative with and not exclusive of any other remedy conferred by this Agreement, or by law or equity upon such Party, and the exercise by a Party of any one remedy shall not preclude the exercise of any other remedy.

(ii)

The Parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that, at any time prior to the termination of this Agreement pursuant to Section 17(j), the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the performance of terms and provisions of this Agreement in any court referred to in Section 17(g), without proof of actual damages (and each Party waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. The Parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach.

(b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, without the written consent of the Company and the Majority Holders. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Shelf Registration Statement and that does not directly or indirectly affect the rights of other Holders of Registrable Securities may be given by each Holder of the Registrable Securities being sold by such Holders pursuant to such Shelf Registration Statement; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence. Each Holder of Registrable Securities outstanding at the time of any such amendment, modification, supplement, waiver or consent or thereafter shall be bound by any such amendment, modification, supplement, waiver or consent effected pursuant to this Section 17(b), whether or not any notice, writing or marking indicating such amendment, modification, supplement, waiver or consent appears on the Registrable Securities or is delivered to such Holder.

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(c) Notices. Any notice, request, instruction or other document or communication to be given hereunder by any Party to the others shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally; (b) on the date sent if sent by email if sent before 5:00 p.m. Pacific Time on a Business Day, or otherwise, the first Business Day following such date; (c) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier; or (d) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the Party to receive such notice:

(i)	if to the Company, to:

Dole plc

29 North Anne Street

Dublin 7, D07 PH36

Ireland

Email: jdevine@totalproduce.com

Attn: Jacinta Devine, Company Secretary

with a copy (which shall not constitute notice) to:

Arthur Cox

Earlsfort Centre

Earlsfort Terrace

Dublin 2, Ireland

Email: stephen.hegarty@arthurcox.com

Attention: Stephen Hegarty

Skadden, Arps, Slate, Meagher & Flom LLP

300 South Grand Avenue, 34th Floor

Los Angeles, California 90071

Email: david.eisman@skadden.com

michelle.gasaway@skadden.com

Attention: David C. Eisman, P. Michelle Gasaway

(ii)

if to a Holder, at the most current address given by such Holder to the Company in a Notice, Agreement and Questionnaire or any amendment thereto or, at the Company’s option, pursuant to the Legal Notice System on DTC, or successor system thereto;

or to such other address as such Person may have furnished to the other Persons identified in this Section 17(c) in writing in accordance herewith.

(d) Majority of Registrable Securities. For purposes of determining what constitutes Holders of a majority of Registrable Securities, as referred to in this Agreement, a majority shall constitute a majority of the Ordinary Shares that constitute Registrable Securities.

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(e) Assignability; Third-Party Rights. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned, in whole or in part, by operation of law or otherwise, by any Party, and any such assignment shall be null and void, except for any assignment (i) by a Holder to a Permitted Transferee who executes a Joinder Agreement to the extent provided in the Joinder Agreement, and any such assignment permitted hereunder shall be effected hereunder upon giving written notice thereof to the Company or (ii) with the prior written consent of the Company, with respect to an assignment by a Holder, or the Majority Holders, with respect to an assignment by the Company. This Agreement shall be binding upon, and shall be enforceable by and inure to the benefit of, the Parties and their respective successors and assigns. Nothing in this Agreement is intended to or shall confer upon any Person (other than the Parties) any right, benefit or remedy of any nature whatsoever.

(f) Counterparts. This Agreement may be executed in any number of counterparts and by the Parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(g) Governing Law and Venue; Jurisdiction; WAIVER OF JURY TRIAL.

(i)

THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES, WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION. Each of the Parties hereby irrevocably and unconditionally consents and submits, for itself and with respect to its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware and the appropriate respective appellate courts therefrom (or only if the Court of Chancery of the State of Delaware declines to accept or does not have jurisdiction over a particular matter, any federal or other state court located in the State of Delaware and the appropriate respective appellate courts therefrom) solely in respect of the interpretation and enforcement of the provisions of this Agreement, and hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof, that it is not subject to jurisdiction thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts, and the Parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in the Court of Chancery of the State of Delaware (or only if the Court of Chancery of the State of Delaware declines to accept or does not have jurisdiction over a particular matter, any federal or other state court located in the State of Delaware). The Parties hereby consent to and

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grant any such court jurisdiction over the person of such Parties and, to the extent permitted by Law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 7(c) or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.

(ii)

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY OR TO THE ACTIONS OF THE PARTIES HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8(g).

(h) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(i) Entire Agreement. This Agreement is intended by the Parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the Parties in respect of the subject matter contained herein and the registration rights granted by the Company with respect to the Registrable Securities. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and undertakings among the Parties with respect to such registration rights. No Party shall have any rights, duties or obligations other than those specifically set forth in this Agreement.

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(j) Termination. This Agreement and the obligations of the Parties hereunder shall terminate upon such time as there are no Registrable Securities, except for the provisions of Sections 3(f), 4(d), 8, 9, 10, 11, 12, 15, 17(c), 17(g) and this 17(j), which shall survive such termination.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

COMPANY:

DOLE PLC

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

HOLDERS:

THE MURDOCK GROUP, LLC

By:
Name:
Title:

CASTLE & COOKE HOLDINGS, INC.

By:
Name:
Title:

DOLICIOUS CORPORATION

By:
Name:
Title:

SCHEDULE A

HOLDERS OF REGISTRABLE SECURITIES

The Murdock Group, LLC

Castle & Cooke Holdings, Inc.

Dolicious Corporation

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

ANNEX A

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT (“Joinder”), dated [________], is executed by [________] (the “Transferee”) and by [________] (the “Transferor”) pursuant to the terms of the Registration Rights Agreement, dated as of [__], 20[__] (the “Registration Rights Agreement”), by and among Dole plc, a corporation incorporated in Ireland (the “Company”), and the Holders party thereto. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Registration Rights Agreement.

1.

Acknowledgment. Transferee and Transferor each acknowledge that Transferee is acquiring Ordinary Shares of the Company from Transferor, upon the terms and subject to the conditions of the Registration Rights Agreement.

2.

Assignment. Transferor hereby assigns all rights under the Registration Rights Agreement to Transferee and Transferor and Transferee each confirm that Transferee is a Permitted Transferee and that Transferor and Transferee have each provided notice of this assignment to the Company pursuant to Section 17(e) of the Registration Rights Agreement.

3.	Agreement. Transferee agrees that it shall be fully bound by and subject to the terms of the Registration Rights Agreement and the terms of this Joinder.

4.	Notice. Any notice required or permitted by the Agreement shall be given to Transferee at the address listed beside Transferee’s signature below.

[SIGNATURE PAGE FOLLOWS]

TRANSFEROR
[________________________________]

By:

Name:
Title:

TRANSFEREE
[________________________________]

By:

Name:
Title:

Address for Notices:

[Signature Page to Joinder Agreement to Registration Rights Agreement]

EXHIBIT B

Form of Trademark License Extension

SEVENTH AMENDMENT TO TRADEMARK LICENSE AGREEMENT

This Seventh Amendment to Trademark License Agreement (this “Amendment”) is dated effective as of [•]1, between Dole Food Company, Inc., a North Carolina corporation (“Dole”), and Castle & Cooke, Inc., a Hawaii corporation (“Licensee”), and amends the Trademark License Agreement entered into by the parties as of December 7, 1995, as heretofore amended (the “Agreement”). Capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed to such terms in the Agreement.

RECITALS:

WHEREAS, the fourth Extension Term of the Agreement expires on and as of December 6, 2022; and

WHEREAS, the parties wish to extend the Term for a fifth Extension Term on the terms and conditions set forth below.

AGREEMENT:

NOW, THEREFORE, Dole and Licensee hereby agree as follows:

1. The Term is hereby extended for a fifth Extension Term, which will be deemed to have commenced [[•], 2021][December 7, 2022] and, unless sooner terminated in accordance with the Agreement, will continue until [•], 20362.

2. Except as expressly modified by this Amendment, the Agreement is confirmed and shall remain in full force and effect.

3. This Amendment may be executed by electronic signatures and in any number of counterparts, each of which, when taken together, shall constitute but one and the same instrument.

4. This Amendment shall be governed by and construed in accordance with the laws of the

State of California.

IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Amendment as of the date first above written.

CASTLE & COOKE, INC.	DOLE FOOD COMPANY, INC.

By:	By:

Title:	Title:

By:	By:

Title:	Title:

[1]	Amendment to be effective as of the Completion Date.
[2]	To be the 15-year anniversary of the Completion Date.